UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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THE CLOROX COMPANY
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PROXY STATEMENT & ANNUAL FINANCIAL STATEMENTS

NOTICE OF 2020 ANNUAL MEETING

CLOROX

ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 18, 2020

To Our Fellow Shareholders

I am pleased to invite you to attend our 2020 Annual Meeting of Shareholders – our first meeting to be held virtually.

The past year has been a challenging one. Amid the COVID-19 global pandemic, The Clorox Company has been guided by our IGNITE strategy. When we launched our IGNITE strategy last year, we did not know how prescient it would be, but it has grounded us and provided the framework for us to act quickly and boldly – not only in overcoming the challenges we have faced due to COVID-19 but also in confronting the systemic racial injustice that has plagued our nation for centuries.

By integrating environmental, social and governance (ESG) goals into our IGNITE strategy, we put Planet, Product, People and Governance squarely at the center of our roadmap for the near term. These core facets of our strategy have guided our priorities during this time – maximizing supply to get our products where they’re needed; protecting the health, safety and well-being of our employees; supporting caregivers and people most impacted by COVID-19; and donating to community-based racial justice initiatives. And we are committed to enhancing our leadership in these areas through an unwavering commitment to strong ESG performance overseen by our board of directors.

As of September 14, 2020, I stepped down as CEO, and Linda Rendle stepped into this role. Linda has been with Clorox for 17 years and was a key part of the team that developed our IGNITE strategy. With her outstanding track record of achieving results and her deep business and functional experience, I am confident Linda will lead the company’s ongoing progress against our IGNITE strategy and ESG goals – and will continue to make bold decisions, guided by Clorox’s core value, Do the Right Thing.

I am so proud of what we, as a team, have accomplished for our shareholders, as well as for our employees, consumers and communities, during my tenure as CEO – and we look forward to sharing that progress with you at our annual meeting. Thank you for your continued support and investment in Clorox.

Sincerely,

Benno Dorer
Executive Chair

As lead independent director of The Clorox Company, it is my honor to serve with our other independent directors as the independent voices representing you, our shareholders, to help ensure that the company continues to be managed with integrity and strong corporate governance.

The board of directors was faced with significant challenges this past year in overseeing and navigating the new risks presented by the COVID-19 pandemic as well as by the reawakening of deep wounds created by longstanding and systemic racial injustices. Clorox’s core value, Do the Right Thing, has been a beacon for the board of directors during this challenging time, guiding our work of overseeing strategy, risks and corporate culture.

During the COVID-19 pandemic, my role as liaison between the CEO and the other independent directors has become even more important in ensuring appropriate board oversight of risks. Benno and I have met at least weekly as the situation has progressed to ensure connectivity with and input from the Board. This work with Benno will continue, even as he steps into his new executive chair role. In addition, this year, as in past years, I participated in valuable discussions with a number of shareholders, particularly around our ESG efforts. I always appreciate the opportunity to hear their perspectives and feedback, which I share with the rest of the Clorox board and management.

As Benno recently transitioned to the role of executive chair, our new CEO, Linda Rendle, began assuming her new responsibilities. I worked closely with the executive committee and the other independent directors on her appointment, and I am very excited and proud that our thoughtful, long-term succession planning positioned us to name the company’s first female CEO.

The board of directors, upon recommendation of the Nominating, Governance and Corporate Responsibility Committee, has also nominated Linda for election to the board, along with four other female director nominees, putting our director nominee slate at 38% female. The director nominee slate is also ethnically diverse, with 31% of our director nominees self-identifying as an ethnic minority.

Inclusion and diversity is an important priority at Clorox – a priority that is encapsulated in the ESG goals of the company’s IGNITE strategy. This commitment starts at the top, with our board of directors, which is why we adopted a Board Diversity Policy over the last fiscal year, formalizing our historical practice of considering many forms of diversity to ensure we have the optimal mix of perspectives for effective governance.

On behalf of the independent directors, thank you for your continued confidence and support. We look forward to engaging with you at our annual meeting.

Sincerely,

Pamela Thomas-Graham
Lead Independent Director

THE CLOROX COMPANY - 2020 Proxy Statement	i

Message from Linda Rendle, Director and CEO

Dear Shareholders:

As a longtime Clorox employee and your new chief executive officer, I am honored to write my first letter to you.

If the pandemic and societal shifts of 2020 have shown us anything, it’s that crises do not create leaders; they reveal them — all over our company. During COVID-19 we needed to find creative ways to protect our people’s health and safety while asking them to work around the clock on the front lines to produce record numbers of disinfecting and essential household products. We have aggressively expanded our production capacity, simultaneously reshaping and redeploying our output to focus on people who needed our products most, including healthcare workers. Continuing this expansion, while keeping our employees safe, remains our highest priority.

Throughout this period, we’ve never lost focus on the bigger picture: our commitment to Good Growth – growth that’s profitable, sustainable and responsible. It starts with continuing to serve more consumers through our global portfolio of trusted brands; helping people feel safer and more confident in public spaces as communities begin to reopen; making supply chain enhancements, including running some plants 24/7 to get as much of our products to people who need them most; and continuing to make progress in inclusion and diversity so that our employees and management team increasingly reflect the diverse make up of our consumers and communities.

It is in recognition of these things that the July 2020 Axios-Harris Poll 100, which surveyed about 35,000 Americans, ranked The Clorox Company No. 1 for corporate reputation based on vision, growth, products, culture, ethics and citizenship. Recent months have showcased my teammates’ courage, creativity and leadership; I take very seriously my responsibility to protect, enable and learn from them as we move forward together.

Sincerely,

Linda Rendle
Director and Chief Executive Officer

ii	THE CLOROX COMPANY - 2020 Proxy Statement

Notice of Annual Meeting of Shareholders

The 2020 Annual Meeting of Shareholders (the Annual Meeting) of The Clorox Company (Clorox or the Company) will be held at 9:00 a.m. Pacific time on Wednesday, November 18, 2020, for the following purposes:

1.	To elect the thirteen director nominees named in the proxy statement;
2.	To hold an advisory vote to approve executive compensation;
3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm; and
4.	To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority voting provision.

Due to concerns relating to the coronavirus (COVID-19) pandemic, and to support the health and well-being of our employees and shareholders, this year’s Annual Meeting will be virtual and will be held entirely online via live webcast at www.meetingcenter.io/246179169 (password: ‘CLX2020’). There will not be an option to attend the meeting in person.

Shareholders also will consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement.

Shareholders of record at the close of business on September 25, 2020, are entitled to vote at the Annual Meeting and any adjournment or postponement.

While you will not be able to attend the Annual Meeting at a physical location, we have designed the virtual Annual Meeting to ensure that our shareholders are given the same rights and opportunities to actively participate in the Annual Meeting as they would at an in-person meeting, using online tools to facilitate shareholder access and participation.

How to Attend the 2020 Virtual Annual Meeting. This year’s Annual Meeting will be virtual and held online via live webcast. In order to attend the Annual Meeting, you will need to visit www.meetingcenter.io/246179169, and you will be required to enter the meeting password ‘CLX2020’ and the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials to access the meeting. If you are the beneficial owner of shares held in “street name” (that is, you hold your shares through a broker, bank or other holder of record), you must register in advance to gain access to the Annual Meeting and to vote your shares or ask questions during the Annual Meeting. Please see the Attending the Virtual Annual Meeting section of the proxy statement for more information. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described on pages 72-73. You may also vote online and examine our shareholder list during the Annual Meeting by following the instructions provided on the meeting website during the Annual Meeting. To vote at the meeting, visit www.meetingcenter.io/246179169 and log in using the aforementioned information.

On or about October , 2020, we began mailing a Notice of Internet Availability of Proxy Materials to our shareholders informing them that our Proxy Statement, Integrated Annual Report – Executive Summary, and voting instructions are available on the Internet as of the same date.

Your vote is very important. Even if you plan to attend the virtual Annual Meeting, we hope that you will read the proxy statement and vote your proxy by telephone, via the Internet, or by signing, dating, and returning the proxy card in the envelope provided.

By Order of the Board of Directors,
Angela C. Hilt Vice President – Corporate Secretary & Deputy General Counsel The Clorox Company 1221 Broadway Oakland, California 94612

October   , 2020

Important Notice Regarding the Availability of Proxy Materials for The Clorox Company Shareholders Meeting to be Held on November 18, 2020: The Notice of Annual Meeting, Proxy Statement, and 2020 Integrated Annual Report – Executive Summary will be available at www.edocumentview.com/CLX.

THE CLOROX COMPANY - 2020 Proxy Statement

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN

If you have questions about how to vote your shares, or need additional assistance, please contact Innisfree M&A Incorporated, who is assisting us in the solicitation of proxies:

501 Madison Avenue, 20th Floor
New York, New York 10022

Shareholders may call toll-free at (877) 750-9499

Banks and brokers may call collect at (212) 750-5833

COMPENSATION DISCUSSION AND ANALYSIS		38
Executive Summary		38
Components of Our Executive Compensation Program		39
Fiscal Year 2020 Performance Highlights		40
How Pay Was Tied to the Company’s Performance in Fiscal Year 2020		40
Fiscal Year 2020 Compensation of Our Named Executive Officers		40
What We Pay: Components of Our Compensation Program		41
Retirement Plans		46
Post-Termination Compensation		47
Perquisites		47
Compensation Philosophy		47
What We Have and Don’t Have – Elements of Our Executive Compensation Program		48
How We Make Compensation Decisions		48
Roles and Responsibilities in Setting Executive Compensation		48
Independence of the Compensation Consultant		49
Our Peer Group		49
Other Executive Compensation Policies and Practices		50
The Management Development and Compensation Committee Report		52
Compensation Committee Interlocks and Insider Participation		52
Compensation Discussion and Analysis Tables		53
Fiscal Year 2020 Summary Compensation Table		53
Fiscal Year 2020 Grants of Plan-Based Awards		55
Outstanding Equity Awards at Fiscal 2020 Year-End		56
Fiscal Year 2020 Option Exercises and Stock Vested		58
Fiscal Year 2020 Pension Benefits Table		59
Fiscal Year 2020 Nonqualified Deferred Compensation		60
Potential Payments Upon Termination or Change in Control		60
Potential Payments Upon Change in Control		62
Fiscal Year 2020 Termination Table		63
Fiscal Year 2020 CEO Pay Ratio		65
EQUITY COMPENSATION PLAN INFORMATION		66
AUDIT COMMITTEE MATTERS		67
Proposal 3:	Ratification of Independent Registered Public Accounting Firm	67
Board’s Recommendation		67
Vote Required		67
Audit Committee Report		68
Fees of the Independent Registered Public Accounting Firm		69
ADDITIONAL ITEMS TO BE VOTED ON		70
Proposal 4:	Amendment to the Company’s Restated Certificate of Incorporation to Eliminate the Supermajority Voting Provision	70
Board’s Recommendation		71
Vote Required		71
INFORMATION ABOUT THE VIRTUAL ANNUAL MEETING		72
Delivery of Proxy Materials		72
Voting Information		72
Form 10-K, Financial Statements, and Integrated Annual Report – Executive Summary		74
Solicitation of Proxies		74
Shareholder Proposals and Director Nominations for the 2021 Annual Meeting		75
Eliminating Duplicative Proxy Materials		76
Attending the Virtual Annual Meeting		77
Submitting Questions for the Virtual Annual Meeting		77
Appendix A	Proposed Amendment to the Company’s Restated Certificate of Incorporation	A-1
Appendix B	Management’s Discussion and Analysis of Financial Condition and Results of Operations, Audited Financial Statements, and Other Selected Financial Information	B-1

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. Please review the entire proxy statement before voting.

Proposals to be Voted on and Board Voting Recommendations

		More information	Board’s voting recommendation
PROPOSAL 1	Election of Directors	Page 5	FOR EACH NOMINEE
PROPOSAL 2	Advisory Vote to Approve Executive Compensation	Page 36	FOR
PROPOSAL 3	Ratification of Independent Registered Public Accounting Firm	Page 67	FOR
PROPOSAL 4	Amendment to the Company’s Restated Certificate of Incorporation to Eliminate the Supermajority Voting Provision	Page 70	FOR

Our Director Nominees

The following table provides summary information about each director nominee as of the date of the Annual Meeting.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
Amy Banse	61	2016	Senior Adviser to the Executive Committee, Comcast Corporation	✓	●AC
Richard H. Carmona	70	2007	Chief of Health Innovations, Canyon Ranch	✓	●NGCRC (Chair) ●MDCC
Benno Dorer	56	2014	Executive Chair, Clorox
Spencer C. Fleischer	67	2015	Managing Partner, FFL Partners, L.P.	✓	●MDCC (Chair)
Esther Lee	61	2013	Executive Vice President – Global Chief Marketing Officer, MetLife Inc.	✓	●NGCRC
A. D. David Mackay	65	2016	Former President and Chief Executive Officer, Kellogg Company	✓	●AC ●MDCC
Paul Parker	57	—	Senior Vice President, Strategy and Corporate Development, Thermo Fisher Scientific Inc.	✓	●—(1)
Linda Rendle	42	2020	Chief Executive Officer, Clorox
Matthew J. Shattock	58	2018	Non-Executive Chairman, Beam Suntory Inc.	✓	●AC
Kathryn Tesija	57	2020	Senior Adviser / Consultant, Simpactful LLC	✓	●MDCC
Pamela Thomas-Graham Lead Independent Director	57	2005	Lead Independent Director, Clorox	✓	●NGCRC
Russell J. Weiner	52	2017	Chief Operating Officer and President of Domino’s US, Domino's Pizza, Inc.	✓	●AC ●MDCC
Christopher J. Williams	62	2015	Chairman, Siebert, Williams, and Shank LLC	✓	●AC (Chair)

(1)	Mr. Parker’s committee memberships will be determined upon his election to the board of directors.

AC	Audit Committee
NGCRC	Nominating, Governance and Corporate Responsibility Committee
MDCC	Management Development and Compensation Committee

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THE CLOROX COMPANY - 2020 Proxy Statement	1

IGNITE Strategy and ESG Highlights

Last year, we announced our IGNITE strategy which includes a commitment to Good Growth – profitable, sustainable and responsible growth. IGNITE also puts environmental, social and governance (ESG) priorities at the forefront of our decision-making to ensure Clorox remains a leader in corporate responsibility.

ESG Goals

Our ESG goals are organized around the themes of Planet, Product and People and are integrated with the strategic choices of our IGNITE strategy.

Planet: We strive to be a leader in environmental sustainability with a focus on plastic and other waste reduction and science-based climate action.

Product: We strive to be a leader in responsible product stewardship, with a focus on progressive actions to enhance our own and the consumer packaged goods industry’s practices.

People: We strive to help our consumers and employees through purpose-led choices that enhance well-being.

Our integrated IGNITE strategy is supported by an unwavering commitment to strong ESG performance overseen by the Board and NGCRC, and executed by our management team.

ESG Accomplishments and Recognition

Just a year after launching our IGNITE strategy, we are already making progress on our ESG goals – and being recognized for our performance to date.

During fiscal year 2020, we launched two major projects, bleach compaction (a conversion process that went forward despite the COVID-19 pandemic, demonstrating our commitment to sustainability) and conversion to 100% recycled fiber cartons in our Glad business, which is projected to contribute approximately 15% of our goal to reduce our virgin plastic and fiber packaging by 50%, by 2030. We also entered into a virtual power purchase agreement for the purchase of renewable energy starting in 2021, which is expected to help us achieve our goal of 100% renewable electricity in our U.S. and Canadian operations in 2021, four years ahead of our original plan.

We are also proud of the diversity across our organization. Our CEO is a woman – one of 38 among the Fortune 500 -- and our Lead Independent Director is a black woman. In 2020, Forbes also ranked Clorox as one of America’s Best Employers for Diversity, and Parity.org named Clorox one of The Best Companies for Women to Advance. As of the Annual Meeting date, women comprise 38% of our director nominees and 46% of our executive committee, and 31% of our director nominees and 23% of our executive committee are comprised of ethnic minorities. Two of our executive committee members openly identify as LGBTQ. As part of our ongoing focus on transparency, we plan on sharing our Employer Equal Opportunity data (EEO-1 data) which is submitted annually to the U.S. Equal Employment Opportunity Commission and will be available in our 2020 integrated annual report.

2	THE CLOROX COMPANY - 2020 Proxy Statement

Proxy Summary

Corporate Governance Strengths

Board Structure and Independence
✓	All of our director nominees are independent, except for our CEO and Executive Chair
✓	Split chair and CEO roles
✓	100% independent Board committee members
✓	Strong lead independent director can call special meetings of the Board and actively supervises meeting materials, agendas and schedules
✓	Robust code of conduct applicable to directors, officers and employees

Board Oversight
✓	Strong Board and management succession planning process
✓	Rigorous stock ownership guidelines for directors and executives
✓	Employees, directors and officers prohibited from hedging our stock, and Section 16 insiders are prohibited from pledging our stock under our insider trading policy
Shareholder Rights and Accountability
✓	Special meeting right for shareholders
✓	Annual election of all directors
✓	Proactive shareholder engagement
✓	Proxy access right for shareholders
✓	Management proposal to remove the supermajority voting provision from the Company’s charter, consistent with governance best practices

Board Composition
✓	Diverse Board with effective mix of skills, experiences, and perspectives
✓	Diverse Board leadership on committees and in lead independent director role
✓	Adopted formal Board diversity policy in fiscal year 2020
✓	Active Board refreshment and average board tenure of 5.3 years (as of the Annual Meeting date, assuming election of all director nominees)
✓	Effective annual Board, Board committee, and individual director evaluation process
✓	Majority voting and director resignation policy in uncontested director elections

Business Performance and Executive Compensation Highlights

FY2020 Business Performance

The past fiscal year was like no other in our 107-year history. In the first half of fiscal year 2020, we set the stage for growth with strong investments in our robust innovation and distribution plans. Amid a global health crisis and significant social change, our management team and dedicated global workforce successfully rose to the challenge to be a force for good for millions of consumers.

Successes for the Company in fiscal year 2020 included:

●	Net sales growth of 8%, reflecting gains across all reportable segments;
●	A 16% increase in diluted earnings per share to $7.36 from $6.32 in the prior fiscal year;
●	Continued focus on driving profitable sales growth, leveraging strong demand-building investments and product innovation to support category growth and market share;
●	Record cost savings with the Company’s 13th consecutive year of cost savings in excess of $100 million;
●	External recognition for our leadership in corporate
responsibility (Axios-Harris Poll 100), inclusion and diversity (Forbes America’s Best Employers for Diversity), and sustainability efforts (Barron’s 100 Most Sustainable Companies in America); and
●	$533 million in cash dividends paid to stockholders, including a 5% increase in the quarterly dividend announced in May 2020

FY2020 Pay for Performance

We received strong shareholder support with approximately 92% say on pay support at the 2019 Annual Meeting of Shareholders. This vote is a positive endorsement of the Company’s pay for performance philosophy and executive compensation decisions.

Our fiscal year 2020 results and compensation decisions continue to illustrate the application of our pay-for-performance philosophy, with pay being driven by performance in the following ways:

●	Fiscal Year 2020 Annual Incentive Payout. The annual incentive payout for each of our named executive officers (NEOs) exceeded target due to the company funding at the maximum funding level with a 200% company multiplier.

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THE CLOROX COMPANY - 2020 Proxy Statement	3

Through the efforts of our employees across the globe in response to the COVID-19 pandemic, the Company significantly over-delivered on all of its FY20 financial goals, growing net sales, net earnings and gross margins versus the prior fiscal year, as well as exceeding the annual targets established at the beginning of the 2020 fiscal year and generating very strong results on our ESG- and people-related goals as part of our IGNITE strategy, in addition to delivering strong shareholder returns.
●	Impacts of COVID-19 Pandemic on Compensation. When considering the individual performance multiplier portion of the annual incentive program, the Board specifically considered the management team’s actions during the
COVID-19 pandemic, including their efforts to care for our employees and our communities, as well as to maintain a safe and efficient supply of our products to benefit the greater population.
●	Fiscal Year 2020 Long-Term Incentive Payout. These awards were granted in September 2017, and payment was determined in August 2020, based on performance over the period commencing July 1, 2017, and ending June 30, 2020. Our three-year performance share results were above the financial target for the three-year average annual economic profit growth rate and yielded a payout of 129% of target.

See the Compensation Discussion and Analysis section of this proxy statement for additional information.

What We Pay: Components of Our Compensation Program

●	Compensation Mix. A substantial portion of our target total direct compensation for our executives is at-risk variable compensation, with 86% of compensation for our CEO and 76% of compensation for all of our other NEOs being at-risk. Base salary is the only fixed direct compensation component, as outlined in the following charts, which reflect target compensation for fiscal year 2020:

Compensation Mix - CEO(1)	Compensation Mix - Average of All Other NEOs(1)

(1)	Compensation mix represents the actual base salary, target annual incentive award, and actual long-term incentives granted in fiscal year 2020. Refer to the Fiscal Year 2020 Summary Compensation Table in the Compensation Discussion and Analysis section for further details on actual compensation.

●	Annual incentive. Our annual incentive program balances financial performance with the individual performance of each of our named executive officers. Our financial metrics include net sales (weighted at 50%), net earnings (weighted at 30%) and gross margin (weighted at 20%). Individual performance for each of our NEOs is evaluated holistically and for 2020 included how each executive addressed challenges posed by COVID-19, their management of human capital including diversity & inclusion, management of environmental risks, contributions to company operations and strategy, as well as position-specific business outcomes.

●	Long-term incentive. We orient our executive team towards long-term shareholder value creation by providing the majority of their target compensation through long-term equity awards. We align our executive team with our shareholders by providing each executive’s long-term incentive through performance shares and stock options, and starting in fiscal year 2021, restricted stock units. For fiscal year 2021, the composition of long-term incentive for executives will be 60% performance shares, 20% stock options and 20% restricted stock units. The performance shares are tied to economic profit, a measure of profitability that takes into account the expected return of all capital providers.

4	THE CLOROX COMPANY - 2020 Proxy Statement

Board of Directors

Proposal 1: Election of Directors

The Board, upon the recommendation of the Nominating, Governance and Corporate Responsibility Committee (NGCRC), has nominated the thirteen people listed below for election at the Annual Meeting to serve until the 2021 Annual Meeting of Shareholders, and until their respective successors are duly elected and qualified. All of the director nominees, except Paul Parker, currently serve on the Board.

The NGCRC annually examines the overall composition of the Board to assess the skills and characteristics that are currently represented on the Board, and in incumbent Board members, as well as the skills and characteristics that the Board may find valuable in the future in light of the Company’s strategic and anticipated business needs.

Consistent with the foregoing, Kathryn Tesija was appointed to the Board during calendar year 2020, and both she and Mr. Parker are being nominated by the Board for election by the shareholders for the first time. In separate search processes, Ms. Tesija and Mr. Parker were recommended to the NGCRC, along with other candidates, through a targeted, Company-led internal search process, with guidance from the NGCRC as to the parameters and criteria for candidates for membership on the Board. The NGCRC reviewed and evaluated the qualifications of all candidates identified and referred to them through such search process.

Robert Matschullat, who has served on the Board since 1999, is not being re-nominated for re-election in accordance with the Board’s retirement age policy and, therefore, will be retiring from the Board on the date of the Annual Meeting.

Who We Are: Our Director Nominees

We invite you to read about our director nominees below. Our director nominees represent diverse perspectives and experiences and bring core strategic, operating, financial and governance skills as well as consumer product expertise to our Board. Each of the director nominees has agreed to be named in this proxy statement and to serve as a director if elected.

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THE CLOROX COMPANY - 2020 Proxy Statement	5

Director Since	Name, Principal Occupation, and Other Information
2016	Amy Banse

Amy Banse has served as senior adviser to the executive committee of Comcast Corporation, a global media and technology company (including Comcast Ventures, LLC, its venture capital arm), since September 2020. She previously served as executive vice president, Comcast Corporation, from January 2020 to September 2020 and as managing director and head of funds at Comcast Ventures LLC from August 2011 to September 2020. Under her leadership, Comcast Ventures grew the size and diversity of its portfolio, making it one of the country’s most active corporate venture arms, investing in early-and later-stage companies across a wide spectrum of industries, including commerce, digital media, cybersecurity, SaaS, enterprise, and autonomous vehicles. From 2005 to 2011, Banse was senior vice president, Comcast Corporation and president, Comcast Interactive Media, a division of Comcast responsible for developing online strategy and operating the company’s digital properties. In this role, she drove the acquisition of a number of digital properties, including Fandango, and, together with her team, oversaw the development of Xfinity TV. Since joining Comcast in 1991, Banse has held various positions at the company, including content development, programming investments and overseeing the development and acquisition of Comcast’s cable network portfolio. Earlier in her career, Ms. Banse was an associate at Drinker, Biddle & Reath LLP.

Other Public Company Boards:
Banse serves as a director of Adobe, Inc. (May 2012 to present).

Nonprofit/Other Boards:
Banse serves on the boards of a number of Comcast Ventures’ portfolio companies and on the board of Tipping Point Community.

Director Qualifications:
Banse’s experience in starting, investing in and building businesses provides her with deep strategic and financial expertise, and her executive leadership roles contribute to her management and operational knowledge. Banse’s deep expertise in media and technology also enables her to contribute valuable insights into digital media and online business. Age: 61.

Committee Membership:
Audit Committee.

6	THE CLOROX COMPANY - 2020 Proxy Statement

Board of Directors

Director Since	Name, Principal Occupation, and Other Information
2007	Richard H. Carmona, M.D., M.P.H., F.A.C.S.

Richard Carmona has been chief of health innovations of Canyon Ranch Inc., a life-enhancement company, since August 2017. He previously served as vice chairman of Canyon Ranch, chief executive officer of the Canyon Ranch health division, and president of the nonprofit Canyon Ranch Institute from October 2006 to August 2017. He is the first distinguished professor of public health at the Mel and Enid Zuckerman College of Public Health at the University of Arizona. Prior to joining Canyon Ranch, Carmona served as the 17th Surgeon General of the United States from 2002 through 2006, achieving the rank of vice admiral. Previously, he was chairman of the State of Arizona Southern Regional Emergency Medical System, a professor of surgery, public health, and family and community medicine at the University of Arizona, and surgeon and deputy sheriff of the Pima County, Arizona, Sheriff’s Department. Carmona served in the United States Army and the Army’s Special Forces.

Other Public Company Boards:
Carmona serves as a director of Axon Enterprise, Inc. (formerly Taser International, March 2007 to present) and Herbalife Ltd. (October 2013 to present).

Nonprofit/Other Boards:
Carmona serves on the boards of NuvOX Pharma LLC, Compassionate Care, DSI (Digital Skin Imaging), TherimuneX Pharmaceuticals, Inc., Better Therapeutics, LLC, Ross University and Health Literacy Media.

Director Qualifications:
Carmona’s experience as the Surgeon General of the United States and extensive background in public health, including as CEO of a hospital and healthcare system, provide him with a valuable perspective on public health and wellness matters, as well as insight into regulatory organizations and institutions, all of which are important to the Company’s business strategy. In addition, his executive leadership background, including with a global lifestyle enhancement company, provides him with international experience and enables him to make valuable contributions to the Company’s international growth strategies. Carmona’s experience in the United States Army and in academia also strengthens the Board’s collective qualifications, skills and experience. Age: 70.

Committee Membership:
Nominating, Governance and Corporate Responsibility Committee (Chair); Management Development and Compensation Committee.

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THE CLOROX COMPANY - 2020 Proxy Statement	7

Director Since	Name, Principal Occupation, and Other Information
2014	Benno Dorer

Benno Dorer is executive chair of the Board, a role he assumed on September 14, 2020. He served as chief executive officer (CEO) of the Company from November 2014 to September 2020, and became chair of the board effective August 2016. Prior to becoming CEO, Dorer was executive vice president and chief operating officer – Cleaning, International and Corporate Strategy since 2013, with responsibility for the Laundry, Home Care, and International businesses as well as Corporate Strategy and Growth. He previously served as senior vice president – Cleaning Division and Canada from 2011 through 2012, senior vice president – Cleaning Division from 2009 to 2011, and vice president & general manager – Cleaning Division from 2007 to 2009. Dorer joined Clorox in 2005 as vice president & general manager – Glad® Products. Prior to that role, he worked for The Procter & Gamble Company for 14 years, leading the marketing organization for the Glad® products joint venture since its inception and holding marketing positions across a range of categories and countries.

Other Public Company Boards:
Dorer serves as a director of VF Corporation (February 2017 to present).

Nonprofit/Other Boards:
Dorer serves as the vice chair of the board of CBA (Consumer Brands Association).

Director Qualifications:
Dorer’s leadership experience and his in-depth knowledge of the consumer packaged goods industry, the Company’s businesses and his leadership in developing the Company’s 2020 Strategy and its new IGNITE Strategy enable him to provide valuable contributions with respect to strategy, growth and long-range plans. Additionally, his extensive international background provides him with a broad perspective on international customer and consumer dynamics and business strategy. Age: 56.

2015	Spencer C. Fleischer

Spencer Fleischer is managing partner of FFL Partners, L.P. (FFL), a private equity firm, where he has served in various roles since co-founding FFL in 1997. Before co-founding FFL, Fleischer spent 19 years with Morgan Stanley & Company as an investment banker and manager. At Morgan Stanley & Company, he was a member of the worldwide Investment Banking Operating Committee and also held roles including head of investment banking in Asia and head of corporate finance for Europe.

Other Public Company Boards:
Fleischer is a director of Levi Strauss & Co. (July 2013 to present). He was previously a director of Banner Corporation (October 2015 to December 2016).

Nonprofit/Other Boards:
Fleischer is a director of Eyemart Express Holdings LLC and Americans for Oxford, Inc.

Director Qualifications:
Fleischer brings to the Board more than 35 years of financial and operational expertise as well as deep international experience. His significant experience in both private equity and investment banking enables him to contribute valuable insights into strategic planning, mergers and acquisitions and operating expertise to the Company. His leadership role at FFL also allows him to provide significant experience in compensation matters. Age: 67.

Committee Membership:
Management Development and Compensation Committee (Chair).

8	THE CLOROX COMPANY - 2020 Proxy Statement

Board of Directors

Director Since	Name, Principal Occupation, and Other Information
2013	Esther Lee

Esther Lee has served as executive vice president – global chief marketing officer at MetLife Inc., an insurance, annuities, and employee benefits company, since January 2015. Previously, Lee served as senior vice president – brand marketing, advertising and sponsorships for AT&T from 2009 to December 2014. From 2007 to 2008 she served as CEO of North America and president of global brands for Euro RSCG Worldwide. Prior to that, she served for five years as global chief creative officer for The Coca-Cola Company. Earlier in her career, Lee worked in several leadership positions in the advertising industry, including as co-founder of DiNoto Lee. In this capacity, Lee worked with several consumer packaged goods companies, including The Procter & Gamble Company, Unilever and Nestle.

Nonprofit/Other Boards:
Lee serves on the board of the MetLife Foundation.

Director Qualifications:
Lee brings to the Company significant executive and marketing expertise, focused on developing customer strategies to drive growth, building high-performing teams, and driving customer-centric innovation and transformation. Her current and prior executive leadership roles in global brand marketing, advertising, media and sponsorship have afforded her expertise in consumer engagement, creativity and digital transformation, as well as the operating models in these areas, that enable her to provide valuable contributions to the Company’s business strategies. Age: 61.

Committee Membership:
Nominating, Governance and Corporate Responsibility Committee.

2016	A. D. David Mackay

David Mackay served as president and chief executive officer of Kellogg Company, a food manufacturing company, from 2006 until his retirement in 2011. From 2003 to 2006, he served as the company’s president and chief operating officer. Prior to that, Mackay held a number of other leadership positions at Kellogg, including roles at Kellogg Australia, United Kingdom and Republic of Ireland. He also previously served as managing director of Sara Lee Corporation in Australia and held various positions at Mars, Inc.

Other Public Company Boards:
Mackay is a director of Fortune Brands Home and Security (September 2011 to present). Mackay previously served as a director of Keurig Green Mountain, Inc. (December 2012 to March 2016).

Nonprofit/Other Boards:
Mackay serves on the boards of FSHD Global Research Foundation Ltd., Facio Therapies, and Tropic Sport LLC.

Director Qualifications:
Mackay brings significant strategic leadership and operational experience to the Board. His extensive consumer products background and his international experience allow him to contribute valuable insights regarding the Company’s industry, operations and international businesses. In addition, his previous leadership roles provide him with expertise in executive compensation and succession planning matters. Age: 65.

Committee Membership:
Audit Committee; Management Development and Compensation Committee.

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THE CLOROX COMPANY - 2020 Proxy Statement	9

Director Since	Name, Principal Occupation, and Other Information
—	Paul Parker

Paul Parker has served as senior vice president, strategy and corporate development for Thermo Fisher Scientific Inc. since April 2020, with responsibility for corporate strategy, mergers and acquisitions, corporate social responsibility, government relations, and digital marketing.

Parker has 35 years of M&A banking experience in multiple sectors and geographies. Prior to joining Thermo Fisher, Parker served as Co-Chairman of the Global Mergers and Acquisitions Group for Goldman Sachs & Co. from August 2014 to March 2020, and also served on the firm's Partnership Committee and the Investment Banking Senior Leadership Council.

Prior to Goldman Sachs, Parker worked at Barclays from September 2008 to July 2014 where he served as Chairman and Head of Global M&A, and subsequently adding responsibilities as Head of Corporate Finance. From 1995 to 2008, Parker was an investment banker at Lehman Brothers in several leadership positions, ultimately serving as Head of Global M&A from January 2008 to September 2008. He served on the Executive Committee for the Investment Banking Division of both companies and on the Americas Management Committee for Barclays Group. Between 1985 to 1995, Parker held positions at a number of financial institutions.

Other Public Company Boards:
Parker does not serve on any other public company boards.

Nonprofit/Other Boards:
Parker has previously served on the Board of New York City Outward Bound and is active in philanthropy supporting veterans’ issues, domestic violence victim support, and women’s healthcare initiatives.

Director Qualifications:
Parker brings deep financial, accounting and strategic expertise to the Board based on 35 years working in the banking and finance industries, as well as his experience leading strategy and corporate development for a major multi-national public company. His long experience in investment banking and expertise in mergers and acquisitions enable him to provide important insights to the Company on strategy and growth. Age: 57.

Committee Membership:
The Board will determine committee membership for Parker upon his election.

2020	Linda Rendle

Linda Rendle is chief executive officer of the Company, a role she assumed September 14, 2020. Previously, she served as president of the Company from May 2020 to September 2020. Before becoming president, she served as executive vice president – Cleaning, International, strategy and operations from July 2019 to May 2020, and executive vice president – strategy and operations from January 2019 to July 2019. Previously, she was executive vice president – Cleaning and strategy from June 2018 to January 2019, and she served as senior vice president and general manager – Cleaning, from August 2016 to June 2018, with additional responsibility for Professional Products as of April 2017. She served as vice president and general manager – Home Care from October 2014 to August 2016. She began her Clorox career in 2003 in the Sales division, where she served in various positions of increasing responsibility in sales planning and supply chain, culminating in her role as vice president – Sales – Cleaning, from 2012 to 2014. Before joining Clorox, Rendle worked for Procter & Gamble, where she held several positions in sales management in the Boston and Charlotte markets.

Director Qualifications:
Rendle’s long tenure at the Company and deep understanding of the consumer packaged goods industry, the Company’s businesses and her instrumental role in developing the Company’s IGNITE Strategy enable her to provide valuable contributions with respect to strategy, growth and long-range plans. Additionally, her track record of outstanding business results and values-led leadership across many of the Company’s businesses provide her with a diverse perspective on global sales, product innovation and business strategy. Age: 42.

10	THE CLOROX COMPANY - 2020 Proxy Statement

Board of Directors

Director Since	Name, Principal Occupation, and Other Information
2018	Matthew J. Shattock

Matthew Shattock has served as non-executive chairman of the board of Beam Suntory Inc., the world’s third largest premium spirits company, since April 2019. He previously served as chairman and CEO of Beam Suntory, having joined Beam in March 2009 as president & CEO and led the company’s successful growth strategy transformation and subsequent integration of the Beam and Suntory spirits businesses following Beam’s acquisition by Suntory in 2014. Prior to joining Beam, he spent six years at Cadbury plc, an international confectionary manufacturer, where he led its businesses first in The Americas and then in the Europe, Middle East & Africa region. Prior to Cadbury, Shattock spent 16 years at Unilever, an international manufacturer of food, home care and personal care products, in various leadership roles, culminating in his role as chief operating officer of Unilever Best Foods North America.

Other Public Company Boards:
Shattock serves as a director of VF Corporation (February 2013 to present), and as Chairman of Domino’s Pizza Group plc (March 2020 to present).

Nonprofit/Other Boards:
Shattock serves as a director of Suntory Holdings Ltd. and Beam Suntory Inc. and is a member of the board of The Boys and Girls Club of Lake County, Illinois.

Director Qualifications:
Shattock brings significant operational and executive leadership experience in the consumer packaged goods industry to the Board. His current and prior leadership roles, including overseeing the successful growth, integration and strategic transformation of a global spirits company, enable him to provide valuable insights to the Company’s business. Shattock has a strong track record of driving growth through innovation, brand communication and operational excellence. Age: 58.

Committee Membership:
Audit Committee.

2020	Kathryn Tesija

Kathryn (Kathee) Tesija has served as a senior adviser and consultant at Simpactful LLC, a consumer packaged goods and retail consultancy firm, since April 2016. Previously, she served as executive vice president and chief merchandising and supply chain officer for Target Corporation, the second-largest discount retailer in the United States, from 2008 to 2015. In this role, she oversaw all functions of product design and development, sourcing, merchandising, presentation, inventory management, operations, and global supply chain for Target.com and nearly 1,800 retail stores. During her tenure at Target beginning in 1986, she served in numerous positions of responsibility, including director, merchandise planning and senior vice president, merchandising. She continued to serve Target as a strategic advisor from July 2015 to March 2016.

Other Public Company Boards:
Tesija serves on the board of Woolworths Group Limited (May 2016 to present). She previously served on the board of Verizon Communications (December 2012 to May 2020).

Director Qualifications:
Tesija brings to Clorox large-scale global merchandising and supply chain experience as well as operational and strategic planning expertise. Her tenure as a retail industry executive allows her to provide insights into customer and consumer behavior. This experience, together with her expertise in digital, innovation and marketing, allows her to provide valuable perspective on the company’s strategic priorities to innovate brand and shopping experiences. Age: 57.

Committee Membership:
Management Development and Compensation Committee.

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THE CLOROX COMPANY - 2020 Proxy Statement	11

Director Since	Name, Principal Occupation, and Other Information
2005	Pamela Thomas-Graham

Pamela Thomas-Graham is the lead independent director for the Company. She is the founder and chief executive officer of Dandelion Chandelier LLC, a private digital media enterprise focused on the world of luxury. Prior to founding Dandelion Chandelier in August 2016, she served as chair, new markets, of Credit Suisse Group AG, a global financial services company, from October 2015 to June 2016. She served as chief marketing and talent officer, head of private banking & wealth management new markets, and member of the executive board of Credit Suisse from January 2010 to October 2015. From 2008 to 2009, she served as a managing director in the private equity group at Angelo, Gordon & Co. From 2005 to 2007, Thomas-Graham held the position of group president at Liz Claiborne, Inc. She served as chairman, president and chief executive officer of CNBC from 2001 to 2005. Previously, Thomas-Graham served as an executive vice president of NBC and as president and chief executive officer of CNBC.com. Prior to joining NBC, Thomas-Graham was a partner at McKinsey & Company.

Other Public Company Boards:
Thomas-Graham serves on the boards of Bank of N.T. Butterfield & Son (December 2017 to present), Peloton Interactive, Inc. (March 2018 to present), and Norwegian Cruise Line Holdings Ltd. (April 2018 to present).

Nonprofit/Other Boards:
Thomas-Graham serves on the boards of Bumble, an online dating company and Compass, a real estate technology company.

Director Qualifications:
Thomas-Graham brings to the Company significant experience as an executive, including as a current and former CEO. Her current and prior executive leadership roles enable her to provide valuable contributions with respect to management, operations, growth and long-range plans. In addition, Thomas-Graham brings to the Company significant expertise in branding. Her prior experience as a management consultant also enables her to provide valuable contributions to the Company’s business strategies and mergers and acquisitions activities. Additionally, her leadership experience in banking and private equity provides her with financial and accounting expertise, enabling her to contribute to the oversight of the Company. Age: 57.

Committee Membership:
Nominating, Governance and Corporate Responsibility Committee.

12	THE CLOROX COMPANY - 2020 Proxy Statement

Board of Directors

Director Since	Name, Principal Occupation, and Other Information
2017	Russell J. Weiner

Russell J. Weiner has served as chief operating officer for Domino’s Pizza, Inc., a restaurant chain, since July 2018, and president of Domino’s US since July 2020, having also served as president of the Americas from July 2018 to July 2020. Previously, he was chief operating officer and president of the Americas for Domino's Pizza, Inc. from July 2018 to July 2020. Before assuming this position, he served as president of Domino’s USA from September 2014 through June 2018. Prior to his role as president of Domino’s USA, he served as the company’s executive vice president, chief marketing officer, starting in 2008. Before joining Domino’s, he was vice president of marketing, Colas at Pepsi-Cola North America from 2005 to 2008. During his tenure at Pepsi-Cola North America, which commenced in 1998, Weiner held a number of leadership roles in marketing and brand management.

Director Qualifications:
Weiner’s executive leadership experience in the food and consumer packaged goods industries enables him to contribute his deep knowledge of brand building, marketing, operations and consumer insights. In addition, his experience in digital innovation enables him to help the Company maintain its leadership position in digital technology within the consumer packaged goods industry. Age: 52.

Committee Membership:
Audit Committee; Management Development and Compensation Committee.

2015	Christopher J. Williams

Christopher Williams is chairman of Siebert, Williams, and Shank LLC, an investment banking and financial services company. Previously, Williams was chairman and chief executive officer of The Williams Capital Group, L.P. and Williams Capital Management, LLC (Williams Capital), an investment banking and financial services firm, since the company’s formation in 1994 until it merged with Siebert Cisneros Shank to form Siebert, Williams, and Shank in November 2019. Prior to founding Williams Capital, Williams managed the derivatives and structured finance division of Jefferies & Company. He previously worked at Lehman Brothers, where his roles included managing groups in the corporate debt capital markets and derivatives structuring and trading.

Other Public Company Boards:
Williams is a director of Ameriprise Financial, Inc. (September 2016 to present) and of Union Pacific Corporation (November 2019 to present). He previously served on the boards of Caesars Entertainment Corporation (April 2008 to March 2019) and Wal-Mart Stores Inc. (June 2004 to June 2014).

Nonprofit/Other Boards:
Williams serves on the boards of Cox Enterprises Inc., Lincoln Center for the Performing Arts, and The Partnership for New York City.

Director Qualifications:
Williams brings a wealth of financial, accounting, and strategic expertise to the Board with his years of experience in investment banking and finance, and as the former chair of the audit committee of a Fortune 100 company. He also contributes important executive management and leadership experience as the chairman and chief executive officer of an investment management firm. As a current and former director of several public and private companies, he brings a valuable perspective for the Company’s strategy and operations as well as extensive customer insights. Age: 62.

Committee Membership:
Audit Committee (Chair).

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THE CLOROX COMPANY - 2020 Proxy Statement	13

Shareholder Engagement

Shareholder Outreach and Communications

We maintain active, year-round engagement with our shareholders. During the past fiscal year, our directors and management met with many of our investors to discuss key corporate governance, executive compensation, corporate responsibility, culture and other important ESG topics. These meetings enable two-way dialogue between our shareholders and our Board and management, and for our leadership to listen to our shareholders’ perspectives and understand any concerns or feedback they may have.

The Board considers shareholder feedback from these meetings, along with emerging best practices, market standards, and policies at other companies in its perspectives. The feedback we have received from our shareholder engagement activities has informed the Board’s decisions and deliberations as well as our disclosures. For example, shareholder feedback helped inform the Board’s determination that elimination of the supermajority voting provision in our Company charter, as proposed in Proposal 4, is appropriate for the Company and our shareholders.

Our Board also considered shareholder input in reviewing the Company’s compensation plan design and metrics, as described in greater detail in the Compensation Discussion and Analysis section of this proxy statement, and in other key areas. Additionally, as part of the Company’s recent CEO succession process and the NGCRC’s evaluation of the Board’s leadership structure, as discussed in more detail on page 18, the NGCRC considered shareholder feedback as to whether separating the chief executive officer and chair roles would be in the Company’s best interest. We have also expanded some of our disclosures based on helpful feedback from our shareholders, including expanding our disclosures regarding diversity and inclusion, such as our EEO-1 data which will be available in our 2020 integrated annual report, as well as regarding the skills and experience identified by the Board as being important in creating a diverse and well-rounded Board, among other areas.

Shareholder Recommendations and Nominations of Director Candidates

The NGCRC considers recommendations from many sources, including shareholders, regarding possible candidates for director. Such recommendations, together with biographical and business experience information (similar to that required to be disclosed under the applicable Securities and Exchange Commission (SEC) rules and regulations) regarding the candidate, should be submitted to The Clorox Company, c/o Corporate Secretary, 1221

Broadway, Oakland, CA 94612-1888. The NGCRC evaluates all candidates for the Board in the same manner, including those suggested by shareholders.

In addition, our Bylaws permit a shareholder or group of up to 20 shareholders who have owned at least 3% of the outstanding shares of the Company’s common stock (Common Stock) for at least three years to submit director nominees (up to 20% of the Board) for inclusion in the Company’s proxy statement and form of proxy used in connection with the Annual Meeting (proxy materials) if the shareholder(s) provide(s) timely written notice of such nomination(s) and the shareholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. Shareholders who wish to nominate directors for inclusion in the Company’s proxy materials or directly at an annual meeting of shareholders in accordance with the procedures in our Bylaws should follow the instructions under the Shareholder Proposals and Director Nominations for the 2021 Annual Meeting section of this proxy statement.

Director Communications

Shareholders and interested parties may direct communications to individual directors, including the lead independent director, to a Board committee, to the independent directors as a group, or to the Board as a whole, by addressing the communications to the appropriate party and sending them to The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888. The Corporate Secretary will review all communications so addressed and will forward to the addressee(s) all communications determined to bear substantively on the business, management, or governance of the Company.

14	THE CLOROX COMPANY - 2020 Proxy Statement

Board of Directors

How We Identify, Evaluate and Nominate Our Directors

The NGCRC engages in continuous Board succession planning and evaluation of Board composition, working closely with our Board in determining the skills, experiences, and characteristics desired for the Board as a whole and for its individual members, and also screening and recommending candidates for nomination by the full Board.

While the Board has not established any specific minimum qualifications that a potential nominee must possess, director candidates, including incumbent directors, are assessed based upon criteria established by the NGCRC in light of the Company’s long-term strategy, the skills and backgrounds currently represented on the Board, and any specific needs identified in the Committee’s evaluation of Board composition. Criteria include broad-based leadership and business skills and experience, prominence and reputation in their professions, global business and social perspective, ability to effectively represent the long-term interests of our shareholders and other stakeholders, personal integrity and judgment, and diversity of thought, background and experience. The Board also adopted a Board Diversity Policy during fiscal year 2020, which requires the NGCRC to include, and to have any search firm they engage include, diverse candidates who meet the Board membership criteria set forth in the Governance

Guidelines, in any pool from which the NGCRC selects director candidates. See Board Diversity Policy below for more information.

The NGCRC focuses on achieving the right balance of tenure of our directors to obtain a Board with a combination of fresh perspectives and the institutional memory of longer-tenured directors who have seen issues arise over time and have worked with different CEOs and management teams to guide the Company.

The ability of incumbent directors to continue to contribute to the Board and the Company’s evolving needs is also carefully considered in connection with the renominating process. Further, under the Company’s Corporate Governance Guidelines (Governance Guidelines), non-management directors whose personal circumstances change in a manner that affects their ability to contribute to the Company, including a change in their primary job responsibilities, must offer their resignation for the Board’s consideration, to ensure that the individual is still qualified to perform their duties as a director of the Company.

Director Skills & Experience

The following experience and skills, among others, have been specifically identified by the NGCRC as being important in creating a diverse and well-rounded Board:

Brand-building/marketing/digital/e-commerce experience
Consumer packaged goods or relevant industry expertise
Cybersecurity/information technology knowledge
Emerging technology/innovation experience
ESG experience (sustainability, social responsibility, public issues expertise)
Experience in product development or supply chain management
Human capital and culture experience
International experience
Operational experience
Regulatory, scientific or R&D experience
Retail/customer experience
Risk Management Oversight
Significant M&A/financial/accounting expertise

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THE CLOROX COMPANY - 2020 Proxy Statement	15

●	Brand Building / Marketing Experience. Organic sales growth is one of our key financial metrics, and directors with experience in developing strategies to grow sales and market share and build brand awareness and equity, in addition to digital and social media and e-commerce experience, provide important perspectives on fueling growth, one of the core strategic choices of our IGNITE strategy.
●	Consumer Packaged Goods or Relevant Industry Expertise. As a company that relies on the strengths of our branded consumer products, we seek directors who are familiar with the consumer packaged goods and health and wellness industries; they are able to provide guidance on the Company’s strategy and position in our industry, in addition to providing market insights.
●	Cybersecurity, Data Privacy and Information Technology Knowledge. Cyber and information security are vital to the Company’s operations, and experience and knowledge in this area allow directors to effectively oversee and advise on our risk management programs.
●	Emerging Technology and Innovation Experience. Directors with technology and innovation experience and knowledge (including digital and social media, e-commerce and the sharing economy) are able to identify and understand emerging technologies; have a deeper perspective on the disruptive forces in our industry; and can support the development of our business strategy, including with respect to corporate innovation.
●	Environmental, Social and Governance (ESG) Experience. ESG priorities form a core part of our IGNITE Strategy, and accordingly, we seek directors with sustainability, social responsibility, and public issues experience, allowing them to appropriately consider and address business, social and environmental challenges and the priorities of stakeholders, while also mitigating risks and unlocking opportunities for long-term sustainable growth.
●	Experience in Product Development / Supply Chain Management. Innovation, product development and supply chain management are critical areas for the Company in helping us continue to successfully develop and manufacture products to satisfy consumer demand and preferences.
●	Human Capital and Culture Experience. Experience in attracting, developing and retaining qualified personnel and fostering a corporate culture that reflects our values and encourages inclusion, diversity and performance is especially valuable to Clorox, especially within the context of the highly competitive talent market in which we operate and as we continue to reimagine work, a core strategic choice of our IGNITE strategy.
●	International Experience. Directors with global experience and perspective help us make key strategic and operational decisions in international markets, and help us market and sell to our diverse consumer base.
●	Operational Experience. We believe directors who have served in senior management roles can contribute insight into strategy and operations, and provide market insights that can help deliver cost savings and fuel growth.
●	Regulatory, Scientific or Research & Development Experience. We seek directors who have knowledge and experience in navigating regulatory environments both in the U.S. and globally, especially in health and wellness and other relevant regulated sectors.
●	Retail or Customer Experience. Innovating brand and shopping experiences is another core strategic choice of our IGNITE strategy, and directors with insights on consumer engagement and industry trends will be key in helping us execute this strategy.
●	Risk Management Oversight. Directors with risk management experience guide the Board in executing its responsibility to understand and oversee the various risks facing the Company and ensure there are appropriate mechanisms and policies in place to mitigate and manage those risks.
●	Significant Mergers and Acquisitions / Strategy Experience and Financial / Accounting Expertise. M&A, partnerships, strategy, accounting and financial reporting experience enable a director to provide perspective on the Company’s strategic transactions and to oversee the Company’s financial reporting and compliance.

Director Continuing Education and New Director Orientation

To enhance and expand on the key skills and experiences relevant to the Company’s industry, we provide our directors with continuing education and presentations developed by both internal and external expert speakers. Additionally, we encourage our directors to participate in external continuing director education programs. New directors also participate in comprehensive orientation sessions that provide them with a thorough understanding of their fiduciary duties as well as a robust overview of the Company’s business and strategies, which allows new directors to begin making contributions to the Board at the start of their service.

16	THE CLOROX COMPANY - 2020 Proxy Statement

Board of Directors

Diverse Backgrounds & Experiences

Our director nominees represent diverse perspectives and experiences, and we regularly assess our Board to ensure that we have a mix of tenures balancing fresh perspectives with institutional memory of longer-tenured directors who have seen issues arise over time and have worked with different CEOs and management teams to guide the Company.

5/13 women*	4/13 ethnically diverse**	11/13 independent	5.3 average tenure

Note: As of the Annual Meeting date, assuming election of all director nominees.

*	The women on our Board are Ms. Banse, Ms. Lee, Ms. Rendle, Ms. Tesija and Ms. Thomas.
**	Dr. Carmona identifies as Hispanic/Latino. Ms. Lee identifies as Asian-American, and both Ms. Thomas-Graham and Mr. Williams identify as Black.

As highlighted in our Governance Guidelines, the Board values diversity and recognizes the importance of having unique and complementary backgrounds and perspectives in the boardroom. The Board also actively seeks refreshment of the Board with directors who can add strong and unique value to our ever-evolving business through skills highly relevant to our corporate strategy.

The Board believes that setting the tone at the top – that people of all backgrounds are welcome and empowered – helps the Company attract and retain the best talent and also helps lead to a better business strategy and execution. The Board endeavors to bring together diverse skills, professional experience, perspectives, age, race, ethnicity, gender, sexual identity and orientation, and cultural backgrounds that reflect the Company’s diverse stakeholders. The NGCRC assesses the effectiveness of these efforts by examining the overall composition of the Board, assessing how individual director candidates, including incumbent directors, can contribute to the overall success of the Board, and reviewing individual, committee, and Board evaluation results. Furthermore, we are very proud that our commitment to diversity does not end with just representation; diverse directors hold key leadership roles on our Board – our Lead Independent Director is a Black woman, our NGCRC chair is Hispanic, and our Audit Committee Chair is Black.

Clorox’s commitment to inclusion and diversity also forms a key part of our IGNITE strategy. Ethnic minorities represent 34% of our nonproduction employees and 30% of our nonproduction managers in the US, and women represent 51% of our nonproduction employees and 44% of our nonproduction managers globally. We are committed to inclusion and diversity because we fundamentally believe that diversity leads to better outcomes for our business; we are in 9 of 10 US households and empowering diverse thinking enables us to better meet the needs of our loyal and diverse consumers. We have also seen the value of diversity during times of uncertainty when different ways of thinking enables us to be nimble, creative, and step up to meet challenges.

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THE CLOROX COMPANY - 2020 Proxy Statement	17

Board Diversity Policy

The Board regards diversity as an important consideration for determining the optimal Board composition and adopted a Board diversity policy during fiscal year 2020, formalizing and reinforcing the NGCRC’s long-existing practice of considering diversity as an important factor in the director selection process in accordance with our Board membership criteria.

The NGCRC has oversight over the implementation and delivery of the Board Diversity Policy, which guides and helps drive the Board’s commitment to actively seek out diverse director candidates. This policy requires that women and people of color are included in each slate of potential directors the Board considers in director searches. The policy recognizes that in considering director candidates for the Board, the NGCRC considers many forms of diversity, such as, diversity of skills, professional experience, perspective, age, race, ethnicity, gender, sexual identity and orientation and cultural backgrounds, and considers whether the diversity of the Board is appropriately reflective of the diversity of the Company’s stakeholders.

The Board believes this policy supports the Company’s commitment to inclusion and diversity and its ability to adapt to ever-changing business and policy environments.

Board Leadership Structure

As part of our ongoing, proactive efforts to implement effective and progressive corporate governance practices, the NGCRC regularly reviews the leadership structure of the Board, taking into account the Company and its needs, market practices, board skills and experiences, investor feedback, and corporate governance perspectives, among other things. The Board believes it is in the best interests of the Company and its shareholders for the Board to have flexibility in determining the Board leadership structure of the Company based on these factors. Accordingly, over the years, the Board has had a variety of leadership structures.

In August 2020, as part of the Company's recent CEO succession planning process, the Board created a new leadership structure, with a new executive chair, a continuing strong lead independent director, a new separate chief executive officer and continuing strong independent committee chairs.

After careful consideration the NGCRC and the Board determined that having separate chief executive officer and chair roles, with Ms. Rendle serving as CEO and Mr. Dorer serving as Executive Chair, would be in the best interests of the Company and its shareholders at this time. As CEO, Ms. Rendle is responsible for developing and overseeing the Company's business strategy and culture as well as managing the day-to-day operations of the Company and the Company's relationships with stakeholders. With Mr. Dorer serving as Executive Chair, the Company continues to leverage his significant experience and strong working relationships with the independent members of the Board. This role allows him to facilitate effective communication between management and the Board and to bring key issues to the Board's attention.
Because our Executive Chair is not independent, in accordance with the Company’s Corporate Governance Guidelines, the independent Board members have appointed Ms. Thomas-Graham as Lead Independent Director. The Board believes that having a strong lead independent director and strong independent committee chairs, along with an executive chair and a separate chief executive officer, provides an effective balance between strong company leadership and independent oversight. The Board is committed to continuously evaluating this structure to ensure that it promotes effective governance.

The duties of the executive chair include advising the CEO in connection with matters relating to the Board. In addition, the executive chair, among other responsibilities:

●	presides at all meetings of the Board;
●	is available for consultation and direct communication with major shareholders, if requested;
●	works with the lead director and members of management to establish meeting agendas and meeting schedules;
●	advises the CEO and other members of management on information sent to the Board; and
●	provides feedback on the CEO’s performance.

Further, the Board believes that Ms. Thomas-Graham’s strong leadership and qualifications, including her executive experience and her tenure on the Board, among other factors, contribute to her ability to fulfill the role of lead independent director effectively. In order to ensure that the lead independent director has the skills and qualifications necessary to serve as a strong leader, the Company has created clearly delineated comprehensive duties and responsibilities for the lead independent director, as outlined below.

18	THE CLOROX COMPANY - 2020 Proxy Statement

Board of Directors

The lead independent director is elected annually by and from the independent directors. The duties of the lead independent director include coordinating the activities of the independent directors and serving as a liaison between the CEO or Chair, and the independent directors. In addition, the lead independent director:

●	assists the Board, the CEO and other members of management in promoting compliance with and implementation of the Governance Guidelines;
●	presides at executive sessions of the independent directors and has the authority to call additional executive sessions or meetings of the independent directors;
●	presides at Board meetings in the Chair’s absence;
●	reviews and approves information sent to the Board;
●	reviews and approves Board agendas, including meeting schedules to ensure sufficient time for discussion of all agenda items;
●	is available for consultation and direct communication with major shareholders, if requested; and
●	monitors and evaluates the performance of the CEO, along with the members of the MDCC and the other independent directors.
In addition to the duties listed above, Ms. Thomas-Graham has taken an active role in the Company’s diversity efforts and outreach to employees, including participating in and speaking at events with our employee resource and affinity groups and meeting with high-potential employees of color. She also actively participates in discussions with shareholders, particularly around our ESG efforts, and shares feedback from these meetings with the Board and executive committee. During the COVID-19 pandemic, Ms. Thomas-Graham has met at least weekly with the CEO, to ensure connectivity with and input from the Board.

Lastly, the Board is guided by strong, independent committee chairs, with Dr. Carmona leading the NGCRC, Mr. Fleischer leading the MDCC, and Mr. Williams serving as the Audit Committee chair.

Other than Mr. Dorer and Ms. Rendle, all of the Company’s directors are “independent” as defined by the NYSE rules. The Board believes that this structure promotes effective governance and that the leadership structure described above is in the best interests of the Company and its shareholders, in light of current circumstances.

Annual Board and Director Evaluation Process

The NGCRC is responsible for overseeing the Board, committee, and individual director evaluation process. Under the Governance Guidelines, the Board and each Board committee are required to conduct an annual self-evaluation. The evaluations include a range of issues designed to assess Board and committee performance, including Board and committee composition, structure, information received, accountability, and effectiveness, among other topics.

Evaluations are conducted through individual director interviews as part of its evaluation process. Each director provides an individual assessment as well as any feedback they may have on other Board members’ performance on an annual basis. The individual assessments are conducted by the chair of the NGCRC, who summarizes and reports the results and any related recommendations to the NGCRC and the full Board.
As a result of the evaluation process, the Board has made a number of changes, including, for example, adding regular cybersecurity updates to each quarterly Audit Committee meeting agenda many years ago, adding new topics or devoting more time to particular topics and businesses of interest, incorporating external speakers on certain topics, meeting with high potential employees below the executive level to develop relationships and become familiar with the potential internal management succession pipeline, revising the format and focus of Board materials, adding periodic updates that continue focusing on digital engagement and corporate development topics, and identifying the skills and expertise desired for future director candidates.

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THE CLOROX COMPANY - 2020 Proxy Statement	19

How Our Directors Are Elected

Vote Required

The Company’s Bylaws require each director to be elected by a majority of the votes cast with respect to such director in uncontested elections—the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director.

The people designated in the proxy and voting instruction card intend to vote your shares represented by proxy FOR the election of each of these nominees, unless you include instructions to the contrary. In the event any director nominee is unable to serve or for good cause will not serve, the persons named as proxies may vote for a substitute nominee recommended by the Board, or the Board may reduce the size of the Board or leave a vacancy.
Under the Company’s Bylaws, any director who fails to be elected by a majority of the votes cast in an uncontested election must tender their resignation to the Board. The NGCRC would then make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board would act on the NGCRC’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. A director who tenders their resignation would not participate in the Board’s decision.

Board’s Recommendation

The Board unanimously recommends a vote FOR each of the Board’s thirteen nominees for director listed above. The Board believes that each nominee listed above is highly qualified and has the background, skills, experience, and attributes that qualify each nominee to serve as a director of the Company. See each nominee’s biographical information and the How We Identify, Evaluate and Nominate our Directors section above for more information. The Board’s recommendation is based on its carefully considered judgment that the background, skills, experience, and attributes of the nominees make them the best candidates to serve on the Board.

How Our Directors Govern

The Clorox Company Governance Guidelines

The Board has adopted Governance Guidelines to reflect the Board’s views and the Company’s policies regarding significant corporate governance matters, which the Board believes are best practice. The Governance Guidelines present a framework for the governance of the Company by setting forth the Board’s and the Board committees’ responsibilities, qualifications, and operational matters and describing key matters, such as the evaluation of the CEO and ordinary-course and emergency succession planning. The NGCRC reviews the Governance Guidelines on, at least, an annual basis and recommends changes to the Board based on current corporate governance best practices.
The Governance Guidelines can be found in the Corporate Governance section on the Company’s website at https://www.thecloroxcompany.com/who-we-are/corporate-governance/governance-guidelines/, and are available in print to any shareholder who requests them from The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

20	THE CLOROX COMPANY - 2020 Proxy Statement

Board of Directors

Our Corporate Governance Process

We believe that a critical component of meaningful corporate governance is a robust annual process that includes active and transparent shareholder engagement. In addition to our regularly scheduled governance cadence described below, our Board reviews, considers, and acts, as necessary, upon ESG matters throughout the year.

Our annual engagement process typically includes the following:

Q1

Meeting with many large investors to seek feedback on ESG topics, with our Lead Independent Director participating in some of these meetings.

Board discussion of board and committee composition and succession.

Publication of proxy statement and integrated annual report.

Q2	Hosting shareholders (virtually or in person) at our annual meeting of shareholders.
Q3	Board review of key governance policies. Annual committee self-assessment process.
Q4

Multi-day Board strategy meeting, focusing on talent, diversity, succession planning, ESG strategy and enterprise risks.

Annual director self-assessment process. The chair of the NGCRC meets with each director to receive feedback on the Board´s performance, discusses each director´s self-assessment and receives feedback on other directors.

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THE CLOROX COMPANY - 2020 Proxy Statement	21

The Board’s Role in Risk Management and Culture Oversight

While the Company’s management is responsible for the day-to-day risk management process, the Board has ultimate responsibility for the oversight of the Company’s risk management and setting the right tone for integrity, ethics and culture. The Company has instituted a robust, comprehensive enterprise risk management program, which involves Board oversight, and an Enterprise Risk Management Steering Committee (ERM Committee), which consists of a cross-functional team of senior leaders and key executives. The ERM Committee oversees the annual key risk identification process, whereby it identifies the top risks that the Company faces with respect to its business, operations, strategy, and other factors, as well as key mitigation strategies and risk owners. The Company’s management reports and discusses identified risks and risk mitigation and management efforts with the Board, at minimum, on an annual basis and typically in connection with the Board’s annual strategy meeting.

The Board also oversees risk management through its committees by allocating certain matters to the Board committees based on expertise, and these committees report on risk exposure during its regular reports to the full Board to facilitate proper risk oversight by the entire Board.

●	The Audit Committee oversees the integrity of the financial statements, the Company’s accounting and financial controls, including the independent and internal auditors, risk management and compliance relating to accounting and financial reporting matters, and receives quarterly cybersecurity updates.
●	The Management Development and Compensation Committee (MDCC) oversees management development and succession planning processes and approves compensation for executive officers and various benefit plans for the Company as a whole, also assessing risks relating to our compensation structure.
●	The NGCRC oversees the Company’s corporate governance practices, director nominations, Board, Committee, director and peer evaluations, corporate responsibility, sustainability and political contribution matters, shareholder engagement, and compliance and ethics program.

Furthermore, as part of its responsibilities, the MDCC periodically reviews the Company’s compensation policies and programs to ensure that compensation offers performance incentives to employees and executives, while mitigating excessive risk-taking. The overall executive compensation program contains various provisions that mitigate against excessive risk-taking, including:

●	Balancing cash compensation under the Executive Incentive Compensation Plan (Annual Incentive Plan) and equity compensation;
●	Capping the payouts under executive and non-executive incentive plans, which protect against executives taking short-term actions to maximize bonuses that are not supportive of long-term objectives;
●	Utilizing weighted financial metrics under the Annual Incentive Plan that are intended to discourage revenue generation at the expense of profitability and profitable growth, and vice versa;
●	Using different financial metrics under our Annual Incentive Plan and long-term performance shares;
●	Including clawback provisions that allow the recapture of compensation paid to current and former executives, which serve as a deterrent to inappropriate risk-taking activities; and
●

Implementing and enforcing stock ownership guidelines that require executive officers to accumulate meaningful levels of equity ownership in the Company, which align executives’ short- and long-term interests with those of the Company’s shareholders.

Based on its review and the analysis provided by its independent compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook), the MDCC has determined that the risks arising from the Company’s compensation policies and practices for its employees, including executive officers, are not reasonably likely to have a material adverse effect on the Company.

In overseeing culture, the Board also receives information through a number of channels, including updates from the chief people officer, such as data and metrics from our annual employee engagement survey and also relating to inclusion and diversity, as well as updates from the general counsel on any significant compliance, discrimination and harassment complaints.

The Company also has formalized governance structure and reporting channel policies that require management to notify the Board of, among other things, any instances of significant threatened or actual litigation, significant governmental or regulatory inquiry or proceeding, and any events or occurrences that could materially impact the Company’s reputation, including any cybersecurity-related issues that could involve the significant misappropriation of personal or sensitive/valuable company data, or that may have significant operational, financial, legal or reputational impacts.

Board Meeting Attendance

The Board held nine meetings during fiscal year 2020. All incumbent directors attended at least 75% of the meetings of the Board and committees of which they were members during fiscal year 2020 during the period in which they served on the Board. All members of the Board are expected to attend the Annual Meeting. Each of the eleven members of the Board at the time of the Company’s 2019 Annual Meeting of Shareholders attended that meeting.

22	THE CLOROX COMPANY - 2020 Proxy Statement

Board of Directors

Director Independence

The Governance Guidelines provide that a substantial majority of the Board must consist of independent directors. The Board determines whether individual Board members are independent, as defined by the New York Stock Exchange (NYSE). The Board has adopted director independence standards, which are set forth in the Governance Guidelines, to assist it in assessing the independence of directors. The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the NGCRC.

The Board has determined that each of our directors (Messrs. Fleischer, Mackay, Matschullat, Shattock, Weiner, and Williams, Mmes. Banse, Lee, Tesija, and Thomas-Graham, and Dr. Carmona) and our director nominee (Mr. Parker) are independent under the NYSE listing standards and the independence standards set forth in the Governance Guidelines, except for Mr. Dorer and Ms. Rendle as a result of being employees of the Company. In addition, Ms. Ticknor was independent under the NYSE listing standards and the independence standards set forth in the Governance Guidelines during the period in fiscal year 2020 during which she served. The Board’s determination considered the impact of tenure on a director’s independence, particularly with respect to directors with 10 or more years of Board service, and the Board concluded that such longer-tenured directors, based on their communications and interactions with management, their decisions, and their adherence to their fiduciary duties to shareholders, have demonstrated their independence from management.

The independent directors generally meet in executive session at each regularly scheduled Board meeting without the presence of management directors or employees of the Company to discuss various matters related to the oversight of the Company, the management of the Board’s affairs, and the CEO’s performance. The lead independent director chairs the independent executive sessions.

Related Person Transaction and Conflict of Interest Policies and Procedures

The Company has a written policy regarding review and approval of related person transactions by the Audit Committee (Related Person Policy). The Related Person Policy defines an “Interested Transaction” as any transaction, arrangement, or relationship or series of similar transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved since the beginning of the Company’s last completed fiscal year will or may be expected to exceed $120,000 (including any periodic payments or installments due on or after the beginning of the Company’s last completed fiscal year and, in the case of indebtedness, the largest amount expected to be outstanding and the amount of annual interest on that amount), (ii) the Company or any of its subsidiaries is a participant, and (iii) any Related Person (as defined below) has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of an equity interest in another entity).

A “Related Person” is (i) any person who is or was (since the beginning of the Company’s last fiscal year, even if they do not presently serve in that role) an executive officer, director, or nominee for election as a director, (ii) a beneficial owner of more than 5% of the Company’s Common Stock, or (iii) an immediate family member of any of the foregoing. For purposes of this definition, “immediate family member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers-and fathers-in-law, sons- and daughters-in-law, brothers-and sisters-in-law, and anyone residing in such person’s home (other than a tenant or employee).

Under the Related Person Policy, if a new Interested Transaction is identified for approval, it is brought to the Audit Committee to determine if the proposed transaction is reasonable and fair to the Company. The Audit Committee will review the material facts of all Interested Transactions that require its approval and either approve or disapprove of the entry into the Interested Transaction.

The Related Person Policy also contains categories of preapproved transactions that the Board has identified as not having a significant potential for an actual or potential conflict of interest or improper benefit.

In determining whether to approve or ratify an Interested Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. No director participates in any discussion or approval of an Interested Transaction for which he or she (or an immediate family member) is a Related Person, except that the director will provide all material information concerning the Interested Transaction to the Audit Committee. There have been no transactions considered to be an Interested Transaction since the beginning of the Company’s 2020 fiscal year.

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THE CLOROX COMPANY - 2020 Proxy Statement	23

Additionally, the Company’s Code of Conduct has a detailed provision prohibiting its directors, officers, and employees from entering into transactions that are an actual or potential conflict of interest and is available on the Company’s website at https://www.thecloroxcompany.com/who-we-are/corporate-governance/codes-of-conduct.

Code of Conduct

The Company has adopted a Code of Conduct, which can be found in the Corporate Governance section of the Company’s website, https://www.thecloroxcompany.com/who-we-are/corporate-governance/codes-of-conduct, or obtained in print by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

The Code of Conduct applies to all of the Company’s employees, including executives, as well as directors. We require that all Board members and employees complete training and certify compliance with the Code of Conduct annually. We also perform an annual audit of internal compliance with our Code of Conduct.

We also have established a separate Business Partner Code of Conduct outlining our standards and expectations of our suppliers and other business partners, which can also be found at https://www.thecloroxcompany.com/who-we-are/corporate-governance/codes-of-conduct.

Board Committees

The Board has established three standing committees: the Audit Committee, the NGCRC, and the MDCC. Each of these committees consists only of non-management directors whom the Board has determined are independent under the NYSE listing standards and the Board’s independence standards set forth in the Company’s Governance Guidelines. Directors who serve on the Audit Committee and the MDCC must meet additional, heightened independence and qualification criteria applicable to directors serving on these committees under the NYSE listing standards. The charters for these committees are available in the Corporate Governance section of the Company’s website at https://www.thecloroxcompany.com/who-we-are/corporate-governance/committee-charters, or in print by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

The table below indicates the current members of each standing Board committee as of the date of the Annual Meeting:

Director	Audit	Nominating, Governance and Corporate Responsibility	Management Development and Compensation
Amy Banse	•
Richard H. Carmona		Chair	•
Benno Dorer
Spencer C. Fleischer			Chair
Esther Lee		•
A.D. David Mackay	•		•
Paul Parker*
Linda Rendle
Matthew J. Shattock	•
Kathryn Tesija			•
Pamela Thomas-Graham		•
Russell J. Weiner	•		•
Christopher J. Williams	Chair
Number of meetings in fiscal year 2020	9	6	6

*	The Board will determine committee assignments for Mr. Parker, upon his election to the Board.

24	THE CLOROX COMPANY - 2020 Proxy Statement

Board of Directors

Audit Committee. The Audit Committee is the principal link between the Board and the Company’s independent registered public accounting firm. The Audit Committee has the functions and duties set forth in its charter, including:

●	representing and assisting the Board in overseeing:
●	the integrity of the Company’s financial statements;
●	the independent registered public accounting firm’s qualifications, independence, and performance;
●	the performance of the Company’s internal audit function;
●	the Company’s system of disclosure controls and procedures and system of internal control over financial reporting;
●	the Company’s compliance with legal and regulatory requirements relating to accounting and financial reporting matters;
●	the Company’s framework and guidelines with respect to risk assessment and risk management; and
●	the Company’s material financial policies and actions.
●	preparing the report required by the SEC proxy rules to be included in the Company’s annual proxy statement.

The Board has determined that, with respect to fiscal year 2020, director Mr. Williams is an audit committee financial expert, as defined by SEC rules, and each member of the Audit Committee is financially literate, as defined by NYSE rules.

Nominating, Governance and Corporate Responsibility Committee. The NGCRC has the functions and duties set forth in its charter, including:

●	identifying and recruiting individuals qualified to become Board members and recruiting them for membership on the Board;
●	recommending to the Board individuals to be selected as director nominees for the annual meeting of shareholders and any individuals to be elected by the Board between annual meetings;
●	reviewing and recommending to the Board changes in the Governance Guidelines and the Code of Conduct;
●	overseeing the Company’s ethics and compliance program, including the Company’s compliance with legal and regulatory requirements relating to matters other than accounting and financial reporting matters;
●	performing a leadership role in shaping the Company’s corporate governance and overseeing the evaluation of the Board and its committees;
●	assisting the Board in overseeing the Company’s corporate responsibility and sustainability program; and
●	assisting the Board in overseeing the Company’s engagement efforts with shareholders and other key stakeholders.

Management Development and Compensation Committee. The MDCC has the functions and duties set forth in its charter, including:

●	assisting the Board in discharging its responsibilities relating to compensation of the CEO and other executive officers;
●	reviewing and approving the Company’s compensation policies, plans and goals and objectives for the executive officers and directors;
●	overseeing the Company’s management development succession planning processes; and
●	evaluating, making recommendations and taking appropriate action in response to the shareholders’ advisory “say on pay” vote.

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THE CLOROX COMPANY - 2020 Proxy Statement	25

How Our Directors Are Paid

Only our non-employee directors receive compensation for their service as directors. The Company’s non-employee director compensation program is comprised of cash compensation and an annual grant of deferred stock units.

The MDCC has the responsibility for making recommendations regarding non-employee director compensation. The MDCC reviews the form and amount of compensation of non-employee directors at least once a year to ensure that the Company’s non-employee directors are compensated appropriately relative to peer companies. The MDCC retains the services of an independent compensation consulting firm to assist it in the performance of its duties. During fiscal year 2020, the MDCC used the services of Frederic W. Cook & Co., Inc. (FW Cook). FW Cook’s work with the MDCC included data analysis and guidance and recommendations regarding compensation levels relative to our compensation peer group (see discussion regarding the peer group in the Compensation Discussion and Analysis section below) as well as trends and recent developments in the area of non-employee director compensation. Clorox generally aims to compensate non-employee directors at or near the median of the compensation peer group.

The following table sets forth information regarding compensation for each of the Company’s non-employee directors during fiscal year 2020.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Amy Banse	102,250	155,875	258,125
Richard H. Carmona	117,250	155,875	273,125
Spencer C. Fleischer	122,250	155,875	278,125
Esther Lee	102,250	155,875	258,125
A. D. David Mackay	102,250	155,875	258,125
Robert W. Matschullat	102,250	155,875	258,125
Matthew J. Shattock	102,250	155,875	258,125
Kathryn Tesija	12,451	0	12,451
Pamela Thomas-Graham	152,250	155,875	308,125
Carolyn M. Ticknor(1)	47,391	38,125	85,516
Russell J. Weiner	102,250	155,875	258,125
Christopher J. Williams	117,603	155,875	273,478

(1)	Ms. Ticknor retired from the Board effective November 20, 2019.
(2)	The amounts reported in the Fees Earned or Paid in Cash column reflect the total annual cash retainer and other cash compensation earned by each director in fiscal year 2020 and include amounts deferred into cash or deferred stock units and/or amounts issued in Common Stock in lieu of cash, as elected by the director. The annual cash retainer is paid to each director in quarterly installments.
(3)	The amounts reported reflect the grant-date fair value for financial statement reporting purposes of the annual grant of deferred stock units. Deferred stock units are shares of the Company’s Common Stock that the director receives only upon terminating their service with the Company. Awards are granted on an annual basis at the end of each calendar year. Refer to Note 14 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, for a discussion of the relevant assumptions used in calculating the grant-date fair value under applicable accounting guidance. As of June 30, 2020, the following directors had the indicated aggregate number of deferred stock units accumulated in their deferred accounts for all years of service as a director, which includes deferrals of cash compensation used to acquire deferred stock units, annual awards of deferred stock units made by the Company, and additional deferred stock units credited as a result of dividend equivalents earned with respect to the deferred stock units: Ms. Banse – 3,431 units; Dr. Carmona – 21,865 units; Mr. Fleischer – 8,719 units; Ms. Lee – 7,298 units; Mr. Mackay – 3,431 units; Mr. Matschullat – 89,491 units; Mr. Shattock – 2,489 units; Ms. Tesija – 56 units; Ms. Thomas-Graham – 26,322 units; Ms. Ticknor – 12,427 units; Mr. Weiner – 5,202 units; and Mr. Williams – 8,779 units.

26	THE CLOROX COMPANY - 2020 Proxy Statement

Board of Directors

Cash Compensation

Directors receive cash compensation, which consists of annual cash retainer amounts and any special assignment fees. The following table lists the various retainers paid for Board service and service as the lead independent director or a committee chair during fiscal year 2020:

Annual director retainer(1)	$102,250
Lead independent director retainer	50,000
Committee chair retainers:
Nominating, Governance and Corporate Responsibility Committee	15,000
Audit Committee(2)	23,750
Management Development and Compensation Committee	20,000

(1)	The annual director retainer through September 30, 2019 was $100,000. The annual director retainer was increased to $103,000 effective October 1, 2019. The aggregate amount of the annual retainer for board service in fiscal year 2020 was $102,250.
(2)	The annual Audit Committee chair retainer through September 30, 2019 was $20,000. The annual Audit Committee chair retainer was increased to $25,000 effective October 1, 2019. The aggregate amount of the annual retainer for service as chair of the Audit Committee in fiscal year 2020 was $23,750.

Directors who serve as a Board member, lead independent director, or committee chair for less than the full fiscal year receive pro-rated retainer amounts based on the number of days they served in such position during the fiscal year. In addition to the retainer amounts, each non-employee director is entitled to receive a fee of $2,500 per day for any special assignment requested by the Board. No special assignment fees were paid in fiscal year 2020.

Payment Elections

Under the Company’s Independent Directors’ Deferred Compensation Plan, a director may annually elect to receive all or a portion of their cash compensation in the form of cash, Common Stock, deferred cash, or deferred stock units.

Payment in Stock. Directors who elect to receive cash compensation amounts in the form of Common Stock are issued shares of Common Stock based on the fair market value of the Common Stock as determined by the closing price of the Common Stock on the last trading day of the quarter for which the fees were earned.

Elective Deferral Program: Deferred Cash. For directors who elect deferred cash, the amount deferred is credited to an unfunded cash account that is credited with interest at an annual interest rate equal to Wells Fargo Bank, N.A.’s prime lending rate in effect on January 1 of each year. Upon termination of service as a director, the amounts credited to the director’s deferred cash account are paid out in five annual cash installments or in one lump-sum cash payment, as elected by the director.

Elective Deferral Program: Deferred Stock Units. For directors who elect deferred stock units, the amount deferred is credited to an unfunded account in the form of units equivalent to the fair market value of the Common Stock on the last trading day of the quarter for which the fees were earned. When dividends are declared, additional deferred stock units are allocated to the director’s deferred stock unit account in amounts equivalent to the dollar amount of Common Stock dividends paid by the Company divided by the fair market value of the Common Stock on the date the dividends are paid. Upon termination of service as a director, the amounts credited to the deferred stock unit account, which include any elective deferrals and the annual deferred stock unit grants described above, are paid out in shares of Common Stock in five annual installments or in one lump sum, as elected by the director. Deferred stock units may only be settled in shares of Common Stock.

Equity Compensation

Each non-employee director receives a majority of their annual compensation in the form of deferred stock units. Deferred stock units are shares of the Company’s Common Stock that the director receives only upon terminating their service with the Company. Each non-employee director receives an annual grant of deferred stock units, the value of which was increased from $152,500 to $157,000 effective October 1, 2019. The aggregate value of the deferred stock unit award amount earned by a non-employee director serving for the full fiscal year 2020 was $155,875. Awards are made as of the last business day in the calendar year and represent payment for services provided during such calendar year.

The Company believes that the use of deferred stock units provides a stronger alignment between directors and the Company’s shareholders compared to outright stock ownership since directors have no ability to sell the deferred stock units while they remain on the Board. The Company has maintained the deferred stock unit program for its directors for over 20 years.

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THE CLOROX COMPANY - 2020 Proxy Statement	27

Directors who serve as non-employee Board members for less than the full calendar year receive pro-rated awards based on the number of full fiscal quarters they served as a non-employee Board member during the calendar year. Deferred stock units accrue dividend equivalents and the balance of a director’s deferred stock unit account is paid out in Common Stock only following the director’s termination of service, as described in greater detail under Payment Elections above.

Fiscal Year 2021 Compensation Changes

As discussed above, the MDCC reviews the form and amount of compensation of non-employee directors at least once a year to ensure that the Company’s non-employee directors are being compensated appropriately relative to peer companies. The MDCC again reviewed non-employee director compensation in September 2020. As part of its review, the MDCC considered the data provided by FW Cook as well as its guidance and recommendations regarding compensation levels relative to our compensation peer group as well as trends and recent developments in the area of non-employee director compensation. After taking all of this information into account, the MDCC recommended, and the Board agreed, not to increase director compensation or make other changes to the director compensation program. No other changes were made to the Company’s director compensation program.

Stock Ownership Philosophy and Guidelines for Directors

The Board believes that the alignment of directors’ interests with those of shareholders is strengthened when Board members are also shareholders. The Board therefore requires that each non-employee director, within five years of first being elected, own Common Stock or deferred stock units that are settled only in Common Stock having a market value of at least five times their annual cash retainer. This program is designed to ensure that directors acquire a meaningful and significant ownership interest in the Company during their tenure on the Board. Furthermore, as directors must hold the deferred stock units until termination of their service on the Board, they have aligned interests and appropriate incentives to promote long-term value for shareholders during their service as a director. As of August 31, 2020, each non-employee director was in compliance with the guidelines, and in fact, the majority of our directors held Common Stock or deferred stock units with value far in excess of this amount.

28	THE CLOROX COMPANY - 2020 Proxy Statement

Our Company

Clorox is a leading multinational manufacturer and marketer of consumer and professional products with fiscal year 2020 net sales of $6.7 billion and approximately 8,800 employees worldwide as of June 30, 2020. Clorox sells its products primarily through mass retailers, grocery outlets, warehouse clubs, dollar stores, home hardware centers, drug, pet stores, military stores, third-party and owned e-commerce channels, and distributors. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach and cleaning products; Pine-Sol® cleaners; Liquid-Plumr® clog removers; Poett® home care products; Fresh Step® cat litter; Glad® bags and wraps; Kingsford® grilling products; Hidden
Valley® dressings; Brita® water-filtration systems and filters; Burt’s Bees® natural personal care products; and RenewLife®, Rainbow Light®, Natural Vitality®, NeoCell® and Stop Aging Now® vitamins, minerals and supplements. The Company also markets industry-leading products and technologies for professional customers, including those sold under the CloroxPro™ and Clorox Healthcare® brand names. More than 80% of the Company’s sales are generated from brands that hold the No. 1 or No. 2 market share positions in their categories. The Company was founded in Oakland, California, in 1913 and is incorporated in Delaware.

Fiscal Year 2020 Performance

The Company’s role as a health and wellness company has never been clearer. The global COVID-19 pandemic has created unprecedented demand for our products as consumers turn to trusted sources and brands to support their safety.

Thanks to the heroic work of our entire Clorox team, especially our production employees on the front lines making and shipping our products, we were able to rise to the occasion and contribute to the safety and wellbeing of people around the globe. Our product supply team reacted early to increase production and simplify our product assortment, and we partnered with our suppliers and retailers to get product where it’s needed most.

Our performance in fiscal year 2020 was strong – we delivered sales growth of 8% and organic sales growth of 10%.

Our efforts and hard work during the COVID-19 pandemic earned us high marks among rankings and ratings organizations. We were named to the No. 1 spot in the Axios-Harris Poll 100 reputation rankings, which lists the top 100 most visible companies in the U.S. based on consumer polling, largely due to our response to the COVID-19 pandemic, and the No. 2 spot in The Harris Poll Essential 100, a ranking of corporate response to the global pandemic.

THE CLOROX COMPANY - 2020 Proxy Statement	29

We have also continued to demonstrate a strong trend of cash returned to shareholders2, with nearly $4 billion returned over the past five years. We also have a long track record of strong shareholder returns, as shown in the graph below.

Note: $1 invested on June 1, 2000, in Clorox stock compared to the S&P 500 index, including reinvestment of dividends

IGNITE Strategy Guided by ESG Principles

Last year, we announced our IGNITE strategy with the objective of maximizing economic profit while maintaining a commitment to Good Growth — profitable, sustainable and responsible growth. Under IGNITE, we laid out four strategic choices integrated with our ESG goals—organized around the themes of Planet, Product and People— to sustain Good Growth over the long term. IGNITE has been a beacon helping us navigate through the uncharted territory of the COVID-19 pandemic, guiding our decision-making and allowing us to pivot quickly and respond to unprecedented demand.

IGNITE Strategic Choices

Our IGNITE Strategy centers around four strategic choices:

●Fuel Growth in our brands
●Innovate brand and shopping
 Experiences of the future
●Reimagine how we Work
●Evolve our Portfolio

IGNITE ESG goals:

Our ESG goals — organized around the themes of Planet, Product, People — are integrated with the four strategic choices set forth above and guide the Company in pursuing innovative ways to meet consumer needs, helping to address some of the planet’s most pressing environmental challenges, doing more with less, and doing more to create value for all stakeholders.

Planet: We strive to be a leader in environmental sustainability with a focus on plastic and other waste reduction and science-based climate action.

Virgin packaging reduction. During fiscal year 2020, we set a goal of a 50% combined reduction in virgin plastic and fiber packaging by 2030 and launched two major projects, bleach compaction — a conversion

2	Cash returned to shareholders is defined as cash dividends paid plus treasury stock purchased, as outlined in the statements of cash flows

30	THE CLOROX COMPANY - 2020 Proxy Statement

Our Company

process that went forward despite the pandemic, demonstrating our commitment to sustainability – and a move to 100% recycled fiber cartons in our Glad business, which is projected to contribute approximately 15% of our reduction target.

Zero waste to landfill. 38% of our plants are currently zero waste to landfill, with a goal of 100% global plants achieving zero-waste-to-landfill status by 2025.

Renewable energy. As part of our IGNITE Strategy, we have committed to achieving 100% renewable electricity in our operations in the US and in Canada by 2025, and in November 2019, we signed a 12-year, 70-megawatt virtual power purchase agreement (VPPA) for the purchase of renewable energy beginning in 2021. This VPPA represents about half of our 100% renewable electricity goal for our operations in the U.S. and Canada and is expected to help us achieve our goal of 100% renewable electricity in our U.S. and Canadian operations in 2021, four years ahead of our original plan.

Greenhouse gas emission reduction. We’ve committed to setting and achieving greenhouse gas emission reduction targets in our operations and across our value chain that are consistent with climate science and the goals of the 2015 Paris Agreement. Reduction goals will be set in coordination with and be approved by the Science-Based Target Initiative (a partnership between UN Global Compact and other environmental non-governmental organizations) by October 2021.

Product: We strive to be a leader in responsible product stewardship, with a focus on progressive actions to enhance our own and the consumer packaged goods industry’s practices.

End animal testing. For decades, Clorox has been actively working toward a future where animal testing has no role in product development. Clorox participates in U.S. government activities to develop predictive toxicity methods to replace animal tests and holds meetings with state regulatory agencies to facilitate acceptance of animal testing alternatives. We have recently set our sights on eliminating the current regulation that requires conducting animal testing on EPA-registered disinfecting products. For example, Clorox is currently leading efforts to develop alternatives for certain safety testing protocols in collaboration with scientific experts, regulatory agencies and industry stakeholders.

Ingredient transparency. We transitioned ingredient listings for our U.S. cleaning products to the online industry portal SmartLabel, where users will now find ingredient information as well as expanded directions for use and safety data sheets. We also announced a commitment to voluntarily list ingredients on the labels of our household disinfecting products, which goes above and beyond the labeling law requirement that will take effect in 2021.

People: We strive to help our consumers and employees through purpose-led choices that enhance well-being.

Consumer well-being. Clorox is a health and wellness company at heart, and since fiscal year 2019 the number of our wellness-related product categories in U.S. households has grown by 6.5 million.

Board and executive committee diversity. Our board and executive committee are highly diverse by race, ethnicity, gender and other protected categories. Our CEO is a woman – one of 38 among the Fortune 500 -- and our Lead Independent Director is a Black woman. As of the Annual Meeting date, women comprise 38% of our director nominees and 46% of our executive committee, and 31% of our director nominees and 23% of our executive committee are comprised of ethnic minorities. Two of our executive committee members openly identify as LGBTQ.

Workforce diversity. Our 8,800 employees come from diverse backgrounds – 30% of our nonproduction managers and more than one-third of our nonproduction employees in the U.S. are ethnic minorities, and globally 44% of our nonproduction managers and over half of our nonproduction employees are women. In fact, in 2020 Forbes ranked Clorox as one of America’s Best Employers for Diversity, and Parity.org named Clorox one of The Best Companies for Women to Advance.

Clorox is committed to an inclusive and diverse workplace where people feel respected, valued and seen at all levels of the company – from our Board to our production teams. As part of our ongoing focus on transparency, we plan on sharing our Employer Equal Opportunity data, or EEO-1 data, which is submitted annually to the U.S. Equal Employment Opportunity Commission. Clorox’s EEO-1 data will be available in our 2020 integrated annual report at annualreport.thecloroxcompany.com

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THE CLOROX COMPANY - 2020 Proxy Statement	31

Employee health and safety. During fiscal year 2020, we continued to invest in our No. 1 resource – our people – through wellness initiatives, such as enhanced benefits to support our employees’ total well-being, including operational safety, inclusion and engagement in the workplace, and retirement readiness. During the COVID-19 pandemic, we have prioritized our employees’ health and safety, and also offered a special incentive for our frontline teams who have been working around the clock to make and ship products to our consumers.

Employee engagement. During fiscal year 2020, we again had best-in-class employee engagement – 88% of our employees reported that they have pride in the Company, intend to stay, get intrinsic motivation from their work and would refer to the Company as a good place to work, based on our annual employee engagement survey.4

Community investment. During fiscal year 2020, Clorox donated more than $25 million in cash and product to COVID-19 relief, racial justice initiatives and community building in fiscal year 2020 in communities where we have facilities and our employees live and work.

Standing up for racial justice. Clorox has deep roots in Oakland, California (our corporate headquarters for 107 years) and Atlanta, Georgia (home of our largest manufacturing operations). In fiscal year 2020, we pledged financial donations of $3.1 million to support Black businesses in our communities, engage Black youth who represent our future and accelerate Black community access to justice and criminal justice reform. We have also developed good governance practices to determine when and how we speak out as a company on social issues, in consultation with our Board and senior management. It is important to us that when Clorox and our brands choose to take a public stance on a social issue, it demonstrates our core value, Do the Right Thing, is undertaken with our strategic goals in mind and is impactful to our business interests.

As part of our commitment to trust and transparency, in our integrated annual report we have chosen to report our ESG performance against voluntary frameworks – namely, the Sustainability Accounting Standards Board (SASB), Task Force on Climate-Related Financial Disclosures (TCFD) and the United Nations Global Compact’s (UNGC) Ten Principles.

Governance

Our integrated IGNITE strategy is supported by an unwavering commitment to strong ESG performance overseen by the Board and NGCRC, and executed by our management team.

●	The NGCRC has primary responsibility for oversight of ESG matters – a responsibility that we formalized in fiscal year 2017 when we expanded the name of this committee to include “corporate responsibility” and account for the work that was already being done by this committee.
●	In addition to supporting the Board in its oversight of ESG progress and risk management, the NGCRC meets with management to review and discuss ESG initiatives, challenges and opportunities, so that it can advise on key ESG matters that affect all of Clorox’s stakeholders, and also briefs the Board on ESG priorities and progress on a periodic basis.
●	This process also incorporates feedback from shareholders and other key stakeholders on ESG priorities that we gather during our year-round engagement with our shareholders and others.

We believe that this structure reflects our long-standing values and commitment to best practices in ESG.

4	As compared to 84% for consumer goods companies and 85% for Fortune 500 Perceptyx benchmark.

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Our Company

Our governance guidelines, code of conduct and other company policies, consistent with our focus on Good Growth, also establish a framework to guide our decisions and lead with our actions. Our governance profile includes these features:

Board Structure and Independence
✓	All of our director nominees are independent, except for our CEO and Executive Chair
✓	Split chair and CEO roles
✓	100% independent Board committee members
✓	Strong lead independent director can call special meetings of the Board and actively supervises meeting materials, agendas and schedules
✓	Robust code of conduct applicable to directors, officers and employees

Board Oversight
✓	Strong Board and management succession planning process
✓	Rigorous stock ownership guidelines for directors and executives
✓	Employees, directors and officers prohibited from hedging our stock, and Section 16 insiders are prohibited from pledging our stock under our insider trading policy
Shareholder Rights and Accountability
✓	Special meeting right for shareholders
✓	Annual election of all directors
✓	Proactive shareholder engagement
✓	Proxy access right for shareholders
✓	Management proposal to remove the supermajority voting provision from the Company’s charter, consistent with governance best practices

Board Composition
✓	Diverse Board with effective mix of skills, experiences, and perspectives
✓	Diverse Board leadership on committees and in lead independent director role
✓	Adopted formal Board diversity policy in fiscal year 2020
✓	Active Board refreshment and average board tenure of 5.3 years (as of the Annual Meeting date, assuming election of all director nominees)
✓	Effective annual Board, Board committee, and individual director evaluation process
✓	Majority voting and director resignation policy in uncontested director elections

THE CLOROX COMPANY - 2020 Proxy Statement	33

Stock Ownership Information

Beneficial Ownership of Voting Securities

The following table shows, as of August 31, 2020 (except as otherwise indicated below), the holdings of Common Stock by (i) any entity or person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and director nominee and each of the five individuals named in the Summary Compensation Table (the NEOs), and (iii) all directors and executive officers of the Company as a group.
As discussed in the Director Compensation section of this proxy statement, the majority of director compensation is delivered in the form of deferred stock units, which are paid out in Common Stock following a director’s termination of service. Because the directors cannot dispose of those shares while they serve on the Board, they are not reflected in this table. See footnote 2 below.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
The Vanguard Group, Inc.(4)
100 Vanguard Blvd.
Malvern, PA 19355	15,841,012	12.57
BlackRock, Inc.(5)
55 East 52nd Street
New York, NY 10055	10,685,218	8.48
State Street Corporation(6)
One Lincoln Street
Boston, MA 02111	8,463,983	6.72
Amy Banse(2)	0	*
Richard H. Carmona(2)	0	*
Benno Dorer	643,279	*
Spencer C. Fleischer(2)	317	*
Kevin Jacobsen	68,347	*
Esther Lee(2)	0	*
A. D. David Mackay(2)	1,600	*
Paul Parker(7)	10	*
Linda Rendle	84,952	*
Eric Reynolds	72,287	*
Matthew J. Shattock(2)	0	*
Laura Stein	219,638	*
Kathryn Tesija(2)	0
Pamela Thomas-Graham(2)	1,778	*
Russell J. Weiner(2)	0	*
Christopher J. Williams(2)	0	*
All directors and executive officers as a group (25 persons)(8)	1,385,881	1.09

*	Does not exceed 1% of the outstanding shares.
(1)	Unless otherwise indicated, each beneficial owner listed has sole voting and dispositive power concerning the shares indicated. These totals include the following numbers of shares of Common Stock that such persons have the right to acquire through stock options exercisable within 60 days of August 31, 2020, or with respect to which such persons have shared voting or dispositive power: Mr. Dorer – 568,461 options; Mr. Jacobsen – 58,584 options and shared voting and dispositive power with respect to 3,145 shares held in family trust; Ms. Rendle – 78,495 options; Mr. Reynolds – 59,287 options; Ms. Stein – 186,757 options; and all directors and executive officers as a group – 1,176,604 options. The numbers in the table above do not include the following numbers of shares of Common Stock that the executive officers have the right to acquire upon the termination of their service as employees pursuant to vested performance units that were deferred at the executive officers’ election: Mr. Dorer – 43,327; Mr. Jacobsen – 6,769; Ms. Rendle – 4,806; Mr. Reynolds – 6,993; Ms. Stein – 34,194; and all executive officers as a group – 114,539.
(2)

The numbers in the table above do not include the following numbers of shares of Common Stock that the non-management directors have the right to acquire upon the termination of their service as directors pursuant to deferred stock units granted under the Independent Directors’ Stock-Based Compensation Plan: Ms. Banse – 3,431 shares of Common Stock; Dr. Carmona – 21,865 shares of Common Stock; Mr. Fleischer – 8,579 shares of Common Stock; Ms. Lee – 7,298 shares of Common Stock; Mr. Mackay – 3,431 shares of Common Stock; Mr. Shattock – 2,489 shares of Common Stock; Ms. Tesija – 56 shares of Common Stock; Ms. Thomas-Graham – 26,322 shares of Common Stock; Mr. Weiner – 5,202 shares of Common Stock; and Mr. Williams – 8,779 shares of Common Stock. Deferred stock units are shares of the Company’s Common Stock that the director receives only upon terminating their service with the Company. Please refer to the Director Compensation section in this proxy statement for further details on the deferred stock units held by non-management

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Stock Ownership Information

directors. The total financial commitment of each non-management director in the Company’s Common Stock is more fully appreciated if the number of shares of Common Stock listed above in the column entitled “Amount and Nature of Beneficial Ownership” is added to the number of deferred stock units set forth in this footnote.
(3)	On August 31, 2020, there were 125,977,040 shares of Common Stock outstanding.
(4)

Based on information contained in a report on Schedule 13G/A filed with the SEC on February 11, 2020, The Vanguard Group reported, as of December 31, 2019, sole voting power with respect to 193,921 shares, sole dispositive power with respect to 15,606,565 shares, shared voting power with respect to 50,352 shares and shared dispositive power with respect to 234,447 shares.

(5)

Based on information contained in a report on Schedule 13G/A filed with the SEC on February 5, 2020, BlackRock, Inc. reported, as of December 31, 2019, sole voting power with respect to 9,258,789 shares and sole dispositive power with respect to all shares reported.

(6)

Based on information contained in a report on Schedule 13G filed with the SEC on February 14, 2020, State Street Corporation reported, as of December 31, 2019, shared voting power with respect to 6,941,472 shares and shared dispositive power with respect to 8,450,087 shares.

(7)	Mr. Parker will become a director, effective as of November 18, 2020, upon his election to the Board.
(8)	Pursuant to Rule 3b-7 of the Securities Exchange Act of 1934, as amended (Exchange Act), executive officers include the Company’s CEO and all executive vice presidents and senior vice presidents.

THE CLOROX COMPANY - 2020 Proxy Statement	35

Executive Compensation

Proposal 2: Advisory Vote to Approve Executive Compensation

We are seeking a non-binding, advisory vote from our shareholders to approve the compensation of our NEOs that are listed in the Compensation Discussion and Analysis section of this proxy statement. This proposal gives our shareholders the opportunity to express their views on the Company’s executive compensation, and is commonly referred to as a “say-on-pay” proposal. This vote is only advisory and will not be binding upon the Company or the Board. However, the MDCC, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders and encourages all shareholders to vote their shares on this matter.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, which begins on page 38, the Company’s compensation programs are designed to align pay with short- and long-term financial and strategic objectives to build shareholder value, while providing a competitive level of compensation to recruit, retain, and motivate talented executives. The Board urges you to consider the factors discussed in the Compensation Discussion and Analysis section when deciding how to vote on this Proposal 2.

At our 2019 Annual Meeting of Shareholders, our shareholders overwhelmingly approved our executive compensation policies, with approximately 92% of votes cast in favor of our proposal. We value this positive endorsement by our shareholders and believe that the outcome signals our shareholders’ support of our compensation program and continued our general approach to compensation for fiscal year 2020. We provide our shareholders the opportunity to vote on the compensation of our named executive officers every year. It is expected that the next vote on executive compensation will be at the 2021 Annual Meeting of Shareholders.

Board’s Recommendation

The Board unanimously recommends a vote FOR the advisory vote to approve executive compensation. The Company is asking its shareholders to support the compensation of the named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers in fiscal year 2020 and the philosophy, policies, and practices underlying that compensation, which are described in this proxy statement. The Board believes that the Company’s overall compensation process effectively implements its compensation philosophy and achieves its goals.
Accordingly, the Board recommends a vote FOR the adoption of the following advisory resolution, which will be presented at the Annual Meeting:

“RESOLVED, that the shareholders of The Clorox Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in The Clorox Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.”

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Executive Compensation

Vote Required

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote on the matter is required to approve this proposal.

This vote is advisory, and therefore not binding on the Company, the Board, or the MDCC. However, the Board and the MDCC value the opinions of the Company’s shareholders and, to the extent there is any significant vote against the named executive officers’ compensation as disclosed in the proxy statement, we will consider such shareholders’ concerns, and the MDCC will evaluate whether any actions are necessary to address those concerns.

The people designated in the proxy and voting instruction card will vote your shares FOR approval unless you include instructions to the contrary.

THE CLOROX COMPANY - 2020 Proxy Statement	37

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis (CD&A) describes our executive compensation philosophy and program, the compensation decisions made under this program and the specific factors we considered in making those decisions. This CD&A focuses on the compensation of our “named executive officers” for fiscal year 2020, who were:

●	Benno Dorer(1) – Chair and Chief Executive Officer (CEO)
●	Kevin B. Jacobsen – Executive Vice President – Chief Financial Officer (CFO)
●	Linda Rendle(2) – President
●	Laura Stein – Executive Vice President – General Counsel and Corporate Affairs
●	Eric Reynolds(3) – Executive Vice President – Household and Lifestyle

(1)	Mr. Dorer stepped down as Chief Executive Officer and began serving as Executive Chair of the Board effective September 14, 2020.
(2)

Ms. Rendle was promoted to Executive Vice President, Cleaning, International, Strategy and Operations in July 2019 and subsequently promoted to President in May 2020. Ms. Rendle was appointed as Chief Executive Officer and elected to the Board of Directors effective September 14, 2020.

(3)	Mr. Reynolds was promoted to Executive Vice President, Household and Lifestyle in July 2019. Mr. Reynolds was named Executive Vice President - Chief Operating Officer effective September 14, 2020.

The Clorox Company was founded more than a century ago. We have successfully managed through significant global challenges during our 107-year history, although the last fiscal year was like no other. With the world experiencing a growing and extreme health crisis, along with significant social issues, our Company rose to the challenge. Early in the fiscal year, we introduced the Company’s IGNITE strategy, designed to continue delivering Good Growth – profitable, sustainable and responsible. Building on the previous 2020 Strategy, IGNITE aims to strengthen our advantage through strategic business choices and fully integrated ESG goals. At the beginning of our third quarter, we saw the early signs of COVID-19. As a result, we anticipated potential increases in demand and started building supply in January, before COVID-19 grew into a global pandemic. As demand grew in March, we quickly responded through substantive efforts across our businesses and every one of our functions. We supplied 100  million more disinfecting products in the first half of 2020 than we did in the same period last year – a 50% increase – along with other essential household products from our trusted brands including Brita®, Glad®, Kingsford®, and more.

We are extremely proud of the role we play, the broad set of stakeholders we’ve served and we’ve been guided by our core values to improve the lives of millions of consumers. We’ve been a force for good, contributing to the well-being of people around the world and prioritizing organizations that serve the public health. We increased our charitable company match this year so that employees could make even more meaningful contributions to the causes they support and we gave more than $25 million in foundation and cash grants, cause marking, and product donations in fiscal year 2020. Simultaneously we have cared for our own employees, over half of whom have done essential on-site work throughout the pandemic. In these unprecedented times, we quickly responded to the evolving physical, financial and emotional needs of our employees. We provided premium pay to our frontline employees working on-site, paid broad-based incremental cash recognition bonuses, ensured employees had access to company-sponsored health insurance, assumed full cost of coverage for COVID-related testing and treatment, established a COVID relief fund, and enhanced our benefit offerings with additional tools and resources to support the health and emotional wellness of our employees and their families. And, we engaged in strong partnership with customers and supply chain partners (e.g., extending more flexible credit terms to suppliers). During this time, we were recognized as No. 1 in the Axios-Harris Poll 100 corporate reputation rankings, a testament to the breadth of positive impact across all our stakeholders.

Clorox has a long history of principles-based reward decisions and a strong pay-for-performance philosophy. Alignment of executive and employee rewards with shareholder interests is a critical principle of our longtime pay-for-performance philosophy. Over time, awards have fluctuated significantly in line with financial results, resulting in strong collective and individual accountability. In the past ten years, funding (as a percent of target) for our Annual Incentive Plan has ranged from a low of 28% to this year’s high of 200%, with average funding at 114%. Performance share unit payouts for the past 10 cycles have also varied from a 0% payout to 150% of target shares, with an average payout of 95%. While performance share payouts are formulaic, annual incentive awards are a function of both individual and company performance. For each of our named executive officers, individual performance is evaluated holistically and for 2020 included how each executive addressed challenges posed by COVID-19, their management of human capital including inclusion &

38	THE CLOROX COMPANY - 2020 Proxy Statement

Compensation Discussion and Analysis

diversity, management of environmental risks, contributions to Company operations and strategy, as well as position-specific business outcomes.

As described above, through the efforts of our employees across the globe, we significantly over-delivered on all of our fiscal year 2020 financial goals and generated very strong results on our ESG- and people-related goals in addition to delivering strong shareholder returns. The payouts for our incentive compensation programs reflect those results. Our Annual Incentive Plan generated a 200% company multiplier, which represents the maximum funding level and reflects significant overachievement on all three performance metrics - net sales, net earnings and gross margin. Performance share units granted in fiscal year 2017 paid out at 129% of target based on overachievement of the economic profit growth target for fiscal years 2018, 2019 and 2020.

In addition to our proactive and comprehensive response to the pandemic and evolving social issues and our outstanding overall financial and strategic performance, we continued our work on leadership succession, which culminated in the promotion of Linda Rendle to CEO effective September 14, 2020 following two earlier promotions that occurred during fiscal year 2020. Our prior CEO, Benno Dorer, remains Executive Chair of the Board, which enables a smooth leadership transition. In addition, we promoted

Eric Reynolds to Executive Vice President, Household and Lifestyle in July 2019 and to Executive Vice President - Chief Operating Officer, which was also effective on September 14, 2020. These promotions reflect our deep commitment to talent development and succession planning, which the Board views as one of its highest priorities, and ensures that the Company has the depth of leadership in place to continue our strong performance into the future.

Effective with his transition to Executive Chair on September 14, 2020, Mr. Dorer’s compensation arrangement will include the following: his base salary will remain at $1,230,000, annual incentive target will remain at 150% of base salary, and he will continue to be eligible for the same level of benefits and perquisites. In addition, he received a one-time grant of restricted stock units (RSU) valued at $500,000 that will vest over four years in equal annual installments. The RSU award was granted on September 22, 2020 at the same time as long-term incentives awards for other executives.

With her appointment to CEO, Ms. Rendle will receive a salary of $1,075,000 with an annual incentive target of 150% of base salary. Her long-term incentive award of $5,000,000 was granted on September 22, 2020 with long-term incentive awards for other executives given in conjunction with the Company’s annual year-end compensation.

Components of Our Executive Compensation Program

The table below outlines the components of our executive compensation program, their characteristics and summary description of these components.

Component	Characteristics	Description
Base Salary	Fixed component.	Based on role and level of responsibilities, as well as individual performance.
Annual Incentives(1)	Performance-based cash bonus opportunity.	Based on the Company’s annual net sales (50%), net earnings from continuing operations (30%) and gross margin (20%) with funding ranging from 0 to 200% of target and individual awards modified based on individual performance.
Long-Term Incentives(1)	Performance share grants and stock option awards. (2)	Initial grant is based on individual performance and potential. Value at vesting is based on actual company financial and stock price performance.

Other programs provided include Retirement Plans, Post-Termination Compensation and Perquisites

(1)

Payouts under the annual and long-term incentive plans are determined based on the achievement of objectives established by the MDCC at the beginning of the performance period. The performance period is one year for the cash awarded under the Annual Incentive Plan and three years for the performance shares awarded under the long-term incentive plan, both of which are further described in What We Pay: Components of Our Compensation Program. Specific financial goals cannot be changed during the performance period, except in accordance with principles set by the MDCC at the time the goals were established, which, in the case of our performance share awards, provide for adjustments in limited circumstances, including acquisitions, restructuring charges, or significant changes to generally accepted accounting principles, and only if the adjustments exceed a specified minimum financial impact to the Company.

(2)

Beginning with fiscal year 2021, the MDCC approved a change in the composition of long-term incentives for executive officers including all named executive officers, increasing the weighting on performance shares to 60%, introducing restricted share units and reducing the weighting on stock options.

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THE CLOROX COMPANY - 2020 Proxy Statement	39

Fiscal Year 2020 Performance Highlights

In the first half of fiscal year 2020, we set the stage for growth in the back half behind strong investments in our robust innovation and distribution plans. We had delivered five consecutive quarters of gross margin expansion, and were on track for record annual cost savings and strong cash flow. As COVID-19 spread and was declared a global pandemic in March, our management team and committed global workforce collectively addressed spikes in demand, rising manufacturing and logistics costs, disruptions to the supply chain, safety and hygiene protocols, and more. Our product supply organization increased capacity of our portfolio of cleaning and disinfecting products, through a variety of strategies including identification of additional suppliers, additional shifts, a simpler product assortment and consolidated lines to reduce the line variation and accelerate output. The Company continued to maintain focus on operational efficiencies through record cost savings and a commitment to strong environmental, social and governance practices in a macroeconomic environment that was dominated by significantly higher demand for essential household products, in which we grew market share as consumers disproportionately chose our trusted brands.

Other successes for the Company in fiscal year 2020 included:

●	Net sales growth of 8%, reflecting gains across all reportable segments;
●	A 16% increase in diluted EPS to $7.36 from $6.32 in the prior fiscal year;
●	Continued focus on driving profitable sales growth, leveraging strong demand-building investments and product innovation to support category growth and market share;
●	Record cost savings with the Company’s 13th consecutive year of cost savings in excess of $100 million;
●	External recognition for our leadership in corporate responsibility (Axios-Harris Poll 100), inclusion and diversity (Forbes America’s Best Employers for Diversity), and sustainability efforts (Barron’s 100 Most Sustainable Companies in America); and
●	$533 million in cash dividends paid to stockholders, including a 5% increase in the quarterly dividend announced in May 2020.

How Pay Was Tied to the Company’s Performance in Fiscal Year 2020

Our fiscal year 2020 results and compensation decisions continue to illustrate application of our pay-for-performance philosophy, with pay being driven by performance in the following ways:

●

Fiscal Year 2020 Annual Incentive Payout. The annual incentive payout for each of our named executive officers exceeded target due to the company funding at the maximum funding level with a 200% company multiplier. Through the efforts of our employees across the globe in response to the COVID-19 pandemic, the Company significantly over-delivered on all of its FY20 financial goals, growing net sales, net earnings and gross margins versus the prior fiscal year, as well as exceeding the annual targets established at the beginning of the 2020 fiscal year and generating very strong results on our ESG- and people-related goals as part of our IGNITE strategy, in addition to delivering strong shareholder returns established at the beginning of the 2020 fiscal year.

●

Fiscal Year 2020 Long-Term Incentive Payout. These awards were granted in September 2017, and payment was determined in August 2020, based on performance over the period commencing July 1, 2017, and ending June 30, 2020. Our three-year performance share results were above the financial target for the three-year average annual economic profit growth rate and yielded a payout of 129% of target.

Fiscal Year 2020 Compensation of Our Named Executive Officers

For fiscal year 2020, management engaged Aon Hewitt to obtain and aggregate compensation data for the compensation peer group. This data was used to advise the MDCC on setting target compensation for our named executive officers. FW Cook reviewed this information and performed an independent compensation analysis of the compensation peer group data to advise the MDCC. Although each individual component of executive compensation is reviewed, particular emphasis is placed on targeting total direct compensation within 15% of the median target total direct compensation of the compensation peer group, which we view to be a competitive range around our target positioning. Other factors, such as an executive’s level of experience, may result in target total direct compensation for individual named executive officers being set above or below this median range.

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Compensation Discussion and Analysis

What We Pay: Components of Our Compensation Program

●

Compensation Mix. A substantial portion of our target total direct compensation for our executives is at-risk variable compensation, with 86% of compensation for our CEO and 76% of compensation for all of our other named executive officers being at-risk. Base salary is the only fixed direct compensation component, as outlined in the following charts, which reflect target compensation for fiscal year 2020.

Compensation Mix - CEO(1)	Compensation Mix - Average of All Other NEOs(1)

(1)	Compensation mix represents the actual base salary, target annual incentive award, and actual long-term incentives granted in fiscal year 2020. Refer to the Summary Compensation Table below for further details on actual compensation.

Additional elements of our executive compensation program include retirement plans, post-termination compensation, and perquisites as appropriate to support our executive compensation philosophy. Further detail about each element is provided in the discussion below:

Base Salary. The MDCC generally seeks to establish base salaries for our named executive officers within 15% of the median of the compensation peer group, which we view to be a sufficiently wide competitive range to ensure that salaries vary in relation to each executive’s specific role, level of experience, and sustained performance. For fiscal year 2020, base salary changes within this target pay range were approved by the MDCC in September 2019 and went into effect in September 2019.

After conducting a review for Mr. Dorer and evaluating his performance and overall Company performance for fiscal year 2019 in light of his competitive pay positioning, the MDCC approved a base salary increase of 2.5% to $1,230,000 effective September 2019. The annual base salary increases for our other named executive officers represented a combination of merit increases and market adjustments in light of competitive pay positioning and ranged from 2.5% to 12.2% with an average increase of 6.5%. The actual base salaries earned by our named executive officers in fiscal year 2020 are listed in the Salary column of the Summary Compensation Table.

Annual Incentives. The Company provides annual incentive awards to our named executive officers under the Annual Incentive Plan. Payouts under the Annual Incentive Plan are based on the level of achievement of Company performance goals set annually by the MDCC, not to exceed the stockholder-approved maximums. These performance goals are tied to Board-approved corporate financial performance goals and individual objectives, which are described below.

Annual Incentive Design. Our annual incentive program balances financial performance with the individual performance of each of our named executive officers. Financial metrics include net sales (weighted at 50%), net earnings (weighted at 30%) and gross margin (weighted at 20%). The amounts actually paid under the Annual Incentive Plan are based on the following factors:

(1)	A target award for each named executive officer, which is the base salary multiplied by the annual incentive target (Target Award).

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THE CLOROX COMPANY - 2020 Proxy Statement	41

(2)	The Company’s performance measured against pre-established corporate financial goals (Financial Performance Multiplier). The Financial Performance Multiplier can range from 0% to 200% based on an objective assessment of Company performance versus goals established by the MDCC at the beginning of the year.
(3)	The named executive officer’s individual performance (Individual Performance Multiplier) is based primarily on the performance of the operations or functions under the individual’s responsibility and can range from

0% to 150%. The Individual Performance Multiplier is also determined by the MDCC and typically has a much narrower range, which makes its impact on the total payout significantly smaller than the Financial Performance Multiplier. Historically, the MDCC approved individual multipliers for the CEO at no more than 110% over the previous five years. For fiscal year 2020, the MDCC approved individual multiplier for the CEO was 100%.

The final individual Annual Incentive Plan payout is determined by the following formula:

Over the past three years, the range for the Individual Performance Multipliers for the named executive officers was 90% to 115%. By comparison, the range for the Financial Performance Multiplier during this same time period was 67% to 200%.

Each element of the annual incentive formula is further described below.

Base Salary. The named executive officer’s actual fiscal year 2020 base salary is the starting point for the annual incentive calculation.

Annual Incentive Target. Each year, the MDCC sets an annual incentive target level for each named executive officer as a percentage of their base salary, based on an assessment of median bonus targets in the compensation peer group and other factors such as individual experience, as noted above. The annual incentive target level is generally set near the median of bonus targets for comparable positions in the compensation peer group. The table below sets forth the targets for the fiscal year 2020 annual incentive awards.

Named Executive Officer	Annual Incentive Target (% of Base Salary)
Benno Dorer – Chair and Chief Executive Officer	150%
Kevin B. Jacobsen – Executive Vice President – Chief Financial Officer	85%
Linda Rendle – President(1)	125%
Laura Stein – Executive Vice President, General Counsel and Corporate Affairs	70%
Eric Reynolds – Executive Vice President, Household & Lifestyle(2)	100%

(1)	Ms. Rendle’s target increased from 80% to 95% effective July 2019 with her promotion to Executive Vice President, Cleaning, International, Strategy and Operations, and from 95% to 125% with her promotion to President in May 2020. Effective September 14, 2020, Ms. Rendle was appointed to Chief Executive Officer and her annual incentive target increased to 150% at that time.
(2)	Mr. Reynolds’ target increased from 75% to 85% effective July 2019 with his promotion to Executive Vice President, Household & Lifestyle, and from 85% to 100% in May 2020. Effective September 14, 2020, Mr. Reynolds was named Executive Vice President - Chief Operating Officer.

42	THE CLOROX COMPANY - 2020 Proxy Statement

Compensation Discussion and Analysis

Financial Performance Multiplier. At the beginning of each fiscal year, the MDCC sets financial goals for the Annual Incentive Plan based on targets approved by the Board. At the end of the year, the MDCC reviews the Company’s results against the goals set at the beginning of the year.

For fiscal year 2020, the MDCC established financial goals to drive net sales, net earnings, and gross margin, as described in greater detail below, in order to drive sustainable, profitable growth and short- and long-term total stockholder returns. The Financial Performance Multiplier is based on the following metrics.

●	Net sales weighted at 50%,
●	Net earnings weighted at 30% and
●	Gross margin weighted at 20%.

The MDCC believes this mix effectively balances a focus on both top-line and bottom-line performance. In selecting the metrics and setting the financial goals of the Annual Incentive Plan, the MDCC carefully considered whether the goals appropriately align with the goals of the long-term incentive program so that the overall compensation design does not encourage participants to take unnecessary or excessive risk or actions that are inconsistent with the Company’s short- and long-term strategic and financial objectives.

Fiscal year 2020 targets for net sales and net earnings were set slightly above prior year’s actual results, and gross margin target was the same as prior year’s target, reflecting increasingly competitive retail landscape, focus on strategic business choices and driving operational efficiencies. Our strong management planning and crisis management capabilities, our quick response to growing demand, and the heroic efforts of our people around the world to make and ship unprecedented amounts of our products drove performance significantly above those targets and generated commensurate funding for our incentive compensation programs. We funded our Annual Incentive Plan at the maximum funding level with a 200% company multiplier, with significant overachievement on all three performance metrics - net sales, net earnings and gross margin.

Fiscal year 2020 financial goals for the Annual Incentive Plan, the potential range of payouts for achieving those goals, and the actual results as determined by the MDCC were as follows:

	Annual Incentive Financial Goals (in millions)
Goal	0% (Minimum)	100% (Target)	200% (Maximum)	Actual(1)
Net Sales (weighted 50%)	$6,115	$6,264	$6,390	$6,740
Net Earnings (weighted 30%)	$769	$800	$832	$922
Gross Margin (weighted 20%)	41.6%	43.6%	45.1%	45.6%

(1)	Results exclude the impact of the change in accounting for share-based payments (ASU 2016-09), US and Argentina tax reform, hurricane insurance claim, Nutranext acquisition, and Aplicare and Healthlink divestitures on net sales, net earnings and gross margin.

Individual Performance Multiplier. Consistent with our pay-for-performance philosophy, the annual incentive payouts are determined by financial results multiplied by an Individual Performance Multiplier. Based on its evaluation of individual performance, the MDCC reviewed and approved the Individual Performance Multiplier for each named executive officer to reflect the officer’s individual contributions in fiscal year 2020. In determining the multiplier for individual performance, the MDCC carefully evaluates several performance factors against objectives established at the beginning of the year. Individual performance for each of our named executive officers is evaluated holistically and for 2020 included how each executive addressed challenges posed by COVID-19, their management of human capital including diversity & inclusion, management of environmental risks, contributions to company operations and strategy, as well as position-specific business outcomes.

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The individual multipliers for fiscal year 2020 are provided in the table below along with a performance summary for each named executive officer. While under normal circumstances, individual multipliers would have averaged above 100% given the outstanding individual contributions by our named executive officers throughout the year, the MDCC elected to apply negative discretion to the Annual Incentive Plan award for the named executive officers by capping the cash awards at a 100% individual multiplier, in recognition of the broader macroeconomic outlook.

Named Executive Officer	Individual Performance Multiplier	Performance Summary
Benno Dorer – Chair and Chief Executive Officer	100%	Led the organization through turnarounds on key businesses and proactive preparedness and real-time response to the wide-ranging impacts of the pandemic, resulting in significant increases in production to address consumer demand while keeping our people safe. Delivered outstanding financial results, strong progress across ESG-related goals and successfully completed development of his successor.
Kevin B. Jacobsen – Executive Vice President, Chief Financial Officer	100%	Provided strong stewardship related to our success on all financial and cost savings targets in FY20. Created significant value through capital management, restructuring our credit facility, executing a $500M debt offering and extending our payment terms. Led work to accelerate our achievement of 100% renewable energy by a few years to FY21.
Linda Rendle – President	100%	Led development and rollout of the IGNITE strategy, positioning the company to accelerate growth while further embedding ESG priorities in the business. Provided outstanding leadership through the pandemic, driving speed and agility while keeping people at the center. Delivered outstanding results across the businesses.
Laura Stein – Executive Vice President, General Counsel and Corporate Affairs	100%	Led significant work to successfully manage through the impacts of the pandemic, including strong collaboration with a variety of external stakeholders. Delivered significant value through various legal cases. Led strong progress on our ESG priorities and had an active role in our company’s response to racial injustice, leading key elements of our action plan.
Eric Reynolds – Executive Vice President, Household & Lifestyle	100%	Successfully led turnarounds on key businesses (e.g., Kingsford and Glad), with outstanding results across most of his business units. Was a strong contributor to developing and operationalizing the IGNITE strategy, driving Fuel Growth and multi-type innovation. Serves as executive sponsor for sustainability, and progress is strong on key metrics.

Final Individual Annual Incentive Plan Payouts. In accordance with the formula described above, the final annual incentive calculations and payouts for our named executive officers in fiscal year 2020 are found in the table below. The Financial Performance Multiplier was 200% in fiscal year 2020, which resulted in final payouts that exceeded target. These payouts are also reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Named Executive Officer	Base Salary	Annual Incentive Target (As a % of Base Salary)	Financial Performance Multiplier	Individual Performance Multiplier	Final Annual Incentive Plan Payout
Benno Dorer – Chair and Chief Executive Officer	$1,230,000	150%	200%	100%	$3,690,000
Kevin B. Jacobsen – Executive Vice President – Chief Financial Officer	$600,000	85%	200%	100%	$1,020,000
Linda Rendle – President(1)	$800,000	125%	200%	100%	$1,343,262
Laura Stein – Executive Vice President, General Counsel and Corporate Affairs	$670,000	70%	200%	100%	$938,000
Eric Reynolds – Executive Vice President, Household & Lifestyle(2)	$700,000	100%	200%	100%	$1,028,350

(1)	Ms. Rendle’s target is prorated for fiscal year 2020 due to her promotions: from 80% to 95% effective July 2019 with her promotion to Executive Vice President, Cleaning, International, Strategy and Operations and from 95% to 125% with her promotion to President in May 2020.
(2)	Mr. Reynolds’ target is prorated for fiscal year 2020 due to his promotion: from 75% to 85% effective July 2019 with his promotion to Executive Vice President, Household & Lifestyle, and from 85% to 100% in May 2020.

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Compensation Discussion and Analysis

Long-Term Incentives. Each year, we provide long-term incentive compensation to our named executive officers. These awards have been made in the form of performance shares and stock options, which we believe align Company performance and executive officer compensation with the interests of our stockholders. These incentive awards also support the achievement of our long-term corporate financial goals. For fiscal year 2020, the MDCC determined that our named executive officers would receive 50% of the value of their total annual long-term incentive award granted in performance shares and 50% in stock options. Beginning with fiscal year 2021, the MDCC approved a change in the composition of long-term incentives for executive officers including all named executive officers, to increase the weighting on performance shares from 50% to 60%, reduce the weighting on stock options to 20% and introduce restricted share units at 20% weighting. The new equity mix provides additional balance in the long-term incentive program, increasing the program’s efficiency, improving retention value, and more closely aligning to peers’ weighting for stock options while continuing to reinforce long-term company performance.

From time to time, we grant additional time-based restricted stock units for special purposes for both executive and non-executive officers, such as in connection with a promotion or as a replacement for compensation forfeited by an externally recruited executive at a prior employer.

The MDCC annually reviews the costs of, and potential stockholder dilution attributable to, our long-term incentive program to ensure that the overall program is financially efficient and in line with that of our compensation peer group. The MDCC also seeks to calibrate the long-term incentive program design to drive performance and deliver appropriate rewards relative to the compensation peer group. In determining the total value of the long-term incentive opportunity for each named executive officer, the MDCC reviews the compensation peer group data presented by both management and the independent compensation consultant for each role and considers recommendations by our CEO for the other named executive officers.

The MDCC’s goal is to make long-term incentive awards that are generally competitive with the median of the compensation peer group. Actual long-term incentive award target levels for individual named executive officers may vary from the median based on a variety of factors, such as the named executive officer’s sustained performance, individual experience, critical nature of their role, and expected future contributions. Like annual incentive awards, actual long-term incentive award payouts vary from the target based on how the Company performs against pre-established targets. The value of payouts will also vary based on changes in the market price of our Common Stock. The MDCC does not consider the amount of outstanding performance shares, stock options, and restricted stock currently held by a named executive officer when making annual awards of performance shares and stock options because such amounts represent compensation attributable to prior years.

Long-Term Incentive Award. The long-term incentive awards granted to our named executive officers for fiscal year 2020 were made in September 2019. The MDCC considered factors such as the executive’s role, level of experience, and sustained performance, as well as the compensation peer group market data, in determining each named executive officer’s long-term incentive award. For fiscal year 2020, the long-term incentives for our named executive officers, excluding our CEO, ranged in value from $1,250,000 to $2,000,000. Mr. Dorer received a long-term incentive award valued at $5,900,000. The long-term incentives awarded to our named executive officers in fiscal year 2020 are listed in the Stock Awards and Option Awards columns of the Summary Compensation Table.

Performance Shares. Performance shares are grants of restricted stock units that pay out after a three-year performance period only if the Company meets pre-established financial performance goals, which are described below. Economic profit (EP) performance is measured relative to a three-year average annual growth rate that is established at the beginning of the cycle and held constant. For purposes of the performance shares, EP is defined as earnings before interest and taxes, adjusted for non-cash restructuring charges, times one minus the tax rate, less capital charge. The potential payout can range from 0% to 200% of target.

We believe that performance shares align the interests of our named executive officers with the interests of our stockholders because the number of shares earned and the shares’ potential value are tied to the achievement of performance targets. As discussed above, the performance target for the awards granted in September 2019 is a three-year annual EP growth rate target informed by our three-year financial long-range plan and the budget developed by management, which is reviewed and approved by the Board. In setting the performance targets for the performance shares, the MDCC reviews the budget and long-range plan and seeks to appropriately align the performance goals with the objectives of the Annual Incentive Plan, so that the overall compensation design does not encourage participants to take unnecessary or excessive risk or actions that are inconsistent with the Company’s short- and long-term strategic and financial objectives. The MDCC believes its use of growth in EP as a metric provides rigor and an ability to align performance with pay over the three-year performance period.

The payout of the performance share awards granted in September 2019 is subject solely to the Company’s achievement of a three-year EP annual growth rate target

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THE CLOROX COMPANY - 2020 Proxy Statement	45

during the performance period of July 2019 through June 2022. The payout percentage ranges from 0%, if the minimum EP growth target is not met, to a maximum of 200% of the target number of shares. For the grant made in September 2017, the MDCC approved payout levels tied to 5.6% average annual EP growth target for the three-year performance period commencing July 2017 through June 2020. The MDCC believes this metric directly supports the Company’s corporate strategy and long-term financial goals and correlates to stock price performance. The 3-year average annual EP target was subsequently adjusted to 6.5% in accordance with predetermined criteria established by the MDCC at the time initial grants were approved as set forth in the grant agreements for the impact of the Nutranext acquisition in April 2018, fiscal year 2018 net impact of hurricanes, Argentina tax reform, Healthlink divestiture, the Tax Cuts and Jobs Act that went into effect January 1, 2018, the adoption of Accounting Standard Codification 842 - Leases, and certain net adjustments related to certain trade expenses. In August 2020, the MDCC certified that the average annual EP growth rate for the three-year performance period was 10.9%, inclusive of the predetermined adjustments, which exceeded the adjusted growth rate of 6.5%, resulting in the MDCC certifying a payout of 129% of target for the 2017 grants.

Performance Shares	Target	Adjusted Target	Achievement	Payout
3-Year Annual Economic Profit Growth Rate	5.6%	6.5%	10.9%	129%

Stock Options. Stock options align the interests of our named executive officers with those of our stockholders because the options only have value if the price of the Company’s stock increases after the stock options are granted. Stock options vest in 25% increments over a four-year period (beginning one year from the date of grant) and expire ten years from the date of grant. In fiscal year 2020, the MDCC awarded stock options to our named executive officers as part of our annual long-term incentive plan. Information on all stock option grants is shown in the Grants of Plan-Based Awards table.

Retirement Plans

Our named executive officers participate in the same tax-qualified retirement benefit programs available to all other United States-based salaried and non-collectively bargained hourly employees. The Company’s retirement plans are designed to provide replacement income upon retirement and to be competitive with programs offered by our peers.

In addition, because the Internal Revenue Code (IRC) limits the amount of benefits that can be contributed to and paid from a tax-qualified retirement plan, the Company also provides our executive officers, including our named executive officers, with additional retirement benefits intended to restore amounts that would otherwise be payable under the Company’s tax-qualified retirement plans if the IRC did not have limits on includable compensation and maximum benefits. We call these plans “restoration plans” because they restore total executive retirement benefits to the same percentage level provided to our salaried employees who are not limited by IRC restrictions.

A brief description of each of our retirement programs is set forth below. Each of our named executive officers participates in these retirement programs with the exception of the Supplemental Executive Retirement Plan.

The Clorox Company Pension Plan. The Clorox Company Pension Plan (the Pension Plan) is a cash balance pension plan that was frozen effective June 30, 2011. This freeze did not affect the benefits previously accrued under the Pension Plan, which remain fully funded.

The Clorox Company 401(k) Plan. After the Pension Plan was frozen in June 2011, the Clorox Company 401(k) Plan (the 401(k) Plan) became the primary retirement plan for the Company. The Company makes an annual fixed contribution of 6% of eligible pay and a matching contribution of up to 4% of eligible pay to eligible employees.

Nonqualified Deferred Compensation Plan. Under the Nonqualified Deferred Compensation Plan (the NQDC), eligible employees may voluntarily defer receipt of up to 50% of base salary and up to 100% of their annual incentive awards. In fiscal year 2020, deferred amounts could be invested in a manner that generally mirrored the funds available in the 401(k) Plan. The NQDC permits the Company to contribute amounts that exceed the IRC compensation limits in the tax-qualified plans through a 401(k) restoration provision for those employees deferring at required levels in the plan.

Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan (the SERP), a defined benefit plan, was closed to new participants effective April 2007 and, effective June 30, 2011, was frozen with regard to pay and offsets, while still accruing age and service credits. Benefits under the SERP have historically been calculated as an annuity based on a percentage of average compensation adjusted by age and years of service and offset by the annuity value of Company contributions to the tax-qualified retirement plans and by Social Security. Effective July 1, 2011, the SERP was replaced by the Executive Retirement Plan (the ERP), which is described below. Moving from the SERP to the ERP created a defined contribution structure that is more closely aligned with the benefits provided by the

46	THE CLOROX COMPANY - 2020 Proxy Statement

Compensation Discussion and Analysis

Company’s compensation peer group. In March 2018, the SERP was amended to provide that designated participants whose service as an executive of the Company is succeeded by service as a consultant or advisor will be entitled to receive age and service credits while serving as a consultant or advisor for purposes of accruing an early retirement benefit under the SERP, provided that they have attained a minimum of 25 years of service and be at least 50 years old at the time that service as a consultant or advisor commences. As of July 1, 2020, only two of our named executive officers are still eligible for the SERP.

Executive Retirement Plan. Our executive officers (including named executive officers) participate in the ERP. Under the ERP, the Company makes an annual contribution of 5% of an eligible participant’s base salary and annual incentive award into the plan.

Further details about the provisions of the Pension Plan, NQDC, SERP, and ERP are provided in the Overview of Pension Benefits and the Overview of the Nonqualified Deferred Compensation Plans sections below.

Post-Termination Compensation

The Company has a severance plan (the Severance Plan) that provides our named executive officers with post-termination payments if the named executive officers’ employment is terminated by the Company other than for cause. These payments are intended to provide a measure of financial security following the loss of employment, which we believe is important to attract and retain executives. The severance benefits are designed to be competitive with the compensation peer group and external market practices.

The Company also has an Executive Change in Control Severance Plan (the CIC Plan), which provides severance benefits to certain eligible executives of the Company, including all of the Company’s named executive officers, if their employment with the Company is involuntarily terminated in connection with a change in control of the Company. In addition to helping mitigate the financial impact associated with termination after a change in control, these benefits further align the interests of our executive officers with the interests of our stockholders by providing incentives for retention, for business continuity purposes. Under the CIC Plan, a named executive officer is eligible for change in control severance benefits if their employment is terminated in connection with a change in control, either by the Company without cause or by the named executive officer for good reason. See the Potential Payments Upon Termination or Change in Control section of the CD&A for additional information.

Perquisites

We provide our named executive officers with other limited benefits we believe are competitive with the compensation peer group and consistent with the Company’s overall executive compensation program. These benefits allow our named executive officers to proactively manage their health, work more efficiently, and, in the case of the financial planning program, help them optimize the value received from our compensation and benefits programs. These perquisites are a Company car or car allowance, paid parking at the Company’s headquarters, an annual executive physical exam, reimbursement for health club membership, and financial planning services.

Compensation Philosophy

A core principle of our compensation philosophy is to align pay with performance. We do so by delivering the majority of executive pay through “at-risk” variable incentive awards that help ensure realized pay is tied to attainment of critical operational goals and sustainable appreciation in stockholder value. In fiscal year 2020, approximately 86% of the targeted compensation for our CEO and approximately 72% of the targeted compensation for our other named executive officers was directly tied to the achievement of short- and long-term operating goals and total stockholder return. This approach is designed to accomplish the following:

Element	Objective
Pay for Performance	Reward performance that drives achievement of the Company’s short- and long-term goals and, ultimately, stockholder value.
Align Management and Stockholder Interests	Align the interests of our executive officers with our stockholders by using long-term, equity-based incentives, encourage a culture of ownership with stock retention guidelines, and reward executive officers for sustained Company performance as measured by operating results and total stockholder return.
Attract, Retain, and Motivate Talented Executives	Maintain market-based pay targets and program design that allow the Company to be a magnet for high-performing executives.
Address Risk-Management Considerations	Motivate our executives to create long-term stockholder value and discourage behavior that could lead to unnecessary or excessive risk-taking by providing a balance of fixed and at-risk pay, and short-term and long-term performance horizons, using a variety of metrics tied to key drivers of sustainable value creation.
Support Financial Efficiency	Help ensure that cash- and equity-based incentive payouts are appropriately supported by performance, and design awards in a way that is intended to minimize unnecessary accounting charges and maximize the extent to which compensation payments are tax-deductible to the Company.

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What We Have and Don’t Have – Elements of Our Executive Compensation Program

The following elements of our executive compensation program reflect our continued commitment to our compensation philosophy:

What We Have

✓	An executive compensation program designed to further the Company’s strategy and mitigate inappropriate risk;
✓	Different metrics and performance horizons for the goals within our annual and long-term incentive plans;
✓	Use of economic profit as a rigorous long-term incentive metric and net sales, net earnings and gross margin for our annual incentive metrics;
✓	Stringent stock ownership and retention guidelines for all of our executives;
✓	A prohibition on speculative transactions involving the Company’s stock, including hedging and pledging;
✓	Stock options that vest over a four-year period and have an exercise price equal to fair market value of our Common Stock on the date of grant;
✓	Clawback provisions in both our annual and long-term incentive plans;
✓	Double-trigger change-in-control provisions for all equity awards;
✓	Reasonable cash severance provisions to support talent retention and attraction objectives, promote orderly succession planning, and avoid individual negotiation with exiting executives, thus eliminating the need for individual employment agreements;
✓	Modest perquisites supported by sound business rationale;
✓	Annual review of our executive compensation program by the MDCC; and
✓	Use of an independent compensation consultant who does not provide any additional consulting services to the Company.

What We Don’t Have

✕	Employment contracts for any executives;
✕	Stock option re-pricing without stockholder approval;
✕	Payment of dividends or dividend equivalents on unvested or unearned performance shares or restricted stock; and
✕	Tax gross-ups for any executive officers.

How We Make Compensation Decisions

Roles and Responsibilities in Setting Executive Compensation

Management Development and Compensation Committee. The MDCC is made up entirely of independent directors as defined by our Governance Guidelines and NYSE listing standards. The MDCC regularly reviews the design and implementation of our executive compensation program and reports on its discussions and actions to the Board. In particular, the MDCC (i) oversees our executive compensation program, (ii) approves the performance goals and strategic objectives for our named executive officers, evaluates results against those targets each year, and determines and approves the compensation of our CEO (after consulting with the other independent members of the Board) and our other named executive officers, as well as other executive officers and any other officers covered by Section 16 of the Exchange Act, and (iii) makes recommendations to the Board with respect to the structure of overall incentive and equity-based plans.

The MDCC makes its determinations regarding executive compensation after consulting with management and the MDCC’s independent compensation consultant (as further described below), and its decisions are based on a variety of factors, including the Company’s performance, individual executives’ performance, peer group data, and input and recommendations from the independent compensation consultant.

The MDCC evaluates individual performance based on the performance of the business or operations for which the executive is responsible, the individual’s skill set relative to industry peers, overall experience and time in the position, the critical nature of the individual’s role, difficulty of replacement, expected future contributions, readiness for promotion to a higher level, and role relative to that of other executive officers.

In determining the compensation package for each of our named executive officers other than our CEO, the MDCC receives input and recommendations from our CEO and our Executive Vice President – Chief People Officer. Named executive officers do not have a role in the determination of their own compensation, but named executive officers other than our CEO do discuss their individual performance objectives and results with our CEO.

Board of Directors. The independent members of the Board undertake a thorough process during which they review our CEO’s annual performance, and each independent director provides candid feedback and observations that are shared in aggregate with our CEO. The Board considers a variety of substantive factors it has identified as being most important for effective CEO performance, with a focus on strategy, people, and operations. The full Board discusses the evaluations of our CEO’s performance against these factors and then provides its compensation recommendations to the MDCC.

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Compensation Discussion and Analysis

The MDCC, after evaluating the Board’s recommendations and receiving input from the independent compensation consultant, then makes a final determination on our CEO’s compensation. Our CEO does not have a role in his own compensation determination other than participating in a discussion with the Board regarding his performance relative to specific targets and strategic objectives set at the beginning of the fiscal year, which the Board considers in both its compensation determination and when setting performance targets for the upcoming fiscal year.

Independent Compensation Consultant. The MDCC retains the services of an independent compensation consulting firm to assist it in the performance of its duties. During fiscal year 2020, the MDCC used the services of FW Cook. FW Cook’s work with the MDCC included data analysis and guidance and recommendations on the following topics: compensation levels relative to our peers, market trends in incentive plan design, risk and reward structure of executive compensation plans, and other policies and practices, including the policies and views of third-party proxy advisory firms. See the Independence of the Compensation Consultant section below for a discussion of FW Cook’s independence from management.

Chief Executive Officer. Our CEO makes compensation recommendations to the MDCC for all executive officers other than himself. In making these recommendations, our CEO evaluates the performance of each executive officer and considers their responsibilities as well as the compensation analysis provided by the independent compensation consultant.

Other Members of Management. Senior human resources management provides analyses regarding competitive practices and pay ranges, compensation and benefit plans, policies and procedures for equity awards, perquisites, general compensation, and benefits philosophy. Senior human resources, legal, and, from time to time, finance executives attend non-executive sessions of the MDCC meetings to provide additional perspective and expertise.

Independence of the Compensation Consultant

Pursuant to its charter, the MDCC is authorized to retain, oversee, and terminate any consultants as it deems necessary, as well as to approve the fees and other retention terms of any such consultants. Prior to retaining a compensation consultant or any other external advisor, from time to time as the MDCC deems appropriate but at least annually, the MDCC assesses the independence of the advisor from management. In evaluating FW Cook, the MDCC’s compensation consultant, the MDCC took into consideration all factors relevant to FW Cook’s independence, including the following factors specified in the NYSE listing standards:

●	other services provided to the Company by FW Cook or any of its affiliates;
●	the fees paid by the Company to FW Cook as a percentage of FW Cook’s total revenue;
●	the policies and procedures of FW Cook that are designed to prevent a conflict of interest;
●	any business or personal relationship between individuals at FW Cook performing consulting services for the MDCC and an MDCC member;
●	any ownership of Company stock by the individuals at FW Cook performing consulting services for the MDCC; and
●	any business or personal relationship between FW Cook or individuals at FW Cook performing consulting services for the MDCC and an executive officer of the Company.

FW Cook has provided the MDCC with appropriate assurances and confirmation of its independent status in accordance with the MDCC’s charter and other considerations. The MDCC believes that FW Cook has been independent throughout its service to the MDCC and that there is no conflict of interest between FW Cook or individuals at FW Cook and the MDCC, the Company’s executive officers, or the Company.

Our Peer Group

The MDCC uses a peer group of consumer products companies (the compensation peer group) to help determine competitive compensation rates for the Company’s executive officers, including the named executive officers. The compensation peer group was selected by the MDCC based on the factors described below, with input from FW Cook. The compensation peer group is used to evaluate both the levels of executive compensation and compensation practices within the consumer products industry.

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For fiscal year 2020, the compensation peer group was composed of the following 18 companies:

Avon Products, Inc.(1)	General Mills, Inc.	McCormick & Company, Incorporated
Campbell Soup Company	The Hershey Company	Molson Coors Beverage Company(1)
Church & Dwight Co., Inc.	Hormel Foods Corporation	Newell Rubbermaid Inc.
Colgate-Palmolive Company	The J.M. Smucker Company	Revlon, Inc.
Edgewell Personal Care	Kellogg Company	S.C. Johnson & Son, Inc.
The Estee Lauder Companies Inc.	Keurig Dr. Pepper	Tupperware Brands Corporation(1)

(1)	In May 2020, the Committee approved changes in the peer group by adding Conagra Brands, Post Holdings and Reynolds Consumer Products, and removing Avon Products Inc., Molson Coors Beverage and Tupperware Brands Corporation, with changes taking effect for fiscal year 2021 and executive compensation decision-making starting with that cycle.

As of June 30, 2020, the Company was at the 35th percentile for revenue, 69th percentile for net income, and 75th percentile for market capitalization compared with the compensation peer group in effect for the fiscal year 2020 compensation analysis.

The MDCC annually reviews and adjusts the compensation peer group as appropriate to ensure that the companies continue to meet the relevant criteria. To determine the compensation peer group for each year, the MDCC considers companies that:

●	hold leadership positions in branded consumer products;
●	are of reasonably similar size based on market capitalization and revenue;
●	compete with the Company for executive talent; and
●	have executive positions similar in breadth, complexity, and scope of responsibility to those of the Company.

Other Executive Compensation Policies and Practices

Tally Sheets. To help ensure that our executive compensation design is aligned with our overall compensation philosophy of pay for performance and that total compensation levels are appropriate, the MDCC annually reviews compensation tally sheets for each of our named executive officers. These tally sheets outline current target total compensation (including the compensation elements described above), the potential wealth creation of long-term incentive awards granted to our officers under various potential stock prices, and the potential value of payouts under various termination scenarios. As such, these tally sheets help provide the MDCC with a comprehensive understanding of all elements of the Company’s compensation program and enable the MDCC to consider changes to the Company’s compensation program, arrangements, and plans in light of best practices and emerging trends. The MDCC may consider the information presented in the tally sheets in determining future compensation.

Results of 2019 Advisory Vote on Executive Compensation. At our 2019 Annual Meeting of Stockholders, we asked our stockholders to approve, on an advisory basis, our fiscal year 2019 compensation awarded to our named executive officers, commonly referred to as a “say-on-pay” vote. Our stockholders overwhelmingly approved the compensation to our named executive officers, with approximately 92% of votes cast in favor of our proposal. We value this positive endorsement by our stockholders of our 2019 executive compensation policies and believe that the outcome signals our stockholders’ support of our compensation program. We continued our general approach to compensation for fiscal year 2019, specifically our pay-for-performance philosophy and our efforts to attract, retain, and motivate our named executive officers, taking into account the say-on-pay results as well as specific feedback from our stockholders. We value the opinions of our stockholders and will continue to consider the results from this year’s and future advisory votes on executive compensation, as well as feedback received throughout the year, when making compensation decisions for our named executive officers.

Stock Award Granting Practices. The Company awards long-term incentive grants each September at a regularly scheduled MDCC meeting, which typically occurs during the third week of the month, or about six weeks after the Company has publicly reported its annual earnings. The meeting date is the effective grant date for the awards, and the exercise/grant price is equal to the closing price of our Common Stock on that date.

The MDCC may also make occasional grants of stock options and other equity-based awards at other times to recognize, retain, or recruit executive officers.

Executive Stock Ownership Guidelines. To maintain alignment of the interests of the Company’s executive officers and our stockholders, all executive officers, including the named executive officers, are expected to build and maintain a significant level of direct stock ownership. Ownership levels can be achieved over time in a variety of ways, such as by retaining stock received upon the exercise of stock options or the vesting of stock awards or by purchasing stock in the open market. At a minimum, executive officers are expected to establish and maintain direct ownership of Common Stock having a value, based on the closing market price of the

50	THE CLOROX COMPANY - 2020 Proxy Statement

Compensation Discussion and Analysis

stock on the first business day of fiscal year 2020, equal to a multiple of each executive officer’s annual base salary. The current minimum ownership guidelines are as follows.

Chief Executive Officer and Executive Chair of the Board	6x annual base salary
Executive Officers	3x annual base salary
Other Senior Executives	2x annual base salary

Ownership levels are based on shares of Common Stock owned by the named executive officer or held pursuant to Company plans, including performance shares that have vested and been deferred for settlement. Unexercised stock options and shares that have not vested due to time or performance restrictions are excluded from the ownership calculations.

As of the date of this proxy statement, Messrs. Dorer, Jacobsen and Reynolds and Ms. Stein have met the required ownership levels. Ms. Rendle became subject to a higher threshold with her promotion to the Executive Committee in fiscal year 2017 and her ownership threshold increased from 2 times annual base salary to 3 times annual base salary required for executive officers other than the CEO. In addition, with her appointment to Chief Executive Officer effective September 14, 2020, Ms. Rendle is now subject to the stock ownership requirement at 6 times her annual base salary.

Retention Ratios. Executive officers, including our named executive officers, are required to retain a certain percentage of shares obtained upon either the exercise of stock options or the release of restrictions on performance shares and restricted stock, after satisfying applicable taxes. Our CEO and Executive Chair of the Board are expected to retain 75% of shares acquired (after taxes) until the minimum ownership level is met. After attaining the minimum ownership level, our CEO and Executive Chair of the Board must retain 50% of any additional shares acquired (after taxes) until retirement or termination. Other executive officers must retain 75% of shares acquired (after taxes) until the minimum ownership levels are met and thereafter must retain 25% of shares acquired (after taxes) for one year after receipt.

Securities Trading Policy; Prohibition on Hedging and Pledging. To ensure alignment of the interests of our stockholders with all of our directors, officers, employees and consultants, including our named executive officers, the Company’s Insider Trading Policy does not permit any director, officer, employee or consultant of the Company, including any of the Company’s executive officers, either (1) to trade in the stock or other securities of any company when aware of material nonpublic information about that company, including the Company as well as any customers or suppliers of the Company or firms with which the Company may be negotiating a major transaction or (2) to engage in short-term or speculative transactions or derivative transactions involving the Company’s stock and includes prohibitions on options trading and hedging. Restrictions and cautions have also been set forth in this Policy on pledging the Company’s stock as collateral.

The Policy’s prohibition on engaging in hedging transactions in Company securities covers the purchase of a financial transaction instrument, or otherwise engaging in a transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of the Company’s equity securities that were granted as part of the individual’s compensation or that the individual holds directly or indirectly. The following transactions are expressly prohibited by the Policy: (1) short sales (selling Company securities you do not own), (2) transactions involving publicly traded options or other derivatives whose value is tied to the Company’s securities, including trading in or writing puts or calls on the Company’s securities, (3) pre-paid forward contracts and (4) collars. Directors, executive officers, the principal accounting officer and 10% beneficial owners of the Company’s common stock are also prohibited from borrowing against the value of any Company stock that they own through the use of a margin account or other pledge of Company stock as collateral.

Trading of the Company’s securities by directors, executive officers and certain other employees who are so designated from time to time and are informed of their status by the office of the Company’s general counsel is permitted only during announced trading periods or in accordance with a previously established trading plan that meets SEC requirements. At all times, including during announced trading periods, directors, executive officers and certain other employees notified by the office of the Company’s general counsel are required to obtain preclearance from the Company’s general counsel or corporate secretary prior to entering into any transactions in Company securities, unless those sales occur in accordance with a previously established trading plan that meets SEC requirements.

Clawback Provisions. Under our Annual Incentive Plan and long-term incentive plan, in the event of a restatement of financial results to correct a material error or other factors as described in the long-term incentive plan, the MDCC is authorized to reduce or recoup an executive officer’s award, as applicable, to the extent that the MDCC determines such executive officer’s fraud or intentional misconduct was a significant contributing factor to the need for a restatement.

Tax Deductibility Limits on Executive Compensation. Section 162(m) of the IRC limits the federal income tax deductibility of compensation paid to our covered employees to $1  million per year. In setting executive compensation, the MDCC considers Company performance, individual performance and other factors identified in more detail in How We Make Compensation Decisions and does not take this limit on deductibility into account.

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THE CLOROX COMPANY - 2020 Proxy Statement	51

The Management Development and Compensation Committee Report

As detailed in its charter, the Management Development and Compensation Committee of the Board oversees the Company’s executive compensation program and policies. As part of this function, the MDCC discussed, and reviewed with management, the CD&A. Based on this review and discussion, we have recommended to the Board that the CD&A be included in the proxy statement.

THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

Spencer C. Fleischer, Chair
Richard H. Carmona
David Mackay
Kathryn Tesija
Russell J. Weiner

Compensation Committee Interlocks and Insider Participation

Each of Dr. Carmona and Messrs. Fleischer, Mackay, and Weiner served as a member of the MDCC during part or all of fiscal year 2020. None of the members was an officer or employee of the Company or any of its subsidiaries during fiscal year 2020 or in any prior fiscal year. No executive officer of the Company served on the board of directors or compensation committee of any other entity that has or had one or more executive officers who served as a member of the Board or MDCC during fiscal year 2020.

52	THE CLOROX COMPANY - 2020 Proxy Statement

Compensation Discussion and Analysis

Compensation Discussion and Analysis Tables

FISCAL YEAR 2020 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned, paid, or awarded to our named executive officers for the fiscal years ended June 30, 2020, 2019, and 2018.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Benno Dorer Chair and Chief Executive Officer	2020	$1,269,231	$2,949,972	$2,950,287	$3,690,000	$1,161,950	$402,459	$12,423,899
	2019	1,166,346	2,874,521	2,874,816	1,206,000	859,528	381,504	9,362,715
	2018	1,061,538	2,624,635	2,625,829	1,269,840	131,210	420,015	8,133,067
Kevin Jacobsen Executive Vice President — Chief Financial Officer	2020	609,615	699,930	700,059	1,020,000	5,999	154,644	3,190,247
	2019	536,539	649,918	649,958	331,650	4,612	122,077	2,294,753
	2018	388,463	349,952	350,091	168,040	7,476	107,965	1,371,987
Linda Rendle(7) President	2020	686,346	999,967	1,000,099	1,343,262	1,313	167,422	4,198,409
	2019	523,965	600,194	600,006	291,182	1,572	144,820	2,161,739
	2018	435,923	563,379	312,577	271,900	1,401	117,181	1,702,362
Laura Stein Executive Vice President — General Counsel and Corporate Affairs	2020	687,692	624,960	625,044	938,000	1,119,609	139,898	4,135,203
	2019	632,461	549,697	549,965	315,168	787,857	133,721	2,968,869
	2018	607,288	500,253	500,093	321,300	—	177,933	2,106,867
Eric Reynolds(8) Executive Vice President Household & Cleaning	2020	601,923	649,846	650,049	1,028,350	2,597	142,952	3,075,718
	2019	462,788	450,587	450,016	231,071	3,120	119,035	1,716,617

(1)	Reflects actual salary earned for fiscal years 2020, 2019, and 2018.
(2)	The amounts reflected in these columns are the values determined under FASB ASC Topic 718 for the awards granted in the fiscal years ended June 30, 2020, 2019, and 2018, in accordance with the applicable accounting standard. The assumptions made in valuing stock awards and option awards reported in these columns are discussed in Note 14, Summary of Significant Accounting Policies under subsection “Stock-Based Compensation”, and in Note 14, Stock-Based Compensation Plans, to the Company’s consolidated financial statements for the three years in the period ended June 30, 2020, included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020. Additional information regarding the stock awards and option awards granted to our named executive officers during fiscal year 2020 is set forth in the Grants of Plan-Based Awards Table.
(3)

The grant date fair value of the performance share awards reflected in this column is the target payout based on the probable outcome of the performance-based conditions, determined as of the grant date. The maximum potential payout of the stock awards would be 200% of the target shares awarded on the grant date. The maximum value of the performance share award for 2020 determined as of the date of grant would be as follows for each respective named executive officer: Mr. Dorer – $5,899,944; Mr. Jacobsen – $1,399,860; Ms. Stein – $1,249,920; Ms. Rendle – $1,999,934; and Mr. Reynolds – $1,299,692. See the Grants of Plan-Based Awards Table for more information about the performance shares granted under the 2005 Stock Incentive Plan.

(4)

Reflects annual incentive awards earned for fiscal years 2020, 2019, and 2018, and paid out in September 2020, September 2019, and September 2018, respectively, under the Annual Incentive Plan. Information about the Annual Incentive Plan is set forth in the Compensation Discussion and Analysis under the Annual Incentives section of this CD&A.

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THE CLOROX COMPANY - 2020 Proxy Statement	53

(5)	The amounts reflect the aggregate change in the present value of accumulated benefits during fiscal years 2020, 2019, and 2018 under the SERP, the Pension Plan, and the cash balance restoration benefit of the NQDC (note that the SERP, the Pension Plan, and the cash balance restoration benefit of the NQDC are all frozen benefits; refer to the Pension Benefits Table for further information). Each plan amount in fiscal year 2020 is set forth in the following table:

	Benno Dorer	Kevin Jacobsen	Linda Rendle	Laura Stein	Eric Reynolds
The Pension Plan	$1,456	$3,465	$1,313	$3,607	$2,570
SERP	1,146,388	—	—	1,096,626	—
Cash Balance Restoration Benefit	14,106	2,534	—	19,376	27
Total	$1,161,950	$5,999	$1,313	$1,119,609	$2,597

(6)	The amounts shown in the All Other Compensation column represent (i) actual Company contributions under the Company’s 401(k) Plan, (ii) nonqualified contributions under the NQDC and ERP, and (iii) perquisites utilized by our named executive officers of the Company:

	Benno Dorer	Kevin Jacobsen	Linda Rendle	Laura Stein	Eric Reynolds
The Clorox Company 401(k) Plan	$28,133	$27,832	$28,200	$28,586	$32,574
Nonqualified Deferred Compensation Plan and ERP	334,391	98,548	104,278	89,752	83,960
Company Paid Perquisites	39,935	28,263	34,944	21,560	26,418
Total	$402,459	$154,644	$167,422	$139,898	$142,952

The following table sets forth the perquisites utilized by our named executive officers and the cost to the Company for providing these perquisites during fiscal year 2020. The amounts shown in the Other Perquisites row consist of paid parking at the Company’s headquarters, health club reimbursement, and an annual executive physical where applicable.

	Benno Dorer	Kevin Jacobsen	Linda Rendle	Laura Stein	Eric Reynolds
Executive Automobile Program	$13,200	$7,683	$13,200	$13,200	$13,200
Basic Financial Planning	21,125	16,500	16,500	3,560	9,768
Non-Business Use of Company Aircraft	—	—	—	—	—
Other Perquisites	5,610	4,080	5,244	4,800	3,450
Total	$39,935	$28,263	$34,944	$21,560	$26,418

(7)	In May 2020, Ms. Rendle was promoted to President, and effective September 14, 2020, she was named Chief Executive Officer.
(8)	In July 2020, Mr. Reynolds was promoted to Executive Vice President, Household and Lifestyle, and effective September 14, 2020, he was named Executive Vice President - Chief Operating Officer.

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Compensation Discussion and Analysis

FISCAL YEAR 2020 GRANTS OF PLAN-BASED AWARDS

This table shows grants of plan-based awards to the named executive officers during fiscal year 2020.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares if Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Benno Dorer
Annual Incentive Plan(1)		—	$1,845,000	$5,535,000
Performance Shares(2)	9/17/2019				—	18,966	37,932				$2,949,972
Stock Options(3)	9/17/2019								147,367	$155.54	2,950,287
Kevin Jacobsen
Annual Incentive Plan(1)		—	510,000	1,530,000
Performance Shares(2)	9/17/2019				—	4,500	9,000				699,930
Stock Options(3)	9/17/2019								34,968	$155.54	700,059
Linda Rendle
Annual Incentive Plan(1)		—	671,631	2,014,893
Performance Shares(2)	9/17/2019				—	6,429	12,858				999,967
Stock Options(3)	9/17/2019								49,955	$155.54	1,000,099
Laura Stein
Annual Incentive Plan(1)		—	469,000	1,407,000
Performance Shares(2)	9/17/2019				—	4,018	8,036				624,960
Stock Options(3)	9/17/2019								31,221	$155.54	625,044
Eric Reynolds
Annual Incentive Plan(1)		—	514,175	1,542,525
Performance Shares(2)	9/17/2019				—	4,178	8,356				649,846
Stock Options(3)	9/17/2019								32,470	$155.54	650,049

(1)	Represents estimated possible payouts of annual incentive awards for fiscal year 2020 under the Annual Incentive Plan for each of our named executive officers. The Annual Incentive Plan is an annual cash incentive opportunity and, therefore, awards are earned in the year of grant. The target amounts represent the potential payout if both Company performance, including financial and strategic metrics, and individual performance are at target levels. The maximum amount represents maximum payout in the Annual Incentive Plan utilizing a Company performance multiplier of 200% and an individual performance multiplier of 150% for all executive officers. See the Summary Compensation Table for the actual payout amounts in fiscal year 2020 under the Annual Incentive Plan. See “Annual Incentives” in the Compensation Discussion and Analysis for additional information about the Annual Incentive Plan. Annual incentive target for Ms. Rendle and Mr. Reynolds are based on pro-ration of different target percentages throughout the year due to their promotions.
(2)	Represents possible future payouts of Common Stock underlying performance shares awarded in fiscal year 2020 to each of our named executive officers as part of their participation in the 2005 Stock Incentive Plan. These awards will vest upon the achievement of performance measures based on average economic profit growth over a three-year period, with the threshold, target, and maximum awards equal to 0%, 100%, and 200%, respectively, of the number of performance shares granted. If the minimum financial goals are not met at the end of the three-year period, no awards will be paid out under the 2005 Stock Incentive Plan. See “Long-Term Incentives” in the Compensation Discussion and Analysis for additional information.
(3)	Represents stock options awarded to each of our named executive officers under the 2005 Stock Incentive Plan. All stock options vest in equal installments on the first, second, third, and fourth anniversaries of the grant date.

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THE CLOROX COMPANY - 2020 Proxy Statement	55

OUTSTANDING EQUITY AWARDS AT FISCAL 2020 YEAR-END

The following equity awards granted to our named executive officers were outstanding as of the end of fiscal year 2020.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options- Exercisable (#)	Number of Securities Underlying Unexercised Options- Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Benno Dorer
Stock Options(2)	165,400	—			$111.60	9/15/2025
	129,637	43,213	(3)		$123.09	9/13/2026
	85,980	85,980	(4)		$135.57	9/12/2027
	32,200	96,600	(5)		$151.85	9/18/2028
	—	147,367	(6)		$155.54	9/17/2029
Performance Shares(2)										24,974	(9)	$5,478,634
										18,930	(10)	$4,152,674
										18,966	(11)	$4,160,571
Kevin Jacobsen
Stock Options(2)	11,410	—			$111.60	9/15/2025
	8,190	2,730	(3)		$123.09	9/13/2026
	4,915	4,915	(4)		$135.57	9/12/2027
	5,580	5,580	(7)		$128.69	4/2/2028
	7,280	21,840	(5)		$151.85	9/18/2028
	—	34,968	(6)		$155.54	9/17/2029
Performance Shares(2)										1,432	(9)	314,116
										2,000	(12)	438,630
										4,280	(10)	938,904
										4,500	(11)	987,165
Linda Rendle
Stock Options(2)	1,697	—			$72.11	9/11/2022
	2,935	—			$84.45	9/17/2023
	7,850	—			$89.82	9/17/2024
	12,360	—			$111.60	9/15/2025
	10,920	3,640	(3)		$123.09	9/13/2026
	10,235	10,235	(4)		$135.57	9/12/2027
	4,760	14,280	(5)		$151.85	9/18/2028
	1,733	5,199	(8)		$154.88	1/7/2029
	—	49,955	(6)		$155.54	9/17/2029
Performance Shares(2)										2,980	(9)	653,701
										2,800	(10)	614,236
										1,130	(13)	247,888
										6,429	(11)	1,410,330
Restricted Shares(2)							1,850	(14)	$405,835

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Compensation Discussion and Analysis

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options- Exercisable (#)	Number of Securities Underlying Unexercised Options- Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Laura Stein
Stock Options(2)	39,960	—			$84.45	9/17/2023
	41,670	—			$89.82	9/17/2024
	30,420	—			$111.60	9/15/2025
	22,515	7,505	(3)		$123.09	9/13/2026
	16,375	16,375	(4)		$135.57	9/12/2027
	6,160	18,480	(5)		$151.85	9/18/2028
		31,221	(6)		$155.54	9/17/2029
Performance Shares(2)									4,760	(9)	1,044,223
									3,620	(10)	794,119
									4,018	(11)	881,429
Eric Reynolds
Stock Options(2)	15,210	—			$111.60	9/15/2025
	11,602	3,868	(3)		$123.09	9/13/2026
	8,190	8,190	(4)		$135.57	9/12/2027
	3,360	10,080	(5)		$151.85	9/18/2028
	1,485	4,457	(8)		$154.88	1/7/2029
	—	32,470	(6)		$155.54	9/17/2029
Performance Shares(2)									2,374	(9)	520,697
									1,980	(10)	434,353
									968	(13)	212,350
									4,178	(11)	916,528

(1)	Represents unvested “target” number of performance shares under the 2005 Stock Incentive Plan multiplied by the closing price of our Common Stock on June 30, 2020, except as noted below in footnote (9). The ultimate value will depend on whether performance criteria are met and the value of our Common Stock on the actual vesting date.
(2)	Grants were made under the 2005 Stock Incentive Plan.
(3)	Represents unvested portion of stock options that vest in four equal installments beginning one year from the grant date of September 13, 2016.
(4)	Represents unvested portion of stock options that vest in four equal installments beginning one year from the grant date of September 12, 2017.
(5)	Represents unvested portion of stock options that vest in four equal installments beginning one year from the grant date of September 18, 2018.
(6)	Represents unvested portion of stock options that vest in four equal installments beginning one year from the grant date of September 17, 2019.
(7)	Represents unvested portion of off-cycle stock options granted to Mr. Jacobsen when he was promoted to Senior Vice President, Chief Financial Officer, effective April 1, 2018. Options vest in four equal installments beginning one year from the grant date of April 2, 2018.
(8)	Represents unvested portion of off-cycle stock options granted to Ms. Rendle and Mr. Reynolds when they were promoted to Executive Vice President, Strategy and Operations and Executive Vice President, Cleaning and Burt’s Bees, respectively, effective January 7, 2019. Options vest in four equal installments beginning one year from the grant date of January 7, 2019.
(9)	Represents the actual number of performance shares that were paid out under our 2005 Stock Incentive Plan. The grants from the plan have a three-year performance period (fiscal years 2018 through 2020). Performance is based on achievement of the three-year average annual economic profit growth. After completion of fiscal year 2020, the MDCC determined whether the performance measures had been achieved and based on the results, on August 13, 2020, the MDCC approved the payout of this award at 129% of target.
(10)	Represents the “target” number of performance shares that can be earned under our 2005 Stock Incentive Plan. The grants from the plan have a three-year performance period (fiscal years 2019 through 2021). Performance is based on achievement of average annual economic profit growth. The MDCC will determine whether the performance measures have been achieved after the completion of fiscal year 2021.

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(11)	Represents the “target” number of performance shares that can be earned under our 2005 Stock Incentive Plan. The grants from the plan have a three-year performance period (fiscal years 2020 through 2022). Performance is based on achievement of average annual economic profit growth. The MDCC will determine whether the performance measures have been achieved after the completion of fiscal year 2022.
(12)	Represents the actual number of performance shares that were paid out under our 2005 Stock Incentive Plan. The off-cycle grants from the plan, which was granted to Mr. Jacobsen when he was promoted to Senior Vice President, Chief Financial Officer, effective April 1, 2018, have a three-year performance period (fiscal years 2018 through 2020). Performance is based on achievement of average annual economic profit growth. After completion of fiscal year 2020, the Committee determined whether the performance measures had been achieved and based on the results, on August 13, 2020, the Committee approved the payout of this award at 129% of target.
(13)	Represents the “target” number of performance shares that can be earned under our 2005 Stock Incentive Plan. The off-cycle grants from the plan, which were granted to Ms. Rendle and Mr. Reynolds when they were promoted to Executive Vice President, Strategy and Operations and Executive Vice President, Cleaning and Burt’s Bees, respectively, effective January 7, 2019, have a three-year performance period (fiscal years 2019 through 2021). Performance is based on achievement of average economic profit growth. The MDCC will determine whether the performance measures have been achieved after the completion of fiscal year 2021.
(14)	Represents unvested one-time off-cycle restricted stock grant that was granted to Ms. Rendle when she became the Executive Vice President – Cleaning & Strategy effective June 29, 2018. Restricted stock units vest three years from the anniversary of the grant date.

FISCAL YEAR 2020 OPTION EXERCISES AND STOCK VESTED

This table shows stock options exercised and stock vested for the named executive officers during fiscal year 2020.

	Option Awards			Stock Awards
	Number			Number of
	of Shares		Value	Shares		Value
	Acquired		Realized on	Acquired		Realized on
	on Exercise		Exercise	on Vesting		Vesting
Name	(#)		($)(1)	(#)		($)(2)
Benno Dorer	271,950	(3)	$19,307,028	22,777	(4)	$5,199,989
Kevin Jacobsen	19,215	(3)	2,263,612	1,353	(4)(5)	308,890
Linda Rendle	—	(3)	—	3,382	(4)	772,111
Laura Stein	—	(3)	—	3,954	(4)	902,698
Eric Reynolds	—	(3)	—	1,920	(4)(5)	438,336

(1)	The dollar value realized reflects the difference between the market price of the Common Stock upon exercise and the stock option exercise price.
(2)	The dollar value realized reflects the market value of the vested shares and dividend equivalent units based on the closing price of the Common Stock on the vesting date.
(3)	The number represents the exercise of nonqualified stock options granted in previous years under the Company’s 2005 Stock Incentive Plan.
(4)	The number of stock awards listed represent the vesting of performance shares and dividend equivalent units at 104% of target, granted through participation in the Company’s 2005 Stock Incentive Plan. The grant from the plan had a three-year performance period (fiscal years 2016 through 2019). Performance is based on the achievement of cumulative economic profit growth. On August 15, 2019, the MDCC approved the payout of this award at 104% of target and the award was settled on August 26, 2019.
(5)	These shares have been deferred and will be distributed over 5 annual installments after separation for Mr. Jacobsen and in a single installment 3 years after vesting for Mr. Reynolds.

Overview of Pension Benefits

Historically, pension benefits have been paid to the named executive officers under the following plans: (i) the Pension Plan, (ii) the cash balance restoration provision in the NQDC, and (iii) the SERP. Effective June 30, 2011, the Pension Plan and the cash balance restoration provision under the NQDC were frozen. The SERP was also frozen as of June 30, 2011, with regard to pay and offsets, while still allowing age and service credits, as most recently amended in March 2018, as described in the Retirement Plans section of the CD&A.

58	THE CLOROX COMPANY - 2020 Proxy Statement

Compensation Discussion and Analysis

FISCAL YEAR 2020 PENSION BENEFITS TABLE

The following table sets forth each named executive officer’s pension benefits under the Company’s pension plans for fiscal year 2020.

		Number of Years	Present Value	Payments
		of Credited	of Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)(1)	($)(2)	($)
Benno Dorer	The Clorox Company Pension Plan(3)	15	$58,325	$—
	SERP(4)	15	4,622,393	—
	Cash Balance Restoration(5)	15	171,227	—
Kevin Jacobsen	The Clorox Company Pension Plan(3)	24	138,812	—
	SERP(4)	24	—	—
	Cash Balance Restoration(5)	24	52,927	—
Linda Rendle	The Clorox Company Pension Plan(3)	17	52,602	—
	SERP(4)	17	—	—
	Cash Balance Restoration(5)	17	—	—
Laura Stein	The Clorox Company Pension Plan(3)	23	144,536	—
	SERP(4)	23	6,163,073	—
	Cash Balance Restoration(5)	23	312,043	—
Eric Reynolds	The Clorox Company Pension Plan(3)	21	102,952	—
	SERP(4)	21	—	—
	Cash Balance Restoration(5)	21	1,975	—

(1)	Number of years of credited service is rounded down to the nearest whole number.
(2)	Present value of the accumulated benefit was calculated using the following assumptions: mortality table: MILES-CGFD; discount rate: 2.40%; and age at June 30, 2020.
(3)	The Pension Plan was frozen effective July 1, 2011. Participants keep their accumulated pay credits and receive only quarterly interest credits after that date.
(4)	The SERP was frozen with regards to pay and offsets effective June 30, 2011. Age and service credits continue to accrue. Mr. Dorer and Ms. Stein are the only named executive officers eligible for the SERP.
(5)	The cash balance restoration provision in the NQDC was eliminated effective July 1, 2011, when the Pension Plan was frozen. Participants keep their accumulated pay credits but no contributions were made under this provision after July 1, 2011.

Overview of the Nonqualified Deferred Compensation Plans

Executive Retirement Plan. Our executive officers (including each of our named executive officers) are eligible for participation in the ERP. The ERP provides that the Company will make an annual contribution of 5% of an eligible participant’s base salary plus an annual incentive payment into the plan. Company contributions will vest over a three-year period and will fully vest upon the participant’s attainment of age 62 with 10 years of service with the Company (at which time the individuals are considered retirement-eligible under the ERP). An eligible participant can elect distribution in a lump sum or up to 15 annual installments upon a qualifying payment event.

Nonqualified Deferred Compensation Plan. Under the NQDC, participants, including each of our named executive officers, may voluntarily defer the receipt of up to 50% of their base salary and up to 100% of their annual incentive award. In addition, the NQDC offers a 401(k) restoration provision for those who defer at a required level. All Company retirement contributions are made in the form of (i) a fixed 6% employer annual contribution and (ii) an employer match of up to 4% of pay into the 401(k) Plan, subject to IRC compensation limits. Contributions on eligible compensation that exceed the IRC compensation limits are contributed into a participant’s NQDC account under the 401(k) restoration provision.

Participants in the NQDC may elect to receive benefits from the NQDC either in a lump sum or up to 15 annual payments upon a qualifying payment event. Participants may choose from an array of investment crediting rates that generally mirror the investment fund options available in the 401(k) Plan. The NQDC uses the same benefit formulas, types of compensation to determine benefits, and vesting requirements as our tax-qualified 401(k) plan. The responsibility to pay benefits under the NQDC is an unfunded and unsecured obligation of the Company.

The following table provides information regarding the accounts of the named executive officers under the NQDC and ERP in fiscal year 2020.

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THE CLOROX COMPANY - 2020 Proxy Statement	59

FISCAL YEAR 2020 NONQUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Balance
	in Last FY	in Last FY	in Last FY	at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)(4)(5)
Benno Dorer	$97,117	$334,391	$349,239	$4,585,978
Kevin Jacobsen	105,668	98,548	66,927	1,128,871
Linda Rendle	37,870	104,278	34,466	633,703
Laura Stein	33,500	89,752	177,782	5,263,670
Eric Reynolds	80,088	83,960	19,967	507,903

(1)	Amounts represent the annual base salary and incentive award that each executive deferred during fiscal year 2020. Deferred base salary is also reported in the Summary Compensation Table – Salary. Deferred annual incentive awards are also reported in the Summary Compensation Table – Non-Equity Incentive Plan Compensation.
(2)	Represents that portion of the Company’s 401(k) match and Company contribution of up to 10% of eligible compensation that is in excess of IRC compensation limits pursuant to the 401(k) restoration provision of the NQDC and the Company’s contribution under the ERP. These contributions are also reported in the Summary Compensation Table – All Other Compensation and are included under the caption “Nonqualified Deferred Compensation Plan” in footnote (6) to the Summary Compensation Table.
(3)	Earnings are based on an array of investment options that generally mirror the 401(k) Plan. Earnings vary based on participant investment elections.
(4)	Reflects aggregate balances under the restoration provision of the NQDC and any deferred base salary and annual incentive awards as of the end of fiscal year 2020.
(5)	The executive and registrant contribution total amounts in the table below are also reported as compensation in the Summary Compensation Table in the years indicated:

	Benno	Kevin	Linda	Laura	Eric
Fiscal Year	Dorer	Jacobsen	Rendle	Stein	Reynolds
2020	$334,391	$98,548	$104,278	$89,752	$83,960
2019	329,899	68,694	83,562	86,874	63,278
2018	423,145	113,227	112,495	172,578

Potential Payments Upon Termination or Change in Control

Payments Upon Termination

Severance Plan for Named Executive Officers. Under the terms of the Severance Plan, our named executive officers are eligible to receive benefits if their employment is terminated by the Company without cause (other than in connection with a change in control). No benefits are payable under the terms of the Severance Plan if the Company terminates the employment of the named executive officer for cause or if the named executive officer voluntarily resigns.

Regardless of the manner in which a named executive officer’s employment terminates, each named executive officer would retain the amounts he or she had earned over the course of their employment prior to the termination event, such as balances under the NQDC, vested and accrued retirement benefits, and previously vested stock options, except as outlined below under Termination for Misconduct. For further information about previously earned amounts, see the Summary Compensation Table, Outstanding Equity Awards at Fiscal 2020 Year-End Table, Option Exercises and Stock Vested Table, Pension Benefits Table, and Nonqualified Deferred Compensation Table.

Under the Severance Plan, each named executive officer agrees to return and not to use or disclose proprietary information of the Company and, for two years following any such termination, the named executive officer is also prohibited from soliciting for employment any employee of the Company.

Termination benefits under the Severance Plan for our named executive officers are as follows:

Involuntary Termination Without Cause. If the Company terminates the employment of a named executive officer (other than the CEO) without cause, the Severance Plan entitles the named executive officer to receive a lump-sum severance payment after termination equal to two times the named executive officer’s then-current base salary. In the case of the CEO, the severance amount is equal to the sum of (i) two times the CEO’s base salary and (ii) two times the CEO’s three-year average annual bonus multiplied by 75%. Under the Severance Plan, a named executive officer (other than the CEO) is also entitled to an amount equal to 75% of their Annual Incentive Plan award for the fiscal year in which he or she was terminated. The CEO is entitled to an amount equal to 100% of his Annual Incentive Plan award for the fiscal year in which he was terminated.

60	THE CLOROX COMPANY - 2020 Proxy Statement

Compensation Discussion and Analysis

The amount of severance paid is calculated using the actual Company Financial Performance Multiplier and assumes an Individual Performance Multiplier of 100%, prorated to the date of termination. If the named executive officer is retirement-eligible under the terms of the Annual Incentive Plan, the executive would be eligible for either the treatment under the Severance Plan or retirement treatment for purposes of the Annual Incentive Plan award payout (retirement treatment would be 100%, versus 75%, of their Annual Incentive Plan award for the fiscal year in which he or she was terminated, prorated to the date of termination). It is the MDCC’s decision as to which treatment to apply.

The Severance Plan provides that the named executive officer is entitled to continue to participate in the Company’s medical, vision, and dental insurance programs for up to two years following termination on the same terms as active employees. In addition, at the end of this coverage, a named executive officer will be eligible to participate in the Company’s medical, vision, and/or dental plans offered to former employees who retire at age 55 or older, provided the executive has completed at least 10 years of service, on the same terms as such other former employees. If eligible, this coverage will continue until the named executive officer turns age 65. Thereafter, the named executive officer may participate in the Company’s general retiree health plan as it may exist in the future, if otherwise eligible. If the named executive officer will be age 55 or older and will have completed at least 10 years of service at the end of, and including, the two-year period following termination, the named executive officer will be deemed to be age 55 and/or to have 10 years of service under any pre-65 retiree health plan as well as the SERP.

The above severance-related benefits are provided only if the named executive officer executes a general release prepared by the Company.

Termination Due to Retirement. Under the Company’s policy applicable to all employees, upon retirement the named executive officer is entitled to their salary through the last day of employment and is eligible for a pro-rata portion of the Annual Incentive Plan award for the fiscal year in which their retirement occurs. Based on the provisions of the respective plans, he or she will also be eligible to receive SERP, ERP, and other benefits under applicable Company retirement plans. In addition to the amounts that the named executive officer has earned or accrued over the course of their employment under the Company’s qualified and nonqualified plans, a named executive officer who is at least age 55 with 10 years of service or who has 20 years of service regardless of age is eligible to receive retirement-related benefits under the long-term incentive program. Stock options held for longer than six months will vest in full in accordance with the original vesting schedule and remain exercisable for five years following the named executive officer’s retirement, or until the expiration date, whichever is sooner, and performance shares will be paid out on a pro-rata basis at the end of the relevant performance period based on the actual level of performance achieved during that period. Beginning with the fiscal year 2021 grant, restricted stock units held for longer than six months will vest in full in accordance with the original vesting schedule.

Termination Due to Death or Disability. Under the Company’s policy applicable to all employees, if the named executive officer’s employment is terminated due to their death, the named executive officer’s beneficiary or estate is entitled to (i) the named executive officer’s salary through the date of their death, (ii) a pro-rata portion of the named executive officer’s actual Annual Incentive Plan award for the fiscal year of their death, (iii) a pro-rata portion of the named executive officer’s 6% annual contribution to the 401(k) plan for the fiscal year of their death, and (iv) benefits pursuant to the Company’s life insurance plan. Stock options and restricted stock units will vest in full, and all vested options remain exercisable for an additional year following the named executive officer’s death or until the expiration date, whichever is earlier, and all performance shares will be paid out at the end of the relevant performance period based on the actual level of performance achieved during that period.

If the named executive officer begins to receive benefits under the Company’s long-term disability plan, the Company may terminate the named executive officer’s employment at any time, in which case the named executive officer will receive their salary through the date of their termination and will also be entitled to a pro-rata portion of their actual Annual Incentive Plan award for the fiscal year of their termination. Stock options will vest in full, and all vested options will remain exercisable for an additional year following the named executive officer’s disability or until the expiration date, whichever is earlier, and all performance shares will be paid out at the end of the relevant performance period based on the actual level of performance achieved during that period.

Termination for Misconduct. The Company may terminate a named executive officer’s employment for misconduct at any time without notice. Upon the named executive officer’s termination for misconduct, the named executive officer is entitled to their salary through the date of their termination, but is not entitled to any Annual Incentive Plan award for the fiscal year in which their termination for misconduct occurs. “Misconduct” under the Severance Plan means: (i) the willful and continued neglect of significant duties or willful and continued violation of a material Company policy after having been warned in writing, (ii) a material act of dishonesty, fraud, misrepresentation, or other act of moral turpitude, (iii) gross negligence in the course of employment, (iv) the failure to obey a lawful direction of the Board or a corporate officer to whom the named executive officer reports, directly or indirectly, or (v) an action that is inconsistent with the Company’s best interests and values.

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THE CLOROX COMPANY - 2020 Proxy Statement	61

All outstanding stock option and restricted stock units grants are forfeited upon a termination for misconduct. In addition, any retirement-related benefits a named executive officer would normally receive related to performance shares are also forfeited upon a termination for misconduct.

Voluntary Termination. A named executive officer may resign from their employment at any time. Upon the named executive officer’s voluntary resignation, the named executive officer is entitled to their salary through the date of termination, but is not entitled to any Annual Incentive Plan award for the fiscal year of termination. All unvested outstanding stock options, restricted stock units, and performance share grants are forfeited upon voluntary termination.

The Company also maintains the CIC Plan for the benefit of each of our named executive officers. Please see the Potential Payments Upon Termination or Change in Control section below for further details on the CIC Plan.

Potential Payments Upon Change in Control

Change in Control Severance Plan for Named Executive Officers. Under the CIC Plan, executives are eligible for change in control severance benefits, subject to the execution of a waiver and release, if they are terminated without cause or resign for good reason (each as defined under the CIC Plan and as further described below) during (i) the two-year period following a change in control or (ii) a period of up to one year prior to the change in control in limited circumstances where the executive’s termination is directly related to or in anticipation of a change in control.

The severance benefits under the CIC Plan include (i) a lump-sum severance payment equal to two times (or, in the case of the CEO, three times) the sum of (a) the executive’s base salary and (b) average Annual Incentive Plan award for the three completed fiscal years prior to termination, (ii) a lump-sum amount equal to the difference between the actuarial equivalent of the benefit the named executive officer would have been entitled to receive if their employment had continued until the second anniversary of the date of termination and the actuarial equivalent of the aggregate benefits paid or payable as of the date of termination under the qualified and nonqualified retirement plans, (iii) a payment equal to the cost of applicable healthcare benefits for a maximum of two (or, in the case of the CEO, three) years following a severance-qualifying termination, (iv) continued financial planning services for the year of termination, (v) vesting of all outstanding equity awards granted prior to the change in control, and (vi) an amount equal to the average Annual Incentive Plan award for the three completed fiscal years preceding termination prorated for the number of days employed in the fiscal year during which termination occurred. In addition, the CIC Plan provides for an excise tax cutback such that the excise tax under Sections 280G and 4999 of the IRC would not apply (unless the executive would receive a greater amount of severance benefits on an after-tax basis without a cutback, in which case the cutback would not apply). The CIC Plan permits the MDCC to make changes to the CIC Plan that are adverse to covered executives with 12 months’ advance notice. If a change in control of the Company occurs during that 12-month period, then such changes would not become effective. Each participant under the CIC Plan is subject to certain restrictive covenants including confidentiality and non-disparagement provisions and a non-solicitation and non-diversion of business provision during the term of their employment and for two years thereafter.

“Cause” is generally defined as (i) willful and continued failure to substantially perform duties upon written demand or (ii) willfully engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. A termination for cause requires a vote of 75% of the Board at a meeting after notice to the executive has been given and the executive has had an opportunity to be heard.

“Good Reason” is generally defined as (i) an assignment of duties inconsistent in any material respects with the executive officer’s position (including offices and reporting requirements), authority, duties, or responsibilities (ii) any failure to substantially comply with, or any reduction by the Company in, any of the material provisions of compensation plans, programs, agreements, or arrangements as in effect immediately prior to the change in control, including any material reduction in base salary, cash incentive compensation target bonus opportunity, equity compensation opportunity in the aggregate, or employee benefits or perquisites in the aggregate, (iii) relocation of principal place of employment that increases the executive officer’s commuting distance by more than 35 miles, (iv) termination of employment by the Company other than as expressly permitted by the CIC Plan, or (v) failure of a successor company to assume the CIC Plan.

Estimated Potential Payments Upon Termination or Change in Control

The following table reflects the estimated amount of compensation payable to each of the Company’s named executive officers upon termination of the named executive officer’s employment under various scenarios. The amounts exclude earned amounts such as vested or accrued benefits, other than benefits vested under the Company’s SERP. If a named executive officer is eligible for their SERP benefit as of the assumed termination date, the respective SERP benefit amount reported under the Retirement column is also included in the scenarios for Involuntary Termination Without Cause and Involuntary Termination After Change in Control on the Retirement Plan Benefits line.

62	THE CLOROX COMPANY - 2020 Proxy Statement

Compensation Discussion and Analysis

The amounts shown are calculated using an assumed termination date effective as of the last business day of fiscal year 2020 (June 30, 2020) and the closing trading price of our Common Stock of $219.37 on such date. Although the calculations are intended to provide reasonable estimates of the potential compensation payable upon termination, they are based on assumptions outlined in the footnotes of the table and may not represent the actual amount the named executive officer would receive if an eligible termination event were to occur.

The table does not include compensation or benefits provided under plans or arrangements that are generally available to all salaried employees. Amounts reflected for change in control assume that each named executive officer is involuntarily terminated by the Company without cause or voluntarily terminates for good reason within two years after a change in control.

FISCAL YEAR 2020 TERMINATION TABLE

The following table sets forth the compensation earned, paid or awarded to our named executive officers for the fiscal years ended June 30, 2020.

Name and Benefits	Involuntary Termination Without Cause		Involuntary Termination After Change In Control		Retirement		Disability		Death
Benno Dorer
Cash Payment	$7,072,500	(1)	$11,070,000	(2)	$—	(3)	$—	(4)	$—	(4)
Stock Options	23,947,633	(16)	23,947,633	(5)	23,947,633	(16)	23,947,633	(6)	23,947,633	(6)
Restricted Stock	—		—		—		—		—
Performance Shares	8,719,807	(17)	12,962,881	(7)	8,719,807	(17)	12,962,881	(8)	12,962,881	(8)
Retirement Plan Benefits	5,369,911	(18)	5,698,108	(19)	5,369,911	(18)	4,680,718	(9)	2,910,445	(10)
Health & Welfare Benefits	22,860	(11)	34,290	(12)	—		—		—
Financial Planning	—		16,500	(13)	—		—		—
Total Estimated Value	$45,132,711		$53,729,412		$38,037,351		$41,591,232		$39,820,959
Kevin Jacobsen
Cash Payment	$1,710,000	(14)	$2,730,000	(15)	$—	(3)	$—	(4)	$—	(4)
Stock Options	4,331,530	(16)	4,331,530	(5)	4,331,530	(16)	4,331,530	(6)	4,331,530	(6)
Restricted Stock	—		—		—		—		—
Performance Shares	1,589,512	(17)	2,580,288	(7)	1,589,512	(17)	2,580,288	(8)	2,580,288	(8)
Retirement Plan Benefits	—		—		—		—		—
Health & Welfare Benefits	36,648	(11)	36,648	(12)	—		—		—
Financial Planning	—		16,500	(13)	—		—		—
Total Estimated Value	$7,667,690		$9,694,966		$5,921,042		$6,911,818		$6,911,818
Linda Rendle
Cash Payment	$2,350,000	(14)	$4,600,000	(15)	$—	(3)	$—	(4)	$—	(4)
Stock Options	—		5,696,249	(5)	—		5,438,016	(6)	5,438,016	(6)
Restricted Stock	—		405,835	(20)	—		405,835	(20)	405,835	(20)
Performance Shares	—		2,851,303	(7)	—		2,851,303	(8)	2,851,303	(8)
Retirement Plan Benefits	—		—		—		—		—
Health & Welfare Benefits	22,008	(11)	22,008	(12)	—		—		—
Financial Planning	—		16,500	(13)	—		—		—
Total Estimated Value	$2,372,008		$13,591,894		$—		$8,695,153		$8,695,153

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THE CLOROX COMPANY - 2020 Proxy Statement	63

Name and Benefits	Involuntary Termination Without Cause		Involuntary Termination After Change In Control		Retirement		Disability		Death
Laura Stein
Cash Payment	$1,809,000	(14)	$2,747,000	(15)	$—	(3)	$—	(4)	$—	(4)
Stock Options	4,689,547	(16)	4,689,547	(5)	4,689,547	(16)	4,689,547	(6)	4,689,547	(6)
Restricted Stock	—		—		—		—		—
Performance Shares	1,693,697	(17)	2,563,132	(7)	1,693,697		2,563,132	(8)	2,563,132	(8)
Retirement Plan Benefits	7,333,051	(18)	7,691,598	(19)	7,333,051	(18)	6,307,609	(9)	3,097,848	(10)
Health & Welfare Benefits	13,680	(11)	13,680	(12)	—		—		—
Financial Planning	—		16,500	(13)	—		—		—
Total Estimated Value	$15,538,974		$17,721,457		$13,716,294		$13,560,288		$10,350,527
Eric Reynolds
Cash Payment	$2,100,000	(14)	$3,500,000	(15)	$—	(3)	$—	(4)	$—	(4)
Stock Options	3,638,324	(16)	3,638,324	(5)	3,638,324	(16)	3,638,324	(6)	3,638,324	(6)
Restricted Stock	—		—		—		—		—
Performance Shares	1,177,812	(17)	2,019,943	(7)	1,177,812	(17)	2,019,943	(8)	2,019,943	(8)
Retirement Plan Benefits	—		—		—		—		—
Health & Welfare Benefits	12,240	(11)	12,240	(12)	—		—		—
Financial Planning	—		16,500	(13)	—		—		—
Total Estimated Value	$6,928,376		$9,187,007		$4,816,136		$5,658,267		$5,658,267

(1)	This amount reflects two times Mr. Dorer’s current base salary plus two times 75% of his target Annual Incentive Plan award. In addition, the amount includes 100% of his current year target Annual Incentive Plan award, pro-rated to the date of termination.
(2)	This amount represents three times Mr. Dorer’s current base salary, plus three times the target Annual Incentive Plan award, plus the Annual Incentive Plan award, pro-rated to the date of termination, subject to the excise tax cut back provision in the Change in Control Severance Plan.
(3)	Messrs. Dorer, Jacobsen and Reynolds, and Ms. Stein are retirement-eligible and thus are eligible for a pro-rata Annual Incentive Plan award upon retirement. However, all bonus-eligible employees active as of June 30, 2020 are eligible to receive an annual incentive award, and as such a pro-rata Annual Incentive Plan award would not be applicable as of this date as the assumed termination date is June 30, 2020. Ms. Rendle is not retirement-eligible and thus not eligible for an annual incentive award upon retirement.
(4)	Named executive officers whose termination is the result of disability or death are eligible to receive a pro-rata Annual Incentive Plan award through the date of termination. However, all bonus-eligible employees active as of June 30, 2020 are eligible to receive an annual incentive award, and as such a pro-rata Annual Incentive Plan award would not be applicable since the assumed termination date is June 30, 2020.
(5)	For Messrs. Dorer, Jacobsen and Reynolds, and Ms. Stein who are retirement-eligible, this amount represents the expected value of the accelerated vesting of all outstanding stock options, and assumes a five-year expected life, or the remaining original term, whichever is sooner. For Ms. Rendle, this amount represents the intrinsic value of the accelerated vesting of all outstanding stock options (based on the provision that non-retirement eligible executives exercise stock options within 90 days of termination), calculated as the difference between the June 30, 2020 closing Common Stock price of $219.37 and the exercise price for each option.
(6)	For Messrs. Dorer, Jacobsen and Reynolds, and Ms. Stein who are retirement-eligible, this amount represents the expected value of the accelerated vesting of all outstanding stock options upon the named executive officer’s termination of employment due to disability or death, and assumes a five-year expected life, or the remaining original term, whichever is sooner. For Ms. Rendle, this amount represents the expected value of the accelerated vesting of all outstanding stock options (based on the provision that non-retirement eligible executives exercise stock options within one-year of death or disability), calculated as the difference between the June 30, 2020 closing Common Stock price of $219.37 and the exercise price for each option.
(7)	Performance shares will vest based on performance through the day of the change in control. This amount assumes a pro-rated targeted payout and is valued at the closing price of our Common Stock on June 30, 2020 of $219.37.
(8)	This amount represents the value of the accelerated vesting of performance shares upon a death or disability, assuming a target payout and valued at the closing price of our Common Stock on June 30, 2020 of $219.37. Upon a death or disability termination, the entire performance share grant will vest. The actual payout will not be determined until the end of the performance period.
(9)	This amount represents the present value of the SERP benefit payable to the named executive officer at the time of termination due to disability.
(10)	This amount represents the present value of the SERP benefit payable to the named executive officer’s beneficiary at the time of death.
(11)	This amount represents the estimated Company cost of providing welfare benefits, including medical, dental, and vision, for the two-year period following termination.
(12)	For Messrs. Jacobsen and Reynolds, and Mses. Stein and Rendle, this amount represents the estimated Company cost of providing welfare benefits, including medical, dental, and vision, for the two-year period following a qualifying termination after a change in control. For Mr. Dorer, this amount represents the estimated Company cost of providing welfare benefits, including medical, dental, and vision, for the three-year period following a qualifying termination after a change in control.
(13)	This amount represents the cost of providing financial planning for the year of termination.
(14)	This amount reflects two times the named executive officer’s current base salary. In addition, for Messrs. Jacobsen and Reynolds and Ms. Stein who are retirement-eligible, this amount includes 100% of their current year target Annual Incentive Plan award pro-rated to the date of termination. For Ms. Rendle, this amount includes 75% of their current year's target Annual Incentive Plan award, pro-rated to the date of termination.

64	THE CLOROX COMPANY - 2020 Proxy Statement

Compensation Discussion and Analysis

(15)	This amount represents two times the named executive officer’s current base salary, plus two times the average Annual Incentive Plan awards for the preceding three years, subject to the excise tax cut back provision in the Change in Control Severance Plan. For Messrs. Jacobsen and Reynolds and Ms. Stein who are retirement-eligible, this amount also includes 100% of their current year target Annual Incentive Plan award, pro-rated to the date of termination. For Ms. Rendle, this amount includes the average Annual Incentive Plan awards for the preceding three years, pro-rated to the date of termination.
(16)	Messrs. Dorer, Jacobsen and Reynolds and Ms. Stein are retirement-eligible and, thus, all unvested stock options held greater than six months will automatically vest upon termination. This amount represents the expected value of the accelerated vesting of the stock options, and assumes a five-year expected life, or the remaining original term, whichever is sooner.
(17)	Messrs. Dorer, Jacobsen and Reynolds and Ms. Stein are retirement-eligible and, thus, are entitled to receive a pro-rata portion of all performance shares held at least one year at the date of termination for the September 2016 award and a pro-rata portion of all performance shares for the September 2017 and September 2018 awards, for which no holding period is required. This value represents the full vesting of eligible shares from the September 2017 grant, as with the assumed termination date of June 30, 2020 they would have completed the entire performance period and the pro-rata vesting of the eligible shares from the September 2018 and September 2019 grants, assuming a target payout and valued at the closing price of our Common Stock on June 30, 2020 of $219.37. The actual payout of the shares will not be determined until the end of the performance period. Named executive officers who are not retirement-eligible forfeit shares upon termination under these scenarios.
(18)	This amount represents the present value of the Company SERP per the provisions of the Severance Plan for Clorox Executive Committee Members.
(19)	This amount represents the difference between the actuarial equivalent of the benefit Mr. Dorer and Ms. Stein would have been eligible to receive if their employment had continued until the second anniversary of the date of termination or the first day of the month following their 65th birthday, if earlier, under the qualified and nonqualified retirement plans and the actuarial equivalent of their actual aggregate benefits paid or payable, if any, as of the date of termination under the qualified and nonqualified retirement plans.
(20)	This amount represents value of the restricted stock held by Ms. Rendle that will vest upon change in control, death or disability.

Fiscal Year 2020 CEO Pay Ratio

Under rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), we are required to disclose the ratio of the annual total compensation of our Chair & CEO to the annual total compensation of our median compensated employee. To identify our median employee for purposes of this disclosure, we first determined the pool of all individuals employed by us (other than the CEO) on June 20, 2019. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation and no exclusions were utilized during this process. We selected our median employee from that pool in accordance with the SEC rules as explained in our proxy statement for fiscal year 2019. We believe there has been no change to our employee population and compensation arrangements, or the circumstances of the median employee used in fiscal year 2019 that we believe would result in a significant change to our pay ratio disclosure. Accordingly, as permitted under SEC rules, we are using the same median employee for the pay ratio for fiscal year 2020 by examining the total cash compensation utilizing data as of June 30, 2020.

We calculated annual total compensation for that employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table in this proxy statement.

●	Total compensation for our median employee is $75,157.
●	Our CEO to median employee pay ratio is 165:1.

The pay ratio reported here is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies, including our compensation peer group, may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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THE CLOROX COMPANY - 2020 Proxy Statement	65

Equity Compensation Plan Information

The following table sets out the number of shares of Common Stock to be issued upon exercise of outstanding options, warrants, and rights, the weighted-average exercise price of outstanding options, warrants, and rights, and the number of securities available for future issuance under equity compensation plans as of June 30, 2020.

	[a]	[b]	[c]
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (in thousands)	Weighted-average exercise price per share of outstanding options, warrants, and rights	Number of securities remaining for future issuance under non- qualified stock-based compensation programs (excluding securities reflected in column [a]) (in thousands)
Equity compensation plans approved by security holders	5,759	$127	7,026
Equity compensation plans not approved by security holders	—	—	—
Total	5,759	$127	7,026

Column [a] includes the following outstanding equity-based awards (in thousands):

●	4,861 stock options
●	414 performance shares and deferred shares
●	190 deferred stock units for non-employee directors
●	294 restricted stock awards

66	THE CLOROX COMPANY - 2020 Proxy Statement

Audit Committee Matters

Proposal 3: Ratification of Independent Registered Public Accounting Firm

The Audit Committee has the authority to appoint, retain, compensate, and oversee the Company’s independent registered public accounting firm, and the Company’s shareholders must ratify the Audit Committee’s selection and appointment. The Audit Committee has selected Ernst & Young LLP (E&Y) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021. E&Y has been engaged since February 15, 2003.

Board’s Recommendation

The Board unanimously recommends that shareholders vote FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021. While we are not required by law to obtain such ratification from our shareholders, the Board believes it is good practice to do so. The Audit Committee and the Board believe that the continued retention of E&Y as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

Representatives of E&Y are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they desire to do so.

Vote Required

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote on the matter is required to ratify the appointment of E&Y. If shareholders fail to ratify the appointment of E&Y, the Audit Committee will reconsider the appointment.

The people designated in the proxy and voting instruction card will vote your shares represented by proxy FOR ratification unless you include instructions to the contrary.

THE CLOROX COMPANY - 2020 Proxy Statement	67

Audit Committee Report

The Audit Committee assists the Board in its oversight of corporate governance by overseeing the quality and integrity of the accounting, auditing, and financial reporting practices of the Company, including:

●	review of reports filed by the Company on Form 10-Q and Form 10-K,
●	oversight of the financial reporting process,
●	assessment of the effectiveness of the Company’s internal control over financial reporting and the review of the performance of the internal audit function, and
●	oversight of the Company’s framework and guidelines with respect to risk assessment and risk management, including the Company’s cybersecurity and information technology risks and initiatives, and disclosure controls and procedures.

The Audit Committee operates in accordance with a written charter, which was adopted and is periodically updated by the Board. Each member of the Audit Committee is “independent,” as required by the applicable listing standards of the NYSE and the rules of the SEC.

While the Company’s management has primary responsibility for the financial statements, the reporting process and the Company’s internal control over financial reporting, the independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (the PCAOB). The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm.

The Audit Committee is responsible for the appointment, retention, compensation, and oversight of the Company’s independent registered public accounting firm, including the review of their qualifications, independence and performance, and approval of the audit fee. In this regard, the Audit Committee appointed Ernst & Young LLP (E&Y) to audit the Company’s financial statements as of and for the year ended June 30, 2020, and the effectiveness of the Company’s internal control over financial reporting as of June 30, 2020. E&Y has served as the Company’s independent registered public accounting firm since February 2003. The Audit Committee considered several factors in selecting E&Y as the Company’s independent registered public accounting firm for the year ended June 30, 2020, including the firm’s independence and internal quality controls, the overall depth of talent, their experience with the Company’s industry, and their familiarity with the

Company’s businesses and internal control over financial reporting. In determining whether to reappoint E&Y as the Company’s independent registered public accounting firm for the year ending June 30, 2021, the Audit Committee again took those factors into consideration along with its evaluation of the past performance of E&Y and determined that the continued retention of E&Y as the Company’s independent registered public accounting firm is in the Company’s best interests.

The Audit Committee has a policy that requires it to consider and approve, in advance, any audit and permissible non-audit services to be performed by the independent registered public accounting firm. Among the assurance and related services provided by E&Y in fiscal year 2020, E&Y has issued reports on its review of certain corporate responsibility and sustainability metrics and information provided in the Company’s Integrated Annual Report – Executive Summary. The Audit Committee obtained from E&Y the written disclosures and the letter required by the applicable requirements of the PCAOB regarding https://www.thecloroxcompany.com/who-we-are/corporate-governance/committee-charters communications with the Audit Committee concerning independence of the auditors and discussed with the auditors their independence. In evaluating E&Y’s independence, the Audit Committee considered whether the firm’s provision of any non-audit services impaired or compromised the firm’s independence and concluded that they did not.

Further, in conjunction with the mandated rotation of the auditing firm’s coordinating partner, the Audit Committee and its chairperson oversee and are directly involved in the selection of E&Y’s new coordinating partner. The Audit Committee periodically considers rotation of the registered independent public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee meets regularly with management and E&Y to discuss, prior to their release to the public, the Company’s financial statements and earnings releases and, as appropriate, other Company public communications containing Company financial information or performance measures. The Audit Committee’s meetings with the independent registered public accounting firm, which are both with and without management present, include discussions about the results of the independent registered public accounting firm’s examinations and evaluations of the quality of the Company’s financial statements and the Company’s internal control over financial reporting.

In this regard, the Audit Committee discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended

68	THE CLOROX COMPANY - 2020 Proxy Statement

Audit Committee Report

June 30, 2020. This review included a discussion of the quality and the acceptability of the Company’s financial reporting and system of internal controls, including the clarity of disclosures in the financial statements, reasonableness of significant contingency accruals, reserves, allowances and other judgments, critical accounting policies and estimates, and risk assessment. In addition, the Audit Committee reviewed and discussed with the Company’s independent registered public accounting firm the scope and plans for their audit, the audited financial statements of the Company for the fiscal year ended June 30, 2020, the independent registered public accounting firm’s judgments as to the quality and acceptability of the Company’s financial reporting, E&Y’s discussion about critical audit matters in its report on the audited financial statements for the fiscal year ended June 30, 2020, the Company’s critical accounting policies and estimates, the effectiveness of the Company’s internal control over financial reporting and such other matters as are required to be discussed by the applicable requirements of the PCAOB and SEC.

In addition to the regular meetings with the independent registered public accounting firm and management noted above, the Audit Committee meets periodically with the internal audit team to discuss the scope, plans and results of their audits and holds private sessions with each of the Company’s General Counsel, Chief Financial Officer, and Vice President of Internal Audit.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, for filing with the SEC.

THE AUDIT COMMITTEE as of June 30, 2020

Christopher J. Williams, Chair
Amy Banse
A.D. David Mackay
Matthew J. Shattock
Russell J. Weiner

Fees of the Independent Registered Public Accounting Firm

The table below includes fees related to fiscal years 2020 and 2019 of the Company’s independent registered public accounting firm, Ernst & Young LLP:

	2020	2019
Audit Fees(1)	$6,187,000	$5,842,000
Audit-Related Fees(2)	114,000	130,000
Tax Fees(3)	63,000	117,000
All Other Fees(4)	145,000	5,000
Total	$6,509,000	$6,094,000

(1)	Consists of fees for professional services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, included in the Company’s Annual Reports on Form 10-K for each of the fiscal years ended June 30, 2020 and 2019, and for review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q during those fiscal years.
(2)	Consists of fees for assurance and related services (including the Company’s employee benefit plans) not included in the Audit Fees listed above.
(3)

Consists of fees for tax compliance, tax advice, and tax planning for the fiscal years ended June 30, 2020 and 2019. These services included tax return preparation and review services for foreign subsidiaries and affiliates and advisory services on tax matters.

(4)

Consists of fees for all other services not included in the three categories set forth above, primarily related to permissible strategic advisory services and subscriptions to online content for fiscal years ended June 30, 2020 and 2019.

The Audit Committee has established a policy that requires it to approve all services provided by the Company’s independent registered public accounting firm before services are provided. The Audit Committee has pre-approved the engagement of the independent registered public accounting firm for audit services, and certain specified audit-related services and tax services within defined limits. The Audit Committee has not pre-approved engagement of the independent registered public accounting firm for any other non-audit services.

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Additional Items to be Voted On

Proposal 4: Amendment to the Company’s Restated Certificate of Incorporation to Eliminate the Supermajority Voting Provision

Article Six of the Company’s Restated Certificate of Incorporation (Certificate of Incorporation) currently requires that certain transactions between the Company and a beneficial owner of more than 5% of the Company’s Common Stock (Interested Stockholder) be approved by a vote of 80% of the outstanding shares of Common Stock at the time of the transaction unless (a) the transaction is approved by the Board or (b) the transaction meets certain pricing requirements.

This “interested stockholder” business combination provision, which is the only provision in the Company’s Certificate of Incorporation that requires approval of more than a majority of outstanding shares of Common Stock, requires a vote of 80% of the outstanding shares of Common Stock to be removed from the Company’s Certificate of Incorporation. This supermajority provision is a legacy provision that was designed to protect minority shareholders under circumstances in which a party would seek to acquire the Company through the open market accumulation of shares.

This year, the Company is again submitting a proposal to eliminate the supermajority provisions in the Certificate of Incorporation by deleting in its entirety the text of Article Six. The Company previously submitted an identical proposal for shareholder approval at the Company’s 2018 and 2019 Annual Meeting of Shareholders. However, the proposal was not approved by the Company’s shareholders as it did not receive the requisite number of votes in 2018 and 2019. After revisiting this topic again this year, the Board continues to believe that this supermajority provision does not substantively enhance the Company’s defense profile. The Board also continues to be mindful of the fact that during the Company’s previous shareholder engagements, shareholders have expressed disapproval of the Company’s supermajority provisions for “interested stockholder” business combinations, as well as for similar provisions at other companies. The Board also notes that the majority of S&P 500 Companies have, over the past several years, eliminated such supermajority provisions for business combinations.

Further, the Company continues to be subject to and benefit from Section 203 of the Delaware General Corporation Law, which provides that once a stockholder reaches a 15% ownership threshold, such stockholder is prohibited for a period of three years from consummating a broad range of business combination transactions with the Company, unless (a) the business combination is approved by the Board, (b) the business combination is approved by the holders of 2/3 or more of the outstanding voting stock not held by such stockholder, or (c) such stockholder is able to obtain at least 85% of the outstanding shares in one step. Though there are some differences between the Company’s supermajority provision and Section 203, the Board believes that Section 203 provides the Company appropriate protection from unfair acquisition attempts.

Accordingly, the Board is again asking the Company’s shareholders to vote in support of this proposal.

The full text of the proposed amendment to the Certificate of Incorporation, marked to show the proposed deletion of Article Six, is set forth in Appendix A to this Proxy Statement. The general description of the Certificate of Incorporation and the proposed amendment set forth herein are qualified in their entirety by reference to the text of Appendix A.

70	THE CLOROX COMPANY - 2020 Proxy Statement

Additional Items to be Voted On

Board’s Recommendation

The Board unanimously recommends a vote FOR this proposal to amend the Company’s Certificate of Incorporation to eliminate this supermajority voting provision for the reasons stated above. If the shareholders do not approve the amendment to the Company’s
Certificate of Incorporation eliminating this supermajority voting provision, the provision will continue to remain in existence, and certain “Interested stockholder” business combinations will continue to require the approval of 80% of the outstanding shares of Common Stock at the time of the transaction.

Vote Required

The affirmative vote of at least 80% of the then-outstanding voting stock, voting together as a single class, is required to approve this proposal.

The people designated in the proxy and voting instruction card will vote your shares FOR this proposal unless you include instructions to the contrary.

THE CLOROX COMPANY - 2020 Proxy Statement	71

Information About the Virtual Annual Meeting

This proxy statement is furnished in connection with the solicitation of proxies by the Board of The Clorox Company (Clorox or the Company), a Delaware corporation, for use at the Annual Meeting, to be held at 9:00 a.m. Pacific time on Wednesday, November 18, 2020.

The Annual Meeting will be virtual and held online via live webcast at www.meetingcenter.io/246179169 (password: ‘CLX2020’). Please refer to the Attending the Virtual Annual Meeting section of this proxy statement for more information about procedures for attending the virtual Annual Meeting. There will not be an option to attend the meeting in person.

Delivery of Proxy Materials

Providing access to proxy materials via the Internet allows us to communicate with our shareholders in the way that is most efficient and convenient for them, and supports us in our efforts to conserve natural resources and reduces the costs of printing and distributing the proxy materials. On or about October    , 2020, we began mailing a Notice of Internet Availability of Proxy Materials (the Notice) to our shareholders (other than those shareholders who previously requested electronic or paper delivery of communications from us), informing them that our Proxy Statement, Integrated Annual Report – Executive Summary, and voting instructions are available on the Internet as of the same date. As a shareholder, you may access these materials and vote your shares via the Internet or by telephone; you may also request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner described in the Notice.

The Notice of Annual Meeting, Proxy Statement, and Integrated Annual Report – Executive Summary will be available at www.edocumentview.com/CLX.

Voting Information

Who Is Entitled to Vote

Only shareholders of record at the close of business on September 25, 2020 (the Record Date) are entitled to vote at the Annual Meeting. On that date, there were                 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock as of the close of business on the Record Date are entitled to one vote per share on each matter submitted to a vote of shareholders.

How to Vote Before the Annual Meeting

Even if you plan to virtually attend the Annual Meeting, we strongly urge you to vote in advance. If you are a registered shareholder (i.e., your shares are registered in your name with Clorox’s transfer agent Computershare), you may vote via the Internet or by telephone by following the instructions on your proxy card, voting instruction form or Notice or (if you received a printed copy of the proxy materials) by completing and returning a proxy card or voting instruction form by mail. If you are the beneficial owner of shares held in “street name” (that is, you hold your shares through a broker, bank or other holder of record), you must follow that nominee’s instructions to vote.

72	THE CLOROX COMPANY - 2020 Proxy Statement

Information About the Virtual Annual Meeting

Please note that if you received a Notice, you cannot vote your shares by filling out and returning the Notice. Instead, you should follow the instructions contained in the Notice on how to cast your vote.

How to Vote During the Annual Meeting

You may vote your shares at the Annual Meeting if you attend the meeting virtually and vote electronically during the Annual Meeting. Shareholders may participate in the Annual Meeting by visiting www.meetingcenter.io/246179169, entering the password ‘CLX2020’ and following the instructions on the website. To access and participate in the meeting you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote.

Voting Shares Held in the Clorox 401(k) Plan

If you are a participant in our 401(k) plan, you will receive a voting instruction card to direct Vanguard, as trustee of our 401(k) plan, how to vote the shares attributable to your individual account. Vanguard will vote shares as instructed by participants prior to 11:59 p.m. Eastern time on November 17, 2020. If you do not provide voting directions to Vanguard by that time, the shares attributable to your account will not be voted. Shares held in our 401(k) plan cannot be voted electronically during the Annual Meeting – please ensure that you complete the voting instruction card to direct the 401(k) plan trustee how to vote the shares attributable to your account prior to 11:59 p.m. Eastern time on November 17, 2020.

How to Revoke Your Proxy or Change Your Vote

If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

●	submitting written notice of revocation to the Corporate Secretary of the Company;
●	voting again electronically by telephone or via the Internet or by submitting another proxy card with a later date; or
●	participating in the Annual Meeting and voting your shares electronically during the Annual Meeting.

If you are the beneficial owner of shares held in “street name,” you must follow the instructions of your bank, broker or other nominee to revoke your voting instructions.

Effect of Not Providing Voting Instructions to Your Broker

If you are the beneficial owner of shares held in “street name,” you have the right to direct your bank or broker how to vote your shares, and it is required to vote those shares in accordance with your instructions. Under applicable NYSE rules, if you do not give instructions to your bank or brokerage firm, it will have discretion to vote your shares on “routine” matters, but it will not be permitted to vote your shares on “non-routine” matters. In the case of a non-routine matter, your shares will be considered “broker non-votes” on that proposal.

Proposal 3 (Ratification of Independent Registered Public Accounting Firm) is the only routine matter on the agenda at this year’s Annual Meeting. Thus, the broker is entitled to vote your shares on Proposal 3 even if you do not provide voting instructions to your broker. The broker is not entitled to vote your shares on Proposal 1, 2, or 4 without your instructions.

Quorum

We must have a “quorum” to conduct the Annual Meeting. A quorum is a majority of the outstanding shares of Common Stock entitled to vote at the meeting, present in person or by proxy. Abstentions and broker non-votes (described above) will be counted for the purpose of determining a quorum.

Votes Required; Effect of Abstentions and Broker Non-Votes

Proposal 1 (Election of Directors). A director nominee will be elected if he or she receives a majority of the votes cast in person or represented by proxy. A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director. An abstention or a broker non-vote on Proposal 1 will not have any effect on the election of directors and will not be counted in determining the number of votes cast. Your broker is not entitled to vote your shares on Proposal 1 unless you provide voting instructions.

Proposals 2 and 3. Approval of each of Proposals 2 and 3 requires the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect and will not be counted, with respect to Proposal 2. There should be no broker non-votes with respect to Proposal 3, since brokers have discretionary voting authority with respect to this proposal.

Proposal 4. Approval of Proposal 4 requires the affirmative vote of 80% of the then-outstanding voting stock, voting together as a single class. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

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THE CLOROX COMPANY - 2020 Proxy Statement	73

Board’s Recommendations

The Board recommends that you vote:

●	FOR the election of each of the thirteen nominees for director named in this proxy statement (Proposal 1);
●	FOR the proposal to approve (on an advisory basis) the compensation of the Company’s named executive officers (Proposal 2);
●	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021 (Proposal 3); and
●	FOR the amendment to the Company’s charter to eliminate the supermajority provision (Proposal 4).

Other Matters

Management of the Company is not aware of any matters other than those described in this proxy statement that may be presented for action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have discretion to vote for you on those matters.

Counting Votes; Vote Results

Votes will be counted by Computershare Trust Company, N.A., our inspector of election appointed for the Annual Meeting. We will report final results in a filing with the SEC on Form 8-K, which will be filed within four business days following the Annual Meeting.

Form 10-K, Financial Statements, and Integrated Annual Report – Executive Summary

The following portions of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, are attached as Appendix B to this proxy statement: Management’s Discussion and Analysis of Financial Condition and Results of Operations; Management’s Report on Internal Control over Financial Reporting; Report of Independent Registered Public Accounting Firm; Consolidated Financial Statements; and Reconciliation of Economic Profit. The Company’s Form 10-K has been filed with the SEC and posted on the Company’s website and a copy may be obtained, without charge, by calling Clorox Investor Relations at 800-756-8200 toll-free, or by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888. The 2020 Integrated Annual Report – Executive Summary will be available with the proxy statement at www.edocumentview.com/CLX.

Solicitation of Proxies

We will pay for the entire cost of soliciting proxies on behalf of the Company. We will also reimburse brokerage firms, banks, and other agents for the cost of forwarding the Company’s proxy materials to beneficial owners. Our directors and employees may also solicit proxies in person, by telephone, via the Internet, or by other means of communication, for which they will not be paid any additional compensation. We have retained Innisfree M&A Incorporated (Innisfree) to assist in soliciting proxies for the Annual Meeting at an estimated cost of $50,000 plus out-of-pocket expenses and have agreed to indemnify Innisfree against certain liabilities arising out of or in connection with their engagement.

74	THE CLOROX COMPANY - 2020 Proxy Statement

Information About the Virtual Annual Meeting

Shareholder Proposals and Director Nominations for the 2021 Annual Meeting

Shareholder Proposals for Inclusion in the Proxy Statement for the 2021 Annual Meeting

In the event that a shareholder wishes to have a proposal considered for presentation at the 2021 Annual Meeting and included in the Company’s proxy statement and form of proxy used in connection with such meeting pursuant to Exchange Act Rule 14a-8, the proposal must be received by the Company’s Corporate Secretary no later than the close of business on                , 2021. Any such proposal must comply with the requirements of Rule 14a-8.

Director Nominations for Inclusion in the Proxy Statement for the 2021 Annual Meeting

The Board has adopted proxy access, which allows a shareholder or group of up to 20 shareholders who have owned at least 3% of the Company’s Common Stock for at least three years to submit director nominees (up to 20% of the Board) for inclusion in the Company’s proxy materials if the shareholder or group provides timely written notice of such nomination and the shareholder or group, and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. To be timely for inclusion in the Company’s proxy materials, notice must be received by the Corporate Secretary at the principal executive offices of the Company no earlier than the close of business on                , 2021, and no later than the close of business on June 8, 2021. The notice must contain the information required by the Company’s Bylaws, and the shareholder or group and its nominee(s) must comply with the information and other requirements in our Bylaws relating to the inclusion of shareholder nominees in the Company’s proxy materials.

Other Proposals and Director Nominations for Presentation at the 2021 Annual Meeting

Our Bylaws also establish an advance notice procedure for shareholders who wish to present a proposal, including the nomination of directors, before an annual meeting of shareholders, but do not intend for the proposal to be included in our proxy statement. Under our Bylaws, if a shareholder, rather than seeking to include a proposal or director nomination in the proxy statement as discussed above, seeks to nominate a director or propose other business for consideration at that meeting, notice must be received by the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. To be timely for the 2021 Annual Meeting, the notice must be received by the Corporate Secretary on any date beginning no earlier than the close of business on                , 2021, and ending no later than the close of business on                , 2021. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain the information required by the Company’s Bylaws. If a shareholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the annual meeting.

All notices of proposals or nominations, as applicable, must be addressed to The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

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THE CLOROX COMPANY - 2020 Proxy Statement	75

Eliminating Duplicative Proxy Materials

A single Notice of Annual Meeting and Proxy Statement or Notice of Internet Availability of Proxy Materials will be delivered to shareholders who share an address, unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another shareholder, have received only one set of proxy materials and wish to receive a separate copy, or if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may call us at Clorox Investor Relations at 800-756-8200 toll-free, or write to us at The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker, or other holder of record), the bank, broker, or other holder of record may deliver only one copy of the proxy materials to shareholders who have the same address unless the bank, broker, or other holder of record has received contrary instructions from one or more of the shareholders. If you wish to receive a separate copy of the proxy materials, now or in the future, you may contact us at the address or telephone number above, and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker, or other holder of record to request that only a single copy be delivered to all shareholders at the shared address in the future.

76	THE CLOROX COMPANY - 2020 Proxy Statement

Attending the Virtual Annual Meeting

The Annual Meeting will be held on Wednesday, November 18, 2020, at 9:00 a.m. Pacific time. The Annual Meeting will be held online via live webcast at www.meetingcenter.io/246179169. The meeting password is ‘CLX2020’.

To attend the Annual Meeting, you must be a shareholder of the Company as of the close of business on the Record Date and have a 16-digit control number to access the virtual Annual Meeting. Please see the more detailed information below.

How to access and participate in the Annual Meeting online	1.	Visit the Annual Meeting website at www.meetingcenter.io/246179169,
	2.	Enter the Annual Meeting password ‘CLX2020’, and
	3.	Enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.

You may begin to log into the meeting platform beginning at 8:30 a.m. Pacific time on November 18, 2020. The meeting will begin promptly at 9:00 a.m. Pacific time on November 18, 2020.

If you are the beneficial owner of shares held in “street name” (that is, you hold your shares through a broker, bank or other holder of record), you must register in advance to gain access to the Annual Meeting to vote your shares during the meeting or ask questions during the Annual Meeting. To register, you will need to send your name, email address and an image of a legal proxy reflecting your Clorox shareholding to Computershare at legalproxy@computershare.com, with the subject line, “Legal Proxy.” Such requests must be received no later than 5:00p.m. Eastern time on November 13, 2020.

How to examine our shareholder list during the Annual Meeting	Follow the instructions provided on the meeting website during the Annual Meeting to examine the shareholder list. Only those participants who log-on by using their unique control number will be able to examine the list.
For help with technical difficulties during the Annual Meeting	Call Computershare Investor Services at (800) 756-8200 (U.S. toll-free) for assistance. If you need additional shareholder support, please email investorrelations@clorox.com or call (510) 271-7767 for assistance.
Any additional questions	Email Clorox Investor Relations at investorrelations@clorox.com or call (510) 271-7767.

Submitting Questions for the Virtual Annual Meeting

How to submit questions before the Annual Meeting	Questions may be submitted prior to the Annual Meeting at the meeting website (www.meetingcenter.io/246179169). To submit a question in advance of the Annual Meeting, you must have the meeting password ‘CLX 2020’ and the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.
How to submit questions during the Annual Meeting	Questions may be submitted during the Annual Meeting by logging into the meeting website (www.meetingcenter.io/246179169) and will be addressed during the Q&A portion of the Annual Meeting. You may only submit a question if you have the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.

If you would like to submit a question before or during the Annual Meeting, please ensure that you have a 16-digit control number, which can be found on your Notice of Internet Availability of Proxy Materials, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials. If you are the beneficial owner of shares held in “street name” (that is, you hold your shares through a broker, bank or other holder of record), you must register in advance to obtain a unique control number. See the How to access and participate in the Annual Meeting online section above for more information.

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THE CLOROX COMPANY - 2020 Proxy Statement	77

Questions pertinent to meeting matters that comply with the meeting rules of conduct will be answered during the meeting, subject to time constraints. However, we reserve the right to exclude questions that are not pertinent to meeting matters, irrelevant to the business of the Company, derogatory or in bad taste, or relate to pending or threatened litigation, personal grievances or are otherwise inappropriate. Questions that are substantially similar may be grouped and answered once to avoid repetition. If there are any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, management will post answers to all questions on the “Investor Relations” section of the Company’s website at https://investors.thecloroxcompany.com as soon as practicable after the meeting. If there are matters of individual concern to a shareholder and not of general concern to all shareholders, shareholders are encouraged to contact us separately after the Annual Meeting through the “Investor Relations” section of the Company’s website at https://investors.thecloroxcompany.com.

A replay of the Annual Meeting will be made available at “Investor Relations” section of the Company’s website at https://investors.thecloroxcompany.com as soon as practicable after the meeting.

78	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix A

PROPOSED AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO
ELIMINATE THE SUPERMAJORITY VOTING PROVISION

Set forth below is the text of Article Six of the Company’s Restated Certificate of Incorporation. Proposal 4 submitted for the consideration of stockholders would amend the Certificate to delete Article Six in its entirety (the deletion is indicated in blacklining) and replace the deleted text with “[Reserved]”:

ARTICLE SIX

~~Part I~~

~~Vote Required For Certain Business Combinations~~

~~A. In addition to any affirmative vote required by law or this Restated Certificate of Incorporation, and except as otherwise expressly provided in Part II of this Article Six, the following transactions:~~

~~(i)~~ 	~~any merger or consolidation of this corporation or any Subsidiary (as hereinafter defined) into or with~~

	~~(a)~~ 	~~any Interested Stockholder (as hereinafter defined); or~~

	~~(b)~~ 	~~any other corporation (whether or not it is an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or~~

~~(ii)~~ 	~~any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of this corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of more than ten percent (10%) of the Fair Market Value of the consolidated total assets of this corporation; or~~

~~(iii)~~ 	~~the issuance or transfer by this corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of this corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property having an aggregate Fair Market Value of more than ten percent (10%) of the Fair Market Value of the consolidated total assets of this corporation; or~~

~~(iv)~~ 	~~the adoption of any plan or proposal for the liquidation of this corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or~~

~~(v)~~ 	~~any reclassification of this corporation’s securities (including any reverse stock split), or recapitalization of this corporation, or any merger or consolidation of this corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of this corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder;~~

~~shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of stock of this corporation entitled to vote regularly in the election of directors (the “Voting Stock”) voting as a single class (it being understood that for purposes of this Article Six, each share of the Voting Stock other than Common Stock shall have the number of votes granted to it pursuant to Article Four of this Restated Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.~~

~~B. The term “Business Combination” as used in this Article Six shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of Part I.~~

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THE CLOROX COMPANY - 2020 Proxy Statement	A-1

~~Part II~~

~~When Higher Vote Is Not Required~~

~~The provisions of Part I of this Article Six shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Restated Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs A and B are met:~~

~~A. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).~~

~~B. All of the following conditions shall have been met:~~

~~(i)~~ 	~~The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:~~

	~~(a)~~ 	~~(if applicable) the highest per share price paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and~~

	~~(b)~~ 	~~the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article Six as the “Determination Date”), whichever is higher.~~

~~(ii)~~ 	~~The aggregate amount of the cash and the Fair Market Value on the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B (ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):~~

	~~(a)~~ 	~~(if applicable) the highest per share price paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;~~

	~~(b)~~ 	~~(if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of this corporation; or~~

	~~(c)~~ 	~~the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.~~

~~(iii)~~ 	~~The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with paragraphs B(i) and B(ii) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.~~

A-2	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix A

~~(iv)~~ 	~~After such Interested Stockholder has become an Interested Stockholder except as approved by a majority of the Disinterested Directors, there shall have been:~~

	~~(a)~~ 	~~no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock, if any; and~~

	~~(b)~~ 	~~no reduction in the effective annual rate of dividends paid on the Common Stock.~~

~~(v)~~ 	~~After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.~~

~~Part III~~

~~Certain Definitions~~

~~For the purpose of this Article Six:~~

~~A. A “person” shall mean any individual, firm, corporation or other entity.~~

~~B. “Interested Stockholder” shall mean any person (other than this corporation, any Subsidiary or any compensation plan of this corporation) who or which:~~

~~(i)~~ 	~~is the beneficial owner, directly or indirectly, of more than 5% of the voting power of the outstanding Voting Stock; or~~

~~(ii)~~ 	~~is an Affiliate of this corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than five percent (5%) of the voting power of the then outstanding Voting Stock; or~~

~~(iii)~~ 	~~is an assignee of or has otherwise acquired or succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.~~

~~C. A person shall be a “Beneficial Owner” of any Voting Stock:~~

~~(i)~~ 	~~which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or~~

~~(ii)~~ 	~~which such person or any of its Affiliates or Associates has:~~

	~~(a)~~ 	~~the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or~~

	~~(b)~~ 	~~the right to vote pursuant to any agreement, arrangement or understanding; or~~

~~(iii)~~ 	~~which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.~~

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THE CLOROX COMPANY - 2020 Proxy Statement	A-3

~~D. For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Part III, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Part III but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.~~

~~E. “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 1, 1984.~~

~~F. “Subsidiary” means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by this corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Part III, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by this corporation.~~

~~G. “Disinterested Director” means any member of the board of directors of this corporation (the “Board”) who is unaffiliated with the Interested Stockholder by whom or on whose behalf, directly or indirectly, the Business Combination is proposed or was a member of the Board prior to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with such Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.~~

~~H. “Fair Market Value” means:~~

~~(i)~~ 	~~In the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock as reported in the principal consolidated transaction reporting system for securities listed or admitted to trading on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange, registered under the Securities Exchange Act of 1934 on which stock is listed, or, if such stock is not listed on such an exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, and~~

~~(ii)~~ 	~~in the case of property other than cash or stock valued under (i) above, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors.~~

~~I. In the event of any Business Combination in which this corporation is the surviving corporation, the phrase “consideration other than cash to be received” as used in clauses (i) and (ii) of paragraph B of Part II of this Article Six shall include the Fair Market Value of the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.~~

~~Part IV~~

~~Powers of The Board of Directors~~

~~A majority of the Disinterested Directors of this corporation shall have the power and duty to determine for the purposes of this Article Six, on the basis of information known to them after reasonable inquiry:~~

~~A. whether a person is an Interested Stockholder;~~

~~B. the number of shares of Voting Stock beneficially owned by any person;~~

~~C. whether a person is an Affiliate or Association of another; and~~

~~D. whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of more than ten percent (10%) of the Fair Market Value of the consolidated total assets of this corporation.~~

A-4	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix A

~~Part V~~

~~Fiduciary Obligations~~

~~Nothing contained in this Article Six shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.~~

~~Part VI~~

~~Amendment Or Repeal~~

~~The provisions set forth in this Article Six may not be amended or repealed in any respect, unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the then outstanding Voting Stock, voting as a single class.~~

THE CLOROX COMPANY - 2020 Proxy Statement	A-5

Appendix B

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
The Clorox Company
(Dollars in millions, except share and per share data)

Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) is designed to provide a reader of The Clorox Company’s (the Company or Clorox) financial statements with a narrative from the perspective of management on the Company’s financial condition, results of operations, liquidity and certain other factors that may affect future results. In certain instances, parenthetical references are made to relevant sections of the Notes to Consolidated Financial Statements to direct the reader to a further detailed discussion. This section should be read in conjunction with the Consolidated Financial Statements and Supplementary Data included in this Annual Report on Form 10-K.

The following sections are included herein:

●	Executive Overview
●	Results of Operations
●	Financial Position and Liquidity
●	Contingencies
●	Quantitative and Qualitative Disclosures about Market Risk
●	Recently Issued Accounting Standards
●	Critical Accounting Policies and Estimates
●	Summary of Non-GAAP Financial Measures

EXECUTIVE OVERVIEW

Clorox is a leading multinational manufacturer and marketer of consumer and professional products with fiscal year 2020 net sales of $6,721 and approximately 8,800 employees worldwide as of June 30, 2020. Clorox sells its products primarily through mass retailers, grocery outlets, warehouse clubs, dollar stores, home hardware centers, drug, pet and military stores, third-party and owned e-commerce channels, and distributors. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach and cleaning products, Pine-Sol® cleaners; Liquid-Plumr® clog removers; Poett® home care products; Fresh Step® cat litter; Glad® bags and wraps; Kingsford® grilling products; Hidden Valley® dressings; Brita® water-filtration products; Burt’s Bees® natural personal care products; and RenewLife®, Rainbow Light®, Natural Vitality®, NeoCell® and Stop Aging Now® vitamins, minerals and supplements. The Company also markets industry-leading products and technologies for professional customers, including those sold under the CloroxPro™ and the Clorox Healthcare® brand names. The Company has operations in more than 25 countries or territories and sells its products in more than 100 markets.

The Company primarily markets its leading brands in midsized categories considered to be financially attractive. Most of the Company’s products compete with other nationally advertised brands within each category and with “private label” brands.

The Company operates through strategic business units (SBUs) which are also the Company’s operating segments. These SBUs are then aggregated into four reportable segments. In the fourth quarter of fiscal year 2020, the Company realigned its reportable segments following operational and systems integration. The Digestive Health and Dietary Supplements SBUs, previously included in the Household and Lifestyle reportable segments, respectively, were combined into a new Vitamins, Minerals and Supplements (VMS) SBU, and the Home Care and Laundry SBUs, previously included in the Cleaning reportable segment, were combined to create the Cleaning SBU. These newly established SBUs,

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THE CLOROX COMPANY - 2020 Proxy Statement	B-1

Appendix B

along with the Professional Products SBU, now make up the new Health and Wellness reportable segment due to their shared economic and qualitative characteristics. All periods presented have been recast to reflect this change. The four reportable segments consist of the following:

●	Health and Wellness consists of cleaning products, professional products, and vitamins, minerals and supplement products mainly marketed and sold in the U.S. Products within this segment include cleaning products such as laundry additives, including bleach products under the Clorox® brand and Clorox 2® stain fighter and color booster; home care products, primarily under the Clorox®, Clorox® Scentiva®, Formula 409®, Liquid-Plumr®, Pine-Sol® and Tilex® brands; professional cleaning and disinfecting products under the CloroxPro™, Clorox Healthcare®, and Clorox® Total 360® brands and professional food service products under the Hidden Valley® brand; and vitamins, minerals and supplement products under the RenewLife®, Rainbow Light®, Natural Vitality®, NeoCell® and Stop Aging Now® brands.

●	Household consists of grilling products; bags and wraps; and cat litter products marketed and sold in the U.S. Products within this segment include grilling products under the Kingsford® and Kingsford® Match Light® brands; bags and wraps under the Glad® brand; and cat litter products under the Fresh Step®, Scoop Away® and Ever Clean® brands.

●	Lifestyle consists of food products, water-filtration systems and filters, and natural personal care products marketed and sold in the U.S. Products within this segment include dressings and sauces, primarily under the Hidden Valley® brand; water-filtration systems and filters under the Brita® brand; and natural personal care products under the Burt’s Bees® brand.

●	International consists of products sold outside the U.S. Products within this segment include laundry additives; home care products; water-filtration systems and filters; digestive health products; grilling products; cat litter products; food products; bags and wraps; natural personal care products; and professional cleaning and disinfecting products primarily under the Clorox®, Ayudin®, Clorinda®, Poett®, Pine-Sol®, Glad®, Brita®, RenewLife®, Ever Clean® and Burt’s Bees® brands.

Non-GAAP Financial Measures

This Executive Overview, the succeeding sections of MD&A and Exhibit 99.2 may include certain financial measures that are not defined by accounting principles generally accepted in the United States of America (U.S. GAAP). These measures, which are referred to as non-GAAP measures, are listed below:

●	Free cash flow and free cash flow as a percentage of net sales. Free cash flow is calculated as net cash provided by operations less capital expenditures.

●	Earnings before interest and taxes (EBIT) margin (the ratio of EBIT to net sales)

●	Earnings before interest, taxes, depreciation and amortization and non-cash asset impairment charges (Consolidated EBITDA, as defined in our Credit Agreement) to interest expense ratio (Interest Coverage ratio)

●	Economic profit (EP) is calculated as earnings before income taxes, excluding non-cash U.S. GAAP restructuring and intangible asset impairment charges, and interest expense; less income taxes (calculated utilizing the Company’s effective tax rate), and less a capital charge (calculated as average capital employed multiplied by a cost of capital percentage rate).

●	Organic sales growth is defined as net sales growth excluding the effect of foreign exchange rate changes and any acquisitions and divestitures.

For a discussion of these measures and the reasons management believes they are useful to investors, refer to “Summary of Non-GAAP Financial Measures” below. To the extent applicable, this MD&A and Exhibit 99.2 include reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

B-2	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

Fiscal Year 2020 Financial Highlights

A detailed discussion of strategic goals, key initiatives and results of operations is included below. Key fiscal year 2020 financial results are summarized as follows:

●	The Company’s fiscal year 2020 net sales increased by 8% to $6,721 from $6,214 in fiscal year 2019, reflecting an increase from higher volume, partially offset by the impact from unfavorable foreign currency exchange rates.

●	Gross margin increased by 170 basis points to 45.6% in fiscal year 2020 from 43.9% in fiscal year 2019, reflecting strong volume growth and the benefit of cost savings, partially offset by higher manufacturing and logistics costs.

●	The Company reported earnings of $939 in fiscal year 2020, compared to $820 in fiscal year 2019. The Company reported earnings before income taxes of $1,185 in fiscal year 2020, compared to $1,024 in fiscal year 2019.

●	The Company delivered diluted net earnings per share (EPS) of $7.36 in fiscal year 2020, an increase of approximately 16%, or $1.04, from fiscal year 2019 diluted net EPS of $6.32. The increase was primarily due to net sales growth and gross margin expansion, partially offset by higher selling and administrative expenses and advertising investments.

●	EP increased by 16% to $706 in fiscal year 2020, compared to $610 in fiscal year 2019 (refer to the reconciliation of EP to earnings before income taxes in Exhibit 99.2).

●	The Company’s net cash provided by operations was $1,546 in fiscal year 2020, compared to $992 in fiscal year 2019, driven by decreases in working capital, profitable sales growth, and prior fiscal year’s voluntary contribution in the Company’s contributions to the domestic employee retirement income plans. Free cash flow was $1,292 or 19.2% of net sales in fiscal year 2020, compared to $786 or 12.6% of net sales in fiscal year 2019 (refer to the reconciliation of net cash provided by operations to free cash flow in “Financial Position and Liquidity - Investing - Free Cash Flow”).

●	The Company paid $533 in cash dividends to stockholders in fiscal year 2020, compared to $490 in cash dividends in fiscal year 2019. In May 2020, the Company announced an increase of 5% in its quarterly cash dividend from the prior year.

●	In fiscal year 2020, the Company repurchased 577 thousand shares of its common stock at an aggregate cost of $85 under the Open-market purchase program and 954 thousand shares of its common stock at an aggregate cost of $157 under the Evergreen Program.

Strategic Goals and Initiatives

As announced in October 2019, the IGNITE strategy is intended to accelerate innovation in key areas of the business to drive growth and deliver value for both the Company’s shareholders and society. Specifically, IGNITE focuses on four strategic choices to sustain Good Growth — which is defined as profitable, sustainable and responsible growth — over the long term: Fuel Growth, Innovate Experiences, Reimagine Work and Evolve Portfolio. Goals for environmental, social and governance, or ESG, performance in the areas of Planet, Product, People and Governance also are integrated into the strategy. The Company’s long-term financial goals reflected in IGNITE include annual net sales growth of 2% to 4%, annual EBIT margin expansion of 25 to 50 basis points and annual free cash flow of 11% to 13%.

Recent Events Related to COVID-19

The novel coronavirus (COVID-19) pandemic has caused a severe global health crisis, along with economic and societal disruptions and uncertainties. As a result, we have taken an active role in addressing the ongoing pandemic’s impact on our employees, operations, customers, consumers, and communities, including taking precautionary measures, such as implementing contingency plans, making operational adjustments where necessary, and providing support to

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THE CLOROX COMPANY - 2020 Proxy Statement	B-3

Appendix B

organizations that support front-line workers. The impact of COVID-19 and responses of governments, consumers, and others to the pandemic are affecting our business in many ways; however, we believe that the actions we are taking will help us emerge from this global pandemic operationally sound, and well-positioned for continued long-term growth.

Our top priorities, from the beginning of this pandemic, have been the health and safety of our employees, our consumers, workers at healthcare facilities, and our communities, as well as maximizing the supply of our essential products.

Commitment to Support People and Public Health

We have taken many steps to enhance the well-being of our global workforce and our community and to protect public health. For example, we have taken extra precautions at our offices and manufacturing and distribution facilities, consistent with guidance from global, federal and local health authorities, such as enhanced cleaning and sanitation protocols, social distancing, thermal scanning and partitions in our facilities, and we will continue to augment and reevaluate these measures based on the latest guidance from such health authorities. We have also implemented global travel restrictions and work-from-home policies for those employees who have the ability to work remotely. In addition, we have enhanced pay for our production employees, provided greater flexibility around sick-pay and work hours and established an employee emergency relief fund to provide COVID-19 related support to our employees. Furthermore, we and our foundations have made cash and product donations to various organizations to help front-line workers and communities respond to COVID-19.

Increasing our Capacity to Provide Needed Products and Changes in Costs

We have significantly increased our manufacturing production capacity for disinfecting and other cleaning products that are needed during this global health crisis, while sustaining our safety standards with respect to our manufacturing operations, and we expect to continue to expand our production capacity for such products over the balance of the calendar year. We have done this, in part, by prioritizing and reducing the number of different types and sizes of disinfecting products currently produced at our manufacturing facilities and by our third-party contract manufacturers. While we have experienced temporary closures of certain facilities, we have not experienced a material impact from a plant closure to date, and all of our plants and the vast majority of our contract manufacturers and suppliers continue to operate.

Our ability to continue to manufacture and distribute our products will depend on our ability to protect the health and safety of our employees and our supply chain. To date, we have had no material disruption in our access to necessary raw materials and other supplies or with our distribution network; however, we have experienced higher costs in certain areas as a result of COVID-19, such as transportation, logistics and production employee compensation, as well as incremental costs associated with newly added health screenings and enhanced cleaning and sanitation protocols to protect our employees at our facilities, and we may face disruptions in obtaining raw materials in the future. In addition, we may decide to implement additional precautionary measures or operational adjustments as we deem prudent to meet consumer demand or help further ensure employee safety, which may result in additional or increased costs.

Other COVID-19 Items

Beginning in the fiscal quarter ended March 31, 2020, we experienced increased demand for many of our products, especially our disinfecting products, in response to COVID-19, and strong demand for those products continued throughout the end of the fiscal year. The extent of COVID-19’s effect on our operational and financial performance in the future will depend on future developments, including the duration, spread and intensity of the pandemic, our continued ability to manufacture and distribute our products, as well as any future government actions affecting consumers and the economy generally, all of which are uncertain and difficult to predict considering the rapidly evolving landscape.

COVID-19 has also impacted financial markets, and as such, in third and fourth quarter fiscal year ended June 30, 2020, we took certain actions to provide the Company with additional liquidity and flexibility, as described in the “Financial Position and Liquidity” section below. We will continue to actively monitor the potential impacts of COVID-19 on the commercial paper, credit and capital markets.

For further discussion of the possible impacts of the COVID-19 pandemic on our business, financial conditions and results of operations, see “Risk Factors” in Part I, Item 1A of this Report.

B-4	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

RESULTS OF OPERATIONS

Unless otherwise noted, MD&A compares results of operations from fiscal year 2020 to fiscal year 2019, and fiscal year 2019 to fiscal year 2018, with percentage and basis point calculations based on rounded numbers, except for per share data and the effective tax rate. All periods presented have been recast to reflect the changes in reportable segments noted above.

CONSOLIDATED RESULTS

				% Change
	2020	2019	2018	2020 to 2019	2019 to 2018
Net sales	$6,721	$6,214	$6,124	8%	1%

	Year Ended June 30, 2020 Percentage change versus the year-ago period
	Reported (GAAP) Net Sales Growth / (Decrease)	Reported Volume	Acquisitions & Divestitures	Foreign Exchange Impact	Price/Mix/ Other(1)	Organic Sales Growth / (Decrease) (Non-GAAP)(2)	Organic Volume(3)
Health and Wellness	14%	15%	—%	—%	(1)%	14%	15%
Household	1	3	—	—	(2)	1	3
Lifestyle	10	9	—	—	1	10	9
International	5	9	—	(10)	6	15	9
Total	8%	10%	—%	(2)%	—%	10%	10%

(1)	This represents the net impact on net sales growth / (decrease) from pricing actions, mix and other factors.
(2)

Organic sales growth / (decrease) is defined as net sales growth / (decrease) excluding the effect of any acquisitions and divestitures as well as changes in foreign exchange rates. See “Non-GAAP Financial Measures” below for reconciliation of organic sales growth / (decrease) to net sales growth, the most directly comparable GAAP financial measure.

(3)	Organic volume represents volume excluding the effect of any acquisitions and divestitures.

Net sales in fiscal year 2020 increased by 8%, reflecting higher shipments across all reportable segments, led by the Health and Wellness reportable segment, driven by increased demand due to COVID-19 and consumers spending more time at home. Volume increased by 10% versus the prior period. The variance between volume growth and net sales growth was mainly due to the impact of unfavorable foreign currency exchange rates.

Net sales in fiscal year 2019 increased by 1%, reflecting sales growth in the Health and Wellness and Lifestyle reportable segments, partially offset by lower sales in the Household and International reportable segments. Volume increased by 2%, primarily driven by higher shipments in the Health and Wellness reportable segment, which included the benefit from the Nutranext acquisition in April 2018, partially offset by lower shipments in the Household reportable segment. The variance between volume growth and net sales growth was primarily due to the impact of unfavorable foreign currency exchange rates, unfavorable mix and higher trade promotion spending, partially offset by the benefit of price increases.

				% Change
	2020	2019	2018	2020 to 2019	2019 to 2018
Gross profit	$3,063	$2,728	$2,675	12%	2%
Gross margin	45.6%	43.9%	43.7%

Gross margin, defined as gross profit as a percentage of net sales, in fiscal year 2020 increased by 170 basis points from 43.9% to 45.6%. The increase was primarily driven by higher volume, and cost savings, partially offset by higher manufacturing and logistics costs.

Gross margin in fiscal year 2019 increased 20 basis points from 43.7% to 43.9%. The increase was primarily driven by the benefit of price increases and cost savings, partially offset by higher manufacturing and logistics costs, unfavorable commodity costs, the impact of unfavorable foreign currency exchange rates and higher trade promotion spending.

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THE CLOROX COMPANY - 2020 Proxy Statement	B-5

Appendix B

Expenses

				% Change		% of Net sales
	2020	2019	2018	2020 to 2019	2019 to 2018	2020	2019	2018
Selling and administrative expenses	$969	$856	$837	13%	2%	14.4%	13.8%	13.7%
Advertising costs	675	612	570	10	7	10.0	9.8	9.3
Research and development costs	145	136	132	7	3	2.2	2.2	2.2

Selling and administrative expenses, as a percentage of net sales, increased by 60 basis points in fiscal year 2020. The increase in selling and administrative expenses reflected higher year-over-year incentive compensation expenses, consistent with the Company’s performance-based compensation philosophy.

Selling and administrative expenses, as a percentage of net sales, were essentially flat in fiscal year 2019. The dollar increase in selling and administrative expenses was primarily due to the impact of the Nutranext business, which was acquired in April 2018, and the related integration costs, partially offset by the benefit from ongoing productivity initiatives, as well as lower incentive compensation expenses, consistent with the Company’s performance-based compensation philosophy.

Advertising costs, as a percentage of net sales, increased by 20 basis points in fiscal year 2020. The increase in advertising expenses reflected the Company's continued support behind its brands. The Company’s U.S. retail advertising spend was approximately 11% of U.S. retail sales for fiscal year 2020.

Advertising costs, as a percentage of net sales, increased by 50 basis points in fiscal year 2019, primarily due to increased investments across a majority of the U.S. portfolio. The Company’s U.S. retail advertising spend was approximately 11% of U.S. retail sales for fiscal year 2019.

Research and development costs, as a percentage of net sales, were essentially flat in fiscal years 2020 as compared to 2019. The Company continues to focus on product innovation and cost savings initiatives.

Interest expense, Other (income) expense, net, and the effective tax rate on earnings

	2020	2019	2018
Interest expense	$99	$97	$85
Other (income) expense, net	(10)	3	(3)
Effective tax rate on earnings	20.8%	19.8%	21.8%

Interest expense was essentially flat in fiscal year 2020 and increased by $12 in fiscal year 2019. The increase in fiscal year 2019 was primarily due to incremental interest incurred on senior notes issued in May 2018 to fund the Nutranext acquisition, partially offset by the impact of lower interest from senior notes issued in September 2017 to refinance senior notes that matured in October 2017.

Other (income) expense, net of ($10) in fiscal year 2020 included $20 of income from equity investees and an indemnity settlement of $15 related to a past acquisition, partially offset by $15 of amortization of trademarks and other intangible assets and net period benefit cost of $9. See Notes to Consolidated Financial Statements for more information.

Other (income) expense, net of $3 in fiscal year 2019 included $17 of amortization of trademarks and other intangible assets, partially offset by $15 of income from equity investees. Additionally, $14 of net period benefit cost was recognized in Other (income) expense, net as a result of adopting Accounting Standards Update No. 2017-07, “Compensation-Retirement Benefits (ASC 715),” on July 1, 2018. Prior to the adoption, net periodic benefit cost was recorded in Cost of products sold, Selling and administrative expenses and Research and development costs.

B-6	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

The effective tax rate on earnings was 20.8%, 19.8% and 21.8% in fiscal years 2020, 2019 and 2018, respectively. The higher effective tax rate in fiscal year 2020 compared to fiscal year 2019 was primarily due to higher uncertain tax position releases in fiscal year 2019 as compared to fiscal year 2020. The lower effective tax rate for fiscal year 2019 compared to fiscal year 2018 was primarily due to the lower federal statutory tax rate for fiscal year 2019, partially offset by one-time tax benefits from the enactment of the Tax Act during the second quarter of fiscal year 2018.

Diluted net earnings per share

				% Change
	2020	2019	2018	2020 to 2019	2019 to 2018
Diluted net EPS	$7.36	$6.32	$6.26	16%	1%

Diluted net earnings per share (EPS) increased by $1.04, or 16%, in fiscal year 2020, primarily due to net sales growth and gross margin expansion, partially offset by higher selling and administrative expenses and advertising investments.

Diluted EPS increased by $0.06, or 1%, in fiscal year 2019, mainly driven by a lower effective tax rate, primarily from the benefit of the Tax Act, partially offset by lower earnings before income taxes. Earnings before income taxes reflected a higher gross margin, which was more than offset by increased advertising investments.

SEGMENT RESULTS

The following presents the results of the Company’s reportable segments and certain unallocated costs reflected in Corporate (see Notes to Consolidated Financial Statements for a reconciliation of segment results to consolidated results):

Health and Wellness

				% Change
	2020	2019	2018	2020 to 2019	2019 to 2018
Net sales	$2,749	$2,422	$2,223	14%	9%
Earnings before income taxes	766	570	550	34	4

Fiscal year 2020 versus fiscal year 2019: Volume, sales and earnings before income taxes increased by 15%, 14% and 34%, respectively, during fiscal year 2020. The volume increase was primarily fueled by a broad-based increase in demand for disinfecting and cleaning products across the Cleaning and Professional Products portfolios related to COVID-19, partially offset by lower shipments in VMS due to continued category and competitive headwinds and an ongoing supply disruption related to the pandemic. The increase in earnings before income taxes was primarily due to gross margin expansion, partially offset by higher advertising investments.

Fiscal year 2019 versus fiscal year 2018: Volume, net sales and earnings before income taxes increased by 7%, 9% and 4%, respectively, during fiscal year 2019. Both volume and net sales increased, mainly due to growth in VMS, primarily driven by the benefit of the April 2018 acquisition of the Nutranext dietary supplements business. The variance between volume growth and net sales growth was primarily due to the benefit of price increases. The increase in earnings before income taxes was primarily due to net sales growth and cost savings, partially offset by higher manufacturing and logistics costs, unfavorable commodity costs and higher advertising investments.

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THE CLOROX COMPANY - 2020 Proxy Statement	B-7

Appendix B

Household

				% Change
	2020	2019	2018	2020 to 2019	2019 to 2018
Net sales	$1,795	$1,774	$1,849	1%	(4)%
Earnings before income taxes	347	337	384	3	(12)

Fiscal year 2020 versus fiscal year 2019: Volume, net sales and earnings before income taxes increased by 3%, 1% and 3%, respectively, during fiscal year 2020. The volume growth reflected higher shipments across all SBUs, mainly in Cat Litter and Grilling, which both benefited from increased consumer demand, supported by innovation. Volume growth outpaced net sales growth primarily due to higher trade promotion spending, partially offset by the benefit of price increases in Grilling implemented in the back half of fiscal year 2019. The increase in earnings before income taxes was mainly due to cost savings, partially offset by higher manufacturing and logistics costs.

Fiscal year 2019 versus fiscal year 2018: Volume, net sales and earnings before income taxes decreased by 7%, 4% and 12%, respectively, during fiscal year 2019. Volume decreased, primarily driven by lower shipments of Glad bags and wraps, mainly due to wider price gaps compared to a year ago and distribution losses, and lower shipments in Grilling, mainly due to distribution losses and lower merchandising activity. The variance between volume and net sales was primarily due to the benefit of price increases, partially offset by unfavorable mix and higher trade promotion spending. The decrease in earnings before income taxes was mainly due to higher manufacturing and logistics costs, lower net sales, higher advertising investments and unfavorable commodity costs, partially offset by cost savings.

Lifestyle

				% Change
	2020	2019	2018	2020 to 2019	2019 to 2018
Net sales	$1,154	$1,048	$1,024	10%	2%
Earnings before income taxes	320	264	253	21	4

Fiscal year 2020 versus fiscal year 2019: Volume, net sales and earnings before income taxes increased by 9%, 10% and 21%, respectively, during fiscal year 2020. The volume increase reflected higher shipments across all SBUs, mainly due to higher shipments of Food and Brita® water filtration products driven by higher consumer demand. The increase in earnings before income taxes was primarily due to net sales growth, partially offset by higher manufacturing and logistics costs.

Fiscal year 2019 versus fiscal year 2018: Volume, net sales and earnings before income taxes increased by 3%, 2% and 4%, respectively, during fiscal year 2019. Both volume and net sales increased, primarily driven by growth in Burt’s Bees Natural Personal Care, mainly due to continued strength in lip care and face care largely driven by product innovation and distribution gains, and higher shipments of Brita® water-filtration systems due to product innovation. The increase in earnings before income taxes was primarily due to net sales growth and cost savings, partially offset by higher manufacturing and logistics costs.

International

				% Change
	2020	2019	2018	2020 to 2019	2019 to 2018
Net sales	$1,023	$970	$1,028	5%	(6)%
Earnings before income taxes	116	96	84	21	14

B-8	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

Fiscal year 2020 versus fiscal year 2019: Volume, net sales and earnings before income taxes increased by 9%, 5% and 21% respectively, during fiscal year 2020. The volume increase was primarily driven by higher shipments in all regions behind increased demand for cleaning as well as other household products. Volume growth outpaced net sales growth mainly due to the impact of unfavorable foreign currency exchange rates, partially offset by the benefit of price increases implemented to offset inflation. The increase in earnings before income taxes was largely due to net sales growth, partially offset by the impact of unfavorable foreign currency exchange rates, mainly in Argentina, and higher manufacturing and logistics costs.

Fiscal year 2019 versus fiscal year 2018: Volume increased by 2%, net sales decreased by 6%, and earnings before income taxes increased by 14% during fiscal year 2019. Volume grew, primarily driven by higher shipments in Asia and Canada, partially offset by lower shipments in certain Latin American countries, mainly Argentina. The variance between volume and net sales was mainly due to unfavorable foreign currency exchange rates and higher trade promotion spending, partially offset by the benefit of price increases. The increase in earnings before income taxes was largely due to the benefit of price increases and cost savings, partially offset by the impact of unfavorable foreign currency exchange rates, mainly from devaluation of the Argentine peso, and inflationary pressure on manufacturing and logistics costs.

Argentina

The business environment in Argentina continues to be challenging due to significant volatility in Argentina’s currency, high inflation, and economic recession. There is additional uncertainty related to the impacts of COVID-19, including temporary price freezes put in place as part of the government’s response to the pandemic. In addition, in May 2020, the Argentine government defaulted on debt payment agreements. The Company operates in Argentina through certain wholly owned subsidiaries (collectively, “Clorox Argentina”). Clorox Argentina manufactures products at two plants that it owns and operates across Argentina and markets those products to consumers throughout the country. Products are advertised nationally and sold to consumers through wholesalers and retail outlets located throughout Argentina. Sales are made primarily through the use of Clorox Argentina’s sales force. Small amounts of products produced in Argentina are exported each year, including sales to the Company’s other subsidiaries located primarily in Latin America. Clorox Argentina obtains its raw materials almost entirely from local sources; however, the price of some of these raw materials may fluctuate with changes in the value of the U.S. dollar against the Argentine peso. The Company also conducts research and development activities at its owned facility in Buenos Aires, Argentina. Additionally, Clorox Argentina performs marketing, legal, and various other shared service activities to support the Company’s International operations. Clorox Argentina, in turn, benefits from shared service activities performed within other geographic locations, such as information technology support and manufacturing technical assistance.

Effective July 1, 2018, under the requirements of U.S. GAAP, Argentina was designated as a highly inflationary economy, since it has experienced cumulative inflation of approximately 100 percent or more over a three-year period. As a result, beginning July 1, 2018, the U.S. dollar replaced the Argentine peso as the functional currency of the Company’s subsidiaries in Argentina. Consequently, gains and losses from non-U.S. dollar denominated monetary assets and liabilities of Clorox Argentina are recognized in Other (income) expense, net in the consolidated statement of earnings.

As of September 2019, the government of Argentina reinstated foreign exchange controls in response to further declines in the value of the Argentine peso, limiting the Company’s ability to convert Argentine pesos to U.S. dollars and transfer U.S. dollars outside of Argentina. As of June 30, 2020 and June 30, 2019, the net asset position, excluding goodwill, of Clorox Argentina was $44 and $47, respectively. Of these net assets, cash balances were approximately $19 and $16 as of June 30, 2020 and 2019, respectively. Net sales from Clorox Argentina represented approximately 2%, 2% and 3% of the Company’s consolidated net sales for the fiscal years ended June 30, 2020, 2019 and 2018, respectively.

Volatility in the exchange rate is expected to continue in the future, which, along with competition, changes in the retail, labor and macro-economic environment, and implemented and future additional legal limitations instituted to restrict foreign exchange transactions, as well as government price controls, could have an adverse impact on Clorox Argentina’s liquidity, net sales, net earnings, cash flows and net monetary asset position. The Company is closely monitoring developments in Argentina and continues to take steps intended to mitigate the adverse conditions, but there can be no assurances that these actions will be able to mitigate these conditions as they may occur.

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THE CLOROX COMPANY - 2020 Proxy Statement	B-9

Appendix B

Corporate

				% Change
	2020	2019	2018	2020 to 2019	2019 to 2018
Losses before income taxes	$(364)	$(243)	$(217)	50%	12%

Corporate includes certain non-allocated administrative costs, interest income, interest expense and various other non-operating income and expenses.

Fiscal year 2020 versus fiscal year 2019: The increase in losses before income taxes was primarily driven by higher employee and incentive compensation expenses and COVID-19 related expenditures.

Fiscal year 2019 versus fiscal year 2018: The increase in losses before income taxes was primarily driven by an increase in interest expense.

FINANCIAL POSITION AND LIQUIDITY

Management’s discussion and analysis of the Company’s financial position and liquidity describes its consolidated operating, investing and financing activities from operations, contractual obligations and off-balance sheet arrangements.

The Company’s cash position includes amounts held by foreign subsidiaries and, as a result, the repatriation of certain cash balances from some of the Company’s foreign subsidiaries could result in additional tax costs. However, these cash balances are generally available without legal restriction to fund local business operations. In addition, a portion of the Company’s cash balance is held in U.S. dollars by foreign subsidiaries, whose functional currency is their local currency. Such U.S. dollar balances are reported on the foreign subsidiaries’ books, in their functional currency, with the impact from foreign currency exchange rate differences recorded in Other (income) expense, net.

The Company’s financial condition and liquidity remained strong as of June 30, 2020. The following table summarizes cash activities for the years ended June 30:

	2020	2019	2018
Net cash provided by operations	$1,546	$992	$976
Net cash used for investing activities	(252)	(196)	(859)
Net cash used for financing activities	(523)	(815)	(399)

Operating Activities

Net cash provided by operations was $1,546 in fiscal year 2020, compared with $992 in fiscal year 2019. The year-over-year increase was driven by decreases in working capital (higher Accounts payables and accrued liabilities in the current year due to the timing of payments and lower inventories primarily due to high demand for the Company’s products), profitable sales growth, and prior fiscal year’s higher contributions to employee retirement income plans.

Net cash provided by operations was $992 in fiscal year 2019, compared with $976 in fiscal year 2018. The increase was primarily related to year-over-year improvements in working capital, then-current year benefits from the Tax Act, partially offset by a higher contribution to employee retirement income plans.

Investing Activities

Net cash used for investing activities was $252 in fiscal year 2020, as compared to $196 in fiscal year 2019. The year-over-year increase was mainly due to higher capital spending, primarily to allow the Company to expand production capacity and improve efficiency of bringing our products to market.

Net cash used for investing activities was $196 in fiscal year 2019, as compared to $859 in fiscal year 2018. The year-over-year decrease was mainly due to the $681 of cash paid for the April 2, 2018 acquisition of Nutranext (See Notes to Consolidated Financial Statements for more information).

B-10	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

Capital expenditures were $254, $206 and $194 in fiscal years 2020, 2019 and 2018, respectively. Capital expenditures as a percentage of net sales was 3.8%, 3.3% and 3.2% for fiscal years 2020, 2019 and 2018, respectively. The current year-over-year increase was due to expanding production capacity to address ongoing elevated demand for the Company’s products and to support new long-term growth opportunities. The prior year-over-year fluctuation was due to timing of certain infrastructure projects.

Free cash flow

	2020	2019	2018
Net cash provided by operations	$1,546	$992	$976
Less: capital expenditures	(254)	(206)	(194)
Free cash flow	$1,292	$786	$782
Free cash flow as a percentage of net sales	19.2%	12.6%	12.8%

Financing Activities

Net cash used for financing activities was $523 in fiscal year 2020, as compared to $815 in fiscal year 2019. The year-over-year decrease was mainly due to lower treasury stock purchases and higher long-term borrowings as a result of the senior notes issuance, the proceeds of which were partially used to repay outstanding borrowings under the Company’s revolving credit agreement.

Net cash used for financing activities was $815 in fiscal year 2019, as compared to $399 in fiscal year 2018. Net cash used for financing activities was higher in fiscal year 2019, mainly due to higher treasury stock repurchases and higher dividend payments, partially offset by higher proceeds from stock option exercises.

Capital Resources and Liquidity

The Company maintains a $1,200 revolving credit agreement (the Credit Agreement) that matures in November 2024. Global financial markets have experienced a significant increase in volatility due to heightened uncertainty over the adverse economic impact caused by COVID-19. In March 2020, the Company borrowed $450 under the Credit Agreement primarily to pay down maturing commercial paper balances in light of uncertainty in short-term credit markets resulting from COVID-19. In May 2020, the Company issued $500 in senior notes and used a portion of the proceeds to pay down all borrowings under the Credit Agreement. There were no borrowings due under the Credit Agreement as of June 30, 2020.

The Company may consider other transactions that require the issuance of additional long- and/or short-term debt or other securities to finance acquisitions, repurchase stock, refinance debt or fund other activities for general business purposes. Such transactions could require funds in excess of the Company’s current cash levels and available credit lines, and the Company’s access to or cost of such additional funds could be adversely affected by any decrease in credit ratings, which were the following as of June 30:

	2020		2019
	Short-term	Long-term	Short-term	Long-term
Standard and Poor’s	A-2	A-	A-2	A-
Moody’s	P-2	Baa1	P-2	Baa1

Notwithstanding these potential adverse market conditions, the Company believes it will have the funds necessary to support our short-term liquidity and operating needs based on our anticipated ability to generate positive cash flows from operations in the future, access to capital markets enabled by our strong short-term and long-term credit ratings, and current borrowing availability under the Credit Agreement.

Credit Arrangements

The Credit Agreement was entered in November 2019 and replaced a prior $1,100 revolving credit agreement (the Prior Credit Agreement) in place since February 2017. No termination fees or penalties were incurred in connection with entering the new Credit Agreement, which was considered a debt modification.

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THE CLOROX COMPANY - 2020 Proxy Statement	B-11

Appendix B

The Credit Agreement includes certain restrictive covenants and limitations. The primary restrictive covenant is a minimum ratio of 4.0 calculated as total earnings before interest, taxes, depreciation and amortization and non-cash asset impairment charges (Consolidated EBITDA) to total interest expense for the trailing four quarters (Interest Coverage ratio), as defined and described in the Credit Agreement.

The following table sets forth the calculation of the Interest Coverage ratio as of June 30, 2020, using Consolidated EBITDA for the trailing four quarters, as contractually defined in the Credit Agreement:

2020
Earnings from operations	$939
Add back:
Interest expense	99
Income tax expense	246
Depreciation and amortization	180
Non-cash asset impairment charges	2
Less:
Interest income	(2)
Consolidated EBITDA	$1,464
Interest expense	$99
Interest Coverage ratio	14.8

The Company was in compliance with all restrictive covenants and limitations in the Credit Agreement as of June 30, 2020, and anticipates being in compliance with all restrictive covenants for the foreseeable future. The Company continues to monitor the financial markets and assess its ability to fully draw on its Credit Agreement, and currently expects it will continue to have access to borrowing under the Credit Agreement. As of fiscal years ended June 30, 2020 and 2019, there were no borrowings due under the Credit Agreement or the Prior Credit Agreement.

As of June 30, 2020, the Company maintained $38 of foreign and other credit lines, of which $3 was outstanding and the remainder of $35 was available for borrowing.

As of June 30, 2019, the Company maintained $39 of foreign and other credit lines, of which $4 was outstanding and the remainder of $35 was available for borrowing.

Short-term Borrowings

The Company’s notes and loans payable primarily consist of U.S. commercial paper issued by the parent company and any borrowings under the Credit Agreement. These short-term borrowings have stated maturities of less than one year and provide supplemental funding for supporting operations. The level of U.S. commercial paper borrowings generally fluctuates depending upon the amount and timing of operating cash flows and payments for items such as dividends, income taxes, stock repurchases and pension contributions. In March 2020, the Company borrowed $450 under the Credit Agreement primarily to pay down maturing commercial paper balances in light of uncertainty in short-term credit markets resulting from the pandemic. The borrowings under the Credit Agreement were paid down in full with a portion of the proceeds from the senior notes issued in May 2020. The average balance of short-term borrowings outstanding was $411 and $304 for the fiscal years ended June 30, 2020 and 2019, respectively.

Long-term Borrowings

In May 2020, the Company issued $500 of senior notes with an annual fixed interest rate of 1.80% and a maturity date of May 15, 2030 and used the proceeds to repay borrowings under the Credit Agreement and for general corporate purposes. Interest on the notes is payable semi-annually in May and November. The notes carry an effective interest rate of 1.96% (See Notes to Consolidated Financial Statements). The notes rank equally with all of the Company’s existing senior indebtedness.

In May 2018, the Company issued $500 of senior notes with an annual fixed interest rate of 3.90% and a maturity date of May 15, 2028 and used the proceeds to repay a portion of its outstanding commercial paper, including amounts raised in connection with the Nutranext acquisition. The notes carry an effective interest rate of 4.02% (see Notes to Consolidated Financial Statements). The notes rank equally with all of the Company’s existing senior indebtedness.

B-12	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

In September 2017, the Company issued $400 of senior notes with an annual fixed interest rate of 3.10% and a maturity date of October 1, 2027 and used the proceeds to repay $400 of senior notes with an annual fixed interest rate of 5.95% that became due in October 2017. The September 2017 senior notes carry an effective interest rate of 3.13% (See Notes to Consolidated Financial Statements). The notes rank equally with all of the Company’s existing senior indebtedness.

Stock Repurchases and Dividend Payments

As of June 30, 2020, the Company had two stock repurchase programs: an open-market purchase program with an authorized aggregate purchase amount of up to $2,000, which has no expiration date and was authorized by the Board of Directors in May 2018, and a program to offset the anticipated impact of dilution related to stock-based awards (the Evergreen Program), which has no authorization limit on the dollar amount and no expiration date.

Stock repurchases under the two stock repurchase programs were as follows during the fiscal years ended June 30:

	2020		2019		2018
	Amount	Shares (in thousands)	Amount	Shares (in thousands)	Amount	Shares (in thousands)
Open-market purchase program	$85	577	$328	2,266	$95	749
Evergreen Program	157	954	332	2,208	177	1,422
Total stock repurchases	$242	1,531	$660	4,474	$272	2,171

Dividends per share and total dividends paid were as follows during the fiscal years ended June 30:

	2020	2019	2018
Dividends per share declared	$4.29	$3.94	$3.60
Dividends per share paid	4.24	3.84	3.48
Total dividends paid	533	490	450

On May 19, 2020, the Company declared a 5% increase in the quarterly dividend, from $1.06 to $1.11 per share, payable on August 14, 2020 to common stockholders of record as of the close of business on July 29, 2020.

On May 20, 2019, the Company declared a 10% increase in the quarterly dividend, from 96 cents to $1.06 per share, payable on August 16, 2019 to common stockholders of record as of the close of business on July 31, 2019.

On February 13, 2018, the Company declared a quarterly dividend of 96 cents per share payable on May 11, 2018 to common stockholders of record at the close of business on April 25, 2018. This represented an increase of 14% in the quarterly dividend, which was an accelerated declaration of the Company’s dividend increase that has typically taken place in the month of May and was a result of the passage of the Tax Act.

Contractual Obligations

The Company had contractual obligations as of June 30, 2020, payable or maturing in the following fiscal years:

	2021	2022	2023	2024	2025	Thereafter	Total
Notes, loans payable and long-term debt maturities including
interest payments	$89	$383	$669	$59	$551	$1,535	$3,286
Purchase obligations(1)	149	78	27	19	6	20	299
Operating and finance leases	73	58	51	44	38	127	391
Payments related to nonqualified retirement income and
retirement health care plans(2)	13	13	13	14	14	68	135
Venture Agreement terminal obligation(3)	—	—	—	—	—	610	610
Total	$324	$532	$760	$136	$609	$2,360	$4,721

(1)	Purchase obligations are defined as purchase agreements that are enforceable and legally binding and that contain specified or determinable significant terms, including quantity, price and the approximate timing of the transaction. For purchase obligations subject to variable price and/or quantity provisions, an estimate of the price and/or quantity has been made. Examples of the Company’s purchase obligations include contracts to purchase raw materials, commitments to contract manufacturers, commitments for information technology and related services, advertising contracts, capital expenditure agreements, software acquisition and license commitments

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THE CLOROX COMPANY - 2020 Proxy Statement	B-13

Appendix B

and service contracts. The raw material contracts included above are entered into during the regular course of business based on expectations of future purchases. Many of these raw material contracts are flexible to allow for changes in the Company’s business and related requirements. If such changes were to occur, the Company believes its exposure could differ from the amounts listed above. Any amounts reflected in the consolidated balance sheets as Accounts payable and accrued liabilities are excluded from the table above, as they are short-term in nature and expected to be paid within one year.
(2)	These amounts represent expected payments through 2030. Based on the accounting rules for nonqualified retirement income and retirement health care plans, the liabilities reflected in the Company’s consolidated balance sheets differ from these expected future payments (see Notes to Consolidated Financial Statements).
(3)	The Company has a venture agreement with The Procter & Gamble Company (P&G) for the Company’s Glad bags and wraps business (the Venture Agreement). As of June 30, 2020, P&G had a 20% interest in the venture. Upon termination of the agreement in January 2026, the Company is required to purchase P&G’s 20% interest for cash at fair value as established by predetermined valuation procedures. Refer to the Notes to Consolidated Financial Statements for further details.

Off-Balance Sheet Arrangements

In conjunction with divestitures and other transactions, the Company may provide typical indemnifications (e.g., indemnifications for representations and warranties and retention of previously existing environmental, tax and employee liabilities) that have terms that vary in duration and in the potential amount of the total obligation and, in many circumstances, are not explicitly defined. The Company has not made, nor does it believe that it is probable that it will make, any material payments relating to its indemnifications, and believes that any reasonably possible payments would not have a material adverse effect, individually or in the aggregate, on the Company’s consolidated financial statements.

The Company had not recorded any material liabilities on the aforementioned indemnifications as of June 30, 2020 and 2019.

The Company was a party to a letter of credit of $10 as of June 30, 2020 and $9 as of June 30, 2019, primarily related to one of its insurance carriers, of which $0 had been drawn upon.

CONTINGENCIES

A summary of contingencies is contained in the Notes to Consolidated Financial Statements and is incorporated herein by reference.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a multinational company, the Company is exposed to the impact of foreign currency fluctuations, changes in commodity prices, interest-rate risk and other types of market risk.

In the normal course of business, where available at a reasonable cost, the Company manages its exposure to market risk using contractual agreements and a variety of derivative instruments. The Company’s objective in managing its exposure to market risk is to limit the impact of fluctuations on earnings and cash flow through the use of swaps, forward purchases and futures contracts. Derivative contracts are entered into for non-trading purposes with major credit-worthy institutions, thereby decreasing the risk of credit loss.

The Company uses different methodologies, when necessary, to estimate the fair value of its derivative contracts. The estimated fair values of the majority of the Company’s contracts are based on quoted market prices, exchange-traded market prices or broker price quotations, and represent the estimated amounts that the Company would pay or receive to terminate the contracts.

Sensitivity Analysis for Derivative Contracts

For fiscal years 2020 and 2019, the Company’s exposure to market risk was estimated using sensitivity analyses, which illustrate the change in the fair value of a derivative financial instrument assuming hypothetical changes in foreign exchange rates, commodity prices or interest rates. The results of the sensitivity analyses for foreign currency derivative contracts, commodity derivative contracts and interest rate contracts are summarized below. Actual changes in foreign exchange rates, commodity prices or interest rates may differ from the hypothetical changes, and any changes in the fair value of the contracts, real or hypothetical, would be partly to fully offset by an inverse change in the value of the underlying hedged items.

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Appendix B

The changes in the fair value of derivatives are recorded as either assets or liabilities in the consolidated balance sheets with an offset to Net earnings or Other comprehensive (loss) income, depending on whether or not, for accounting purposes, the derivative is designated and qualified as an accounting hedge. For those derivative instruments designated and qualifying as hedging instruments, the Company must designate the hedging instrument either as a fair value hedge or as a cash flow hedge. The Company designates its commodity swaps and futures contracts for forecasted purchases of raw materials, foreign currency forward contracts for forecasted purchases of inventory, and interest rate forward contracts for forecasted interest payments as cash flow hedges. During the fiscal years ended June 30, 2020, 2019 and 2018, the Company had no hedging instruments designated as fair value hedges. In the event the Company has contracts not designated as hedges for accounting purposes, the Company recognizes the changes in the fair value of these contracts in the consolidated statement of earnings.

Commodity Price Risk

The Company is exposed to changes in the price of commodities used as raw materials in the manufacturing of its products. The Company uses various strategies, where available at a reasonable cost to manage cost exposures on certain raw material purchases with the objective of obtaining more predictable costs for these commodities, including long-term commodity purchase contracts and commodity derivative contracts. During fiscal years 2020 and 2019, the Company had derivative contracts related to raw material exposures for jet fuel used for the Grilling business and soybean oil used for the Food products business. Based on a hypothetical decrease or increase of 10% in these commodity prices as of June 30, 2020, and June 30, 2019, the estimated fair value of the Company’s then-existing commodity derivative contracts would decrease or increase by $2 and $2, respectively, with the corresponding impact included in Other comprehensive (loss) income.

Foreign Currency Risk

The Company seeks to minimize the impact of certain foreign currency fluctuations by hedging transactional exposures with foreign currency forward contracts. Based on a hypothetical decrease of 10% in the value of the U.S. dollar as of June 30, 2020 and June 30, 2019, the estimated fair value of the Company’s then-existing foreign currency derivative contracts would decrease by $8 and $7, respectively, with the corresponding impact included in Other comprehensive (loss) income. Based on a hypothetical increase of 10% in the value of the U.S. dollar as of June 30, 2020 and June 30, 2019, the estimated fair value of the Company’s then-existing foreign currency derivative contracts would increase by $6 and $6, respectively.

Interest Rate Risk

The Company is exposed to interest rate volatility with regard to existing short-term borrowings, primarily commercial paper and borrowings under the Credit Agreement, and anticipated future issuances of long-term debt. Weighted average interest rates for commercial paper and Credit Agreement borrowings were 2.12% during fiscal year 2020 and 2.61% during fiscal year 2019. Assuming average commercial paper and Credit Agreement borrowing levels during fiscal years 2020 and 2019, an 100 basis point increase or decrease in interest rates would increase or decrease interest expense from commercial paper and Credit Agreement borrowings by approximately $4 and $3, respectively.

The Company is also exposed to interest rate volatility with regard to anticipated future issuances of debt. Primary exposures include movements in U.S. Treasury and swap rates. Based on a hypothetical increase or decrease of 100 basis points to 10-year swap rates as of June 30, 2020, the estimated fair value of the Company’s existing forward starting interest rate swap contracts would increase or decrease by $21, with the corresponding impact recorded in Other comprehensive (loss) income. The Company had no outstanding forward starting interest rate swap contract positions as of June 30, 2019.

RECENTLY ISSUED ACCOUNTING STANDARDS

A summary of all recently issued accounting standards is contained in Note 1 of the Notes to Consolidated Financial Statements.

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Appendix B

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The methods, estimates, and judgments the Company uses in applying its most critical accounting policies have a significant impact on the results the Company reports in its consolidated financial statements. Specific areas requiring the application of management’s estimates and judgments include, among others, assumptions pertaining to accruals for consumer and trade promotion programs, stock-based compensation, retirement income plans, future cash flows associated with impairment testing of goodwill and other long-lived assets and the valuation of the Venture Agreement terminal obligations, valuation of assets acquired and liabilities assumed in connection with a business combination, the credit worthiness of customers, uncertain tax positions, tax valuation allowances and legal, environmental and insurance matters. Accordingly, a different financial presentation could result depending on the judgments, estimates or assumptions that are used. The most critical accounting policies and estimates are those that are most important to the portrayal of the Company’s financial condition and results, and require the Company to make the most difficult and subjective judgments, often estimating the outcome of future events that are inherently uncertain. The Company’s most critical accounting policies and estimates are related to: revenue recognition; the valuation of goodwill and other intangible assets; income taxes; and the Venture Agreement terminal obligation. The Company’s critical accounting policies and estimates have been reviewed with the Audit Committee of the Board of Directors. A summary of the Company’s significant accounting policies and estimates is contained in Note 1 of Notes to Consolidated Financial Statements.

Revenue Recognition

The Company’s revenue is primarily generated from the sale of finished products to customers. This revenue is reported net of certain consideration provided to customers, generally in the form of one-time and ongoing trade-promotion programs. These trade-promotion programs include shelf price reductions, in-store merchandising, consumer coupons, and other trade-related activities. Amounts accrued for trade-promotions are based on various factors such as contractual terms and sales volumes, and also incorporate estimates that include customer participation rates, the rate at which customers will achieve program performance criteria, and consumer redemption rates. The actual amounts remitted to customers for these activities may differ from the Company’s estimates, depending on how actual results of the programs compare to the estimates. If the Company’s trade promotion accrual estimates as of June 30, 2020 were to increase or decrease by 10%, the impact on net sales would be approximately $15.

Goodwill and Other Intangible Assets

The Company tests its goodwill and other indefinite-lived intangible assets for impairment annually in the fiscal fourth quarter unless there are indications during a different interim period that these assets may have become impaired.

Goodwill

For fiscal year 2020, the Company’s reporting units for goodwill impairment testing purposes were its individual SBUs. These reporting units, which are also the Company’s operating segments, are the level at which discrete financial information is available and reviewed by the manager of the respective operating segments. The respective operating segment managers, who have responsibility for operating decisions, allocating resources and assessing performance within their respective segments, do not review financial information for components that are below the operating segment level.

In its evaluation of goodwill impairment, the Company has the option to first assess qualitative factors such as the maturity and stability of the reporting unit, the magnitude of the excess fair value over the carrying value from the prior period’s impairment testing, other reporting unit operating results as well as new events and circumstances impacting the operations at the reporting unit level. If the result of a qualitative test indicates a potential for impairment, a quantitative test is performed. The quantitative test is a two-step process. In the first step, the Company compares the estimated fair value of each reporting unit to its carrying value. In all instances, the estimated fair value exceeded the carrying value of the reporting unit. If the estimated fair value of any reporting unit had been less than its carrying value, the Company would have performed a second step to determine the implied fair value of the reporting unit’s goodwill. If the carrying value of a reporting unit’s goodwill had exceeded its implied fair value, an impairment charge would have been recorded for the difference between the carrying value and the implied fair value of the reporting unit’s goodwill.

To determine the fair value of a reporting unit as part of its quantitative test, the Company uses a discounted cash flow (DCF) method under the income approach, as it believes that this approach is the most reliable indicator of the fair value of its businesses and the fair value of their future earnings and cash flows. Under this approach, the Company estimates

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Appendix B

the future cash flows of each reporting unit and discounts these cash flows at a rate of return that reflects their relative risk. The cash flows used in the DCF method are consistent with those the Company uses in its internal planning, which gives consideration to actual business trends experienced, and the long-term business strategy. The other key estimates and factors used in the DCF method include, but are not limited to, net sales and expense growth rates, commodity prices, foreign exchange rates, inflation and a terminal growth rate. Future changes in the judgments, assumptions and estimates that are used in the impairment testing for goodwill could result in significantly different estimates of the fair values.

In the fourth quarter of fiscal year 2020, the Company realigned its reportable segments following operational and systems integration. As a result of these changes, the Company performed impairment testing immediately before and after the reorganization of its reporting unit structure. No impairments were identified as a result of these impairment reviews.

The results of the annual impairment reviews indicated that the new VMS SBU had 20% or less excess fair value over its carrying value. As such, this reporting unit is considered to have a heightened risk of impairment if any assumptions, estimates, or market factors unfavorably change in the future. The VMS SBU had goodwill of $534 as of June 30, 2020. The Company is closely monitoring any events, circumstances, or changes in this business that might imply a reduction in the estimated fair value and lead to a goodwill impairment.

Trademarks and Other Indefinite-Lived Intangible Assets

For trademarks and other intangible assets with indefinite lives, the Company has the option to first assess qualitative factors, such as the maturity and stability of the trademark or other intangible asset, the magnitude of the excess fair value over carrying value from the prior period’s impairment testing, other specific operating results, as well as new events and circumstances impacting the significant inputs used to determine the fair value of the intangible asset. If the result of a qualitative test indicates that it is more likely that not that the asset is impaired, a quantitative test is performed. When a quantitative test is performed, the estimated fair value of an asset is compared to its carrying value. If the carrying value of such asset exceeds its estimated fair value, an impairment charge is recorded for the difference between the carrying value and the estimated fair value. The Company uses the income approach to estimate the fair value of its trademarks and other intangible assets with indefinite lives. This approach requires significant judgments in determining the royalty rates and the assets’ estimated cash flows as well as the appropriate discount and foreign exchange rates applied to those cash flows to determine fair value. Future changes in such estimates or the use of alternative assumptions could result in significantly different estimates of the fair values.

No significant impairments were identified in fiscal year 2020 as a result of the Company’s impairment reviews performed annually during the fourth quarter or during any other quarters of fiscal year 2020. The results of the annual impairment reviews indicated that the RenewLife® and Neocell® indefinite-lived trademarks each had 20% or less excess fair value over their respective carrying values. As such, these trademarks were considered to have a heightened risk of impairment if any assumptions, estimates, or market factors unfavorably change in the future. The carrying values of the RenewLife® and Neocell® trademarks were $133 and $35, respectively, as of June 30, 2020. The Company is closely monitoring any events, circumstances, or changes impacting these trademarks that might imply a reduction in the estimated fair value and lead to an impairment.

Finite-Lived Intangible Assets

Finite-lived intangible assets are reviewed for possible impairment whenever events or changes in circumstances occur that indicate that the carrying value of an asset (or asset group) may not be recoverable. The Company’s impairment review requires significant judgment by management, including estimating the future success of product lines, future sales volumes, revenue and expense growth rates, alternative uses for the assets and proceeds from the disposal of the assets. The Company reviews business plans for possible impairment indicators. Impairment occurs when the carrying value of the asset (or asset group) exceeds its estimated future undiscounted cash flows. When impairment is indicated, an impairment charge is recorded for the difference between the asset’s carrying value and its estimated fair value. Depending on the asset, estimated fair value may be determined either by use of a DCF model or, if available, by reference to estimated selling values of assets in similar condition. Future changes in such estimates or the use of alternative assumptions could result in significantly different estimates of the fair values.

No significant impairments were identified in fiscal year 2020 as a result of the Company’s impairment reviews during any quarters of fiscal year 2020.

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Appendix B

Income Taxes

The Company’s effective tax rate is based on income by tax jurisdiction, statutory tax rates and tax planning opportunities available to the Company in the various jurisdictions in which the Company operates. Significant judgment is required in determining the Company’s effective tax rate and in evaluating its tax positions.

The Company maintains valuation allowances when it is likely that all or a portion of a deferred tax asset will not be realized. Changes in valuation allowances from period to period are included in the Company’s income tax provision in the period of change. In determining whether a valuation allowance is warranted, the Company takes into account such factors as prior earnings history, expected future earnings, unsettled circumstances that, if unfavorably resolved, would adversely affect the utilization of a deferred tax asset, statutory carry-back and carry-forward periods and tax strategies that could potentially enhance the likelihood of realization of a deferred tax asset. Valuation allowances maintained by the Company relate mostly to deferred tax assets arising from the Company’s currently anticipated inability to use net operating losses and tax credits in certain foreign countries. As of June 30, 2020 and June 30, 2019, valuation allowances related to the realization of deferred tax assets were approximately $38 and $44, respectively.

In addition to valuation allowances, the Company provides for uncertain tax positions when such tax positions do not meet certain recognition thresholds or measurement standards. Amounts for uncertain tax positions are adjusted in quarters when new information becomes available or when positions are effectively settled. As of June 30, 2020 and June 30, 2019, the liabilities recorded for uncertain tax positions, excluding associated interest and penalties, were approximately $22 and $31, respectively. Since audit outcomes and the timing of audit settlements are subject to significant uncertainty, liabilities for uncertain tax positions are excluded from the contractual obligations table (see Notes to Consolidated Financial Statements).

Foreign withholding taxes are not provided when foreign earnings are indefinitely reinvested. The Company determines whether its foreign subsidiaries will invest their undistributed earnings indefinitely and reassesses this determination on a quarterly basis. A change to the Company’s determination may be warranted based on the Company’s experience, as well as plans regarding future international operations and expected remittances. Changes in the Company’s determination would require an adjustment to the income tax provision in the quarter in which the determination is made. Through the second quarter of fiscal year 2018, the Company had determined that the undistributed earnings of a number of its foreign subsidiaries were indefinitely reinvested. In the third quarter of fiscal year 2018, the Company concluded an analysis wherein it determined that none of the undistributed earnings of its foreign subsidiaries were indefinitely reinvested because the Tax Act, which was enacted in December 2017, significantly reduced the cost of U.S. repatriation. As a result, the Company is providing foreign withholding taxes on the undistributed earnings of all foreign subsidiaries where applicable, which has no significant impact on the Company’s consolidated results.

Venture Agreement Terminal Obligation

The Company has a Venture Agreement with P&G for the Company’s Glad bags and wraps business. In connection with this agreement, P&G provides R&D support to the Glad business. As of June 30, 2020 and June 30, 2019, P&G had a 20% interest in the venture. In December 2017, the Company and P&G extended the term of the agreement and the related R&D support provided by P&G. The term will now expire in January 2026, unless the parties agree, on or prior to January 31, 2025, to further extend the term of the agreement for another seven years or agree to take some other relevant action. Upon termination of the agreement, the Company is required to purchase P&G’s 20% interest for cash at fair value as established by predetermined valuation procedures. The Company’s obligation to purchase P&G’s interest is reflected in Other liabilities (See Notes to Consolidated Financial Statements). The difference between the estimated fair value and the amount recognized, and any future changes in the fair value of P&G’s interest, is charged to Cost of products sold in accordance with the effective interest method over the remaining life of the agreement.

The estimated fair value of P&G’s interest may increase or decrease up until any such purchase by the Company of P&G’s interest. The Company uses the income approach to estimate the fair value of P&G’s interest. Under this approach, the Company estimates the future cash flows and discounts these cash flows at a rate of return that reflects its risk. The cash flows used are consistent with those the Company uses in its internal planning, which gives consideration to actual business trends experienced and the long-term business strategy. The other key assumptions and estimates used include, but are not limited to, net sales and expense growth rates, commodity prices, foreign exchange rates, discount rates, inflation and terminal growth rates. Changes in the judgments, assumptions and estimates used could result in significantly different estimates of fair value. For perspective, if the discount rate as of June 30, 2020 were to increase or decrease by 100 basis points, the estimated fair value of P&G’s interest would decrease by approximately $70 or increase by approximately $90, respectively. Such changes would affect the amount of future charges to Cost of products sold.

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Appendix B

SUMMARY OF NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures that may be included in this MD&A and Exhibit 99.2 and the reasons management believes they are useful to investors are described below. These measures should be considered supplemental in nature and are not intended to be a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, these measures may not be the same as similarly named measures presented by other companies.

Free cash flow is calculated as net cash provided by operations less capital expenditures. The Company’s management uses this measure and free cash flow as a percentage of net sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and stock repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. Refer to “Free cash flow” and “Free cash flow as a percentage of net sales” above for a reconciliation of these non-GAAP measures.

The Company uses the term Consolidated EBITDA because it is a term used in its revolving Credit Agreement. As defined in the Credit Agreement, Consolidated EBITDA represents earnings before interest, taxes, depreciation and amortization and non-cash asset impairment charges. Interest Coverage ratio is the ratio of Consolidated EBITDA to interest expense. The Company’s management believes disclosure of Consolidated EBITDA provides useful information to investors because it is used in the primary restrictive covenant in the Company’s Credit Agreement. For additional discussion of the Interest Coverage ratio and a reconciliation of Consolidated EBITDA, see “Financial Position and Liquidity - Financing Activities - Credit Arrangements” above.

EBIT represents earnings before income taxes, interest income and interest expense. EBIT margin is the ratio of EBIT to net sales. The Company’s management believes these measures provide useful additional information to investors to enhance their understanding about trends in the Company’s operations and are useful for period-over-period comparisons.

Economic profit (EP) is defined by the Company as earnings before income taxes, excluding non-cash U.S. GAAP restructuring and intangible asset impairment charges, and interest expense; less income taxes (calculated utilizing the Company’s effective tax rate), and less a capital charge (calculated as average capital employed multiplied by a cost of capital percentage rate). EP is a key financial metric the Company’s management uses to evaluate business performance and allocate resources, and is a component in determining employee incentive compensation. The Company’s management believes EP provides additional perspective to investors about financial returns generated by the business and represents profit generated over and above the cost of capital used by the business to generate that profit. Refer to Exhibit 99.2 for a reconciliation of EP to earnings before income taxes.

Organic sales growth is defined as net sales growth excluding the effect of foreign exchange rate changes and any acquisitions and divestitures. Management believes that the presentation of organic sales growth / (decrease) is useful to investors because it excludes sales from any acquisitions and divestitures, which results in a comparison of sales only from the businesses that the Company was operating and expects to continue to operate throughout the relevant periods, and the Company’s estimate of the impact of foreign exchange rate changes, which are difficult to predict, and out of the control of the Company and management.

The following table provides a reconciliation of organic sales growth / (decrease) (non-GAAP) to net sales growth / (decrease) (GAAP), the most comparable GAAP measure:

	Twelve Months Ended June 30, 2020 Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total
Net sales growth / (decrease) (GAAP)	14%	1%	10%	5%	8%
Add: Foreign Exchange	—	—	—	10	2
Add/(Subtract): Divestitures/Acquisitions	—	—	—	—	—
Organic sales growth / (decrease) (non-GAAP)	14%	1%	10%	15%	10%

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Appendix B

CAUTIONARY STATEMENT

This Annual Report on Form 10-K (this Report), including the exhibits hereto and the information incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, statements related to the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of governments, consumers, customers, suppliers, employees and the Company, on our business, operations, employees, financial condition and results of operations, and any such forward-looking statements, whether concerning the COVID-19 pandemic or otherwise, involve risks, assumptions and uncertainties. Except for historical information, statements about future volumes, sales, organic sales growth, foreign currencies, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, foreign currency exchange rates, tax rates, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Report, as updated from time to time in the Company’s Securities and Exchange Commission filings. These factors include, but are not limited to, the uncertainties relating to the impact of COVID-19 on the Company’s business, operations, employees, financial condition and results of operations, as well as:

●	intense competition in the Company’s markets;
●	the impact of the changing retail environment, including the growth of alternative retail channels and business models, and changing consumer preferences;
●	the impact of COVID-19 on the availability of, and efficiency of the supply, manufacturing and distribution systems for, the Company’s products, including any significant disruption to such systems;
●	long-term changes in consumer preference or demand for the Company’s products as a result of any shortages or lack of availability of any products in the near-term;
●	risks related to supply chain issues and product shortages as a result of reliance on a limited base of suppliers and the significant increase in demand for disinfecting and other products due to the COVID-19 pandemic;
●	dependence on key customers and risks related to customer consolidation and ordering patterns;
●	risks related to the Company’s use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or Company information, or service interruptions, especially at a time when a large number of the Company’s employees are working remotely and accessing its technology infrastructure remotely;
●	risks relating to acquisitions, new ventures and divestitures, and associated costs, including for asset impairment charges related to, among others, intangible assets and goodwill; and the ability to complete announced transactions and, if completed, integration costs and potential contingent liabilities related to those transactions;
●	unfavorable worldwide, regional and local economic and financial market conditions, including as a result of fear of exposure to or actual impacts of a widespread disease outbreak, such as COVID-19;
●	the Company’s ability to maintain its business reputation and the reputation of its brands and products;
●	lower revenue, increased costs or reputational harm resulting from government actions and regulations;
●	the ability of the Company to successfully manage global political, legal, tax and regulatory risks, including changes in regulatory or administrative activity;
●	the ability of the Company to drive sales growth, increase prices and market share, grow its product categories and manage favorable product and geographic mix;
●	volatility and increases in commodity costs such as resin, sodium hypochlorite and agricultural commodities, and increases in energy, transportation or other costs;

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Appendix B

●	risks related to international operations and international trade, including foreign currency fluctuations, such as devaluations, and foreign currency exchange rate controls, including periodic changes in such controls; changes in U.S. immigration or trade policies, including the imposition of new or additional tariffs; labor claims and labor unrest; inflationary pressures, particularly in Argentina; impact of the United Kingdom’s exit from, and the related on-going negotiations with, the European Union; government-imposed price controls or other regulations; potential negative impact and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; widespread health emergencies, such as COVID-19; and the possibility of nationalization, expropriation of assets or other government action;
●	the facilities of the Company and its suppliers being subject to disruption by events beyond the Company’s control, including work stoppages, cyber-attacks, natural disasters, disease outbreaks or pandemics, such as COVID-19, and terrorism;
●	the ability of the Company to innovate and to develop and introduce commercially successful products, or expand into adjacent categories and countries;
●	the impact of product liability claims, labor claims and other legal, governmental or tax proceedings, including in foreign jurisdictions and in connection with any product recalls;
●	the ability of the Company to implement and generate cost savings and efficiencies;
●	the success of the Company’s business strategies;
●	risks related to additional increases in the estimated fair value of P&G’s interest in the Glad business;
●	the accuracy of the Company’s estimates and assumptions on which its financial projections, including any sales or earnings guidance or outlook it may provide from time to time, are based;
●	the Company’s ability to attract and retain key personnel;
●	environmental matters, including costs associated with the remediation and monitoring of past contamination, and possible increases in costs resulting from actions by relevant regulators, and the handling and/or transportation of hazardous substances;
●	increased focus by governmental and non-governmental organizations, customers, consumers and investors on sustainability issues, including those related to climate change;
●	the Company’s ability to effectively utilize, assert and defend its intellectual property rights;
●	any infringement or claimed infringement by the Company of third-party intellectual property rights;
●	the effect of the Company’s indebtedness and credit rating on its business operations and financial results;
●	the Company’s ability to access capital markets and other funding sources, as well as continued or increased market volatility;
●	the Company’s ability to pay and declare dividends or repurchase its stock in the future;
●	uncertainties relating to tax positions, tax disputes and any changes in tax rates and regulations on the Company;
●	the Company’s ability to maintain an effective system of internal controls;
●	the impacts of potential stockholder activism; and
●	risks related to the Company’s discontinuation of operations in Venezuela.

The Company’s forward-looking statements in this Report are based on management’s current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this Report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

In this Report, unless the context requires otherwise, the terms “the Company,” “Clorox,” “we,” “us,” and “our” refer to The Clorox Company and its subsidiaries.

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Appendix B

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control over financial reporting is a process designed under the supervision of its Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external reporting in accordance with accounting principles generally accepted in the United States of America.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

Management evaluated the effectiveness of the Company’s internal control over financial reporting using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework published in 2013. Management, under the supervision and with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, assessed the effectiveness of the Company’s internal control over financial reporting as of June 30, 2020, and concluded that it is effective.

The Company’s independent registered public accounting firm, Ernst & Young LLP, has audited the effectiveness of the Company’s internal control over financial reporting as of June 30, 2020, as stated in their report, which is included herein.

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Appendix B

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of The Clorox Company

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of The Clorox Company (the Company) as of June 30, 2020 and 2019, the related consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended June 30, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2020, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of June 30, 2020, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated August 13, 2020 expressed an unqualified opinion thereon.

Adoption of New Accounting Standards

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for leases, effective July 1, 2019, using the modified retrospective approach upon adoption of Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842).

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

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THE CLOROX COMPANY - 2020 Proxy Statement	B-23

Appendix B

Valuation of Goodwill and Trademarks with Indefinite Lives
Description of the Matter

At June 30, 2020, the Company’s goodwill was $1.6 billion and represented 25% of total assets; trademarks with indefinite lives was $766 million and represented 12% of total assets. As discussed in Note 1 of the consolidated financial statements, goodwill and trademarks with indefinite lives are tested by the Company’s management for impairment at least annually, in the fiscal fourth quarter, unless there are indications of impairment at other points throughout the year. Goodwill is tested for impairment at the reporting unit level.

Auditing the Company’s annual impairment test for goodwill and trademarks with indefinite lives is complex and highly judgmental and required the involvement of a valuation specialist due to the significant judgment in estimating the fair value of reporting units and trademarks with indefinite lives. In particular, the fair value estimates of reporting units with fair values that do not significantly exceed their carrying values are sensitive to assumptions such as net sales growth rates, gross margins and discount rates. Trademarks with indefinite lives with fair values that do not significantly exceed their carrying values are sensitive to assumptions such as net sales growth rates, discount rates and royalty rates. All of these assumptions are sensitive to and affected by expected future market or economic conditions, particularly those in emerging markets, and industry and company-specific qualitative factors.

How We Addressed the Matter in Our Audit

We obtained an understanding, evaluated the design and tested the operating effectiveness of controls over the Company’s goodwill and trademarks impairment review process. This included evaluating controls over the Company’s budgetary and forecasting process used to develop the estimated future earnings and cash flows used in estimating the fair value of reporting units and trademarks with indefinite lives. We also tested controls over management’s review of the data used in their valuation models and review of the significant assumptions such as estimation of net sales, expense growth rates and terminal growth rates.

To test the estimated fair value of the Company’s reporting units and trademarks with indefinite lives (with fair values that do not significantly exceed carrying values), we performed audit procedures that included, among others, assessing the methodologies, testing the significant assumptions discussed above used to develop the estimates of future earnings and cash flows and testing the completeness and accuracy of the underlying data. We compared the significant assumptions used by management to current industry and economic trends, the Company’s historical results and other guideline companies within the same industry, and evaluated whether changes in the Company’s business would affect the significant assumptions. We assessed the historical accuracy of management’s estimates and performed sensitivity analyses of significant assumptions to evaluate the change in the fair value of the reporting units and trademarks with indefinite lives resulting from changes in these assumptions. We involved our valuation specialists to assist in reviewing the valuation methodology and testing the terminal growth rates, discount rates and royalty rates.

In addition, for goodwill we also tested the Company’s calculation of implied multiples of the reporting units, compared them to guideline companies and evaluated the resulting premium. For trademarks with indefinite lives, where applicable, we also assessed whether the assumptions used were consistent with those used in the goodwill impairment review process.

B-24	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

Valuation of Venture Agreement Terminal Obligation
Description of the Matter

As discussed in Note 8 of the consolidated financial statements, the Company has an agreement with The Proctor & Gamble Company (P&G) for the Company’s Glad bags and wraps business, for which the Company is required to purchase P&G’s 20% interest in the venture for cash at fair value of the global Glad business upon termination of the agreement. At June 30, 2020, the fair value of $400 million has been recognized as a venture agreement terminal obligation and represented 8% of total liabilities.

Auditing the Company’s Glad venture agreement terminal obligation is complex and highly judgmental and required the involvement of a valuation specialist due to the significant judgment in estimating the fair value of the global Glad business. In particular, the fair value estimate is sensitive to assumptions such as net sales growth rates, gross margins, discount rate and commodity prices. These assumptions are sensitive to and affected by expected future market or economic conditions, particularly those in emerging markets, and industry and company-specific qualitative factors.

How We Addressed the Matter in Our Audit

We obtained an understanding, evaluated the design and tested the operating effectiveness of controls over the venture agreement terminal obligation valuation review process. This included controls over the Company’s budgetary and forecasting process used to develop the estimated fair value of the global Glad business. We also tested management’s controls over the data used in their valuation models and review of the significant assumptions such as estimation of net sales, expense growth rates, terminal growth rates and commodity prices.

To test the estimated fair value of the venture agreement terminal obligation, we performed audit procedures that included, among others, assessing the methodologies, testing the significant assumptions discussed above used to develop estimates of future earnings and cash flows, and testing the completeness and accuracy of the underlying data. We compared the significant assumptions used by management to current industry and economic trends, the Company’s historical results and other guideline companies within the same industry, and evaluated whether changes in the Company’s business, including shifts in consumer demands and commodity prices, would affect the significant assumptions. We assessed the historical accuracy of management’s estimates and performed sensitivity analyses of significant assumptions to evaluate the change in the fair value of the venture agreement terminal obligation resulting from changes in these assumptions. We involved our valuation specialists to assist in reviewing the valuation methodology and testing the terminal growth rates and discount rates.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2003.

San Francisco, CA
August 13, 2020

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THE CLOROX COMPANY - 2020 Proxy Statement	B-25

Appendix B

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of The Clorox Company

Opinion on Internal Control Over Financial Reporting

We have audited The Clorox Company’s internal control over financial reporting as of June 30, 2020, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the COSO criteria). In our opinion, The Clorox Company (the Company) maintained, in all material respects, effective internal control over financial reporting as of June 30, 2020, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of The Clorox Company as of June 30, 2020 and 2019, the related consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended June 30, 2020, and the related notes (collectively referred to as the “consolidated financial statements”) and our report dated August 13, 2020 expressed an unqualified opinion thereon.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Ernst & Young LLP

San Francisco, CA
August 13, 2020

B-26	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

CONSOLIDATED STATEMENTS OF EARNINGS
The Clorox Company

Years ended June 30 Dollars in millions, except share and per share data	2020	2019	2018
Net sales	$6,721	$6,214	$6,124
Cost of products sold	3,658	3,486	3,449
Gross profit	3,063	2,728	2,675

Selling and administrative expenses	969	856	837
Advertising costs	675	612	570
Research and development costs	145	136	132
Interest expense	99	97	85
Other (income) expense, net	(10)	3	(3)
Earnings before income taxes	1,185	1,024	1,054
Income taxes	246	204	231
Net earnings	$939	$820	$823

Net earnings per share
Basic net earnings per share	$7.46	$6.42	$6.37
Diluted net earnings per share	$7.36	$6.32	$6.26

Weighted average shares outstanding (in thousands)
Basic	125,828	127,734	129,293
Diluted	127,671	129,792	131,581

See Notes to Consolidated Financial Statements

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THE CLOROX COMPANY - 2020 Proxy Statement	B-27

Appendix B

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
The Clorox Company

Years ended June 30 Dollars in millions	2020	2019	2018
Net earnings	939	820	823
Other comprehensive (loss) income:
Foreign currency adjustments, net of tax	(36)	(22)	(28)
Net unrealized gains (losses) on derivatives, net of tax	5	2	12
Pension and postretirement benefit adjustments, net of tax	(7)	4	12
Total other comprehensive (loss) income, net of tax	(38)	(16)	(4)
Comprehensive income	$901	$804	$819

See Notes to Consolidated Financial Statements

B-28	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

CONSOLIDATED BALANCE SHEETS
The Clorox Company

As of June 30 Dollars in millions, except share and per share data	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$871	$111
Receivables, net	648	631
Inventories, net	454	512
Prepaid expenses and other current assets	47	51
Total current assets	2,020	1,305
Property, plant and equipment, net	1,103	1,034
Operating lease right-of-use assets	291	—
Goodwill	1,577	1,591
Trademarks, net	785	791
Other intangible assets, net	109	121
Other assets	328	274
Total assets	$6,213	$5,116

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes and loans payable	$—	$396
Current operating lease liabilities	64	—
Accounts payable and accrued liabilities	1,329	1,035
Income taxes payable	25	9
Total current liabilities	1,418	1,440
Long-term debt	2,780	2,287
Long-term operating lease liabilities	278	—
Other liabilities	767	780
Deferred income taxes	62	50
Total liabilities	5,305	4,557

Commitments and contingencies

Stockholders’ equity
Preferred stock: $1.00 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock: $1.00 par value; 750,000,000 shares authorized; 158,741,461 shares issued as of June 30, 2020 and 2019; and 126,198,606 and 125,686,325 shares outstanding as of June 30, 2020 and 2019, respectively	159	159
Additional paid-in capital	1,137	1,046
Retained earnings	3,567	3,150
Treasury shares, at cost: 32,542,855 and 33,055,136 shares as of June 30, 2020 and 2019, respectively	(3,315)	(3,194)
Accumulated other comprehensive net (loss) income	(640)	(602)
Stockholders’ equity	908	559
Total liabilities and stockholders’ equity	$6,213	$5,116

See Notes to Consolidated Financial Statements

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Appendix B

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
The Clorox Company

	Common Stock				Treasury Stock
Dollars in millions, except per share data	Amount	Shares (in thousands)	Additional Paid-in Capital	Retained Earnings	Amount	Shares (in thousands)	Accumulated Other Comprehensive Net (Loss) Income	Total
Balance as of June 30, 2017	$159	158,741	$928	$2,440	$(2,442)	(29,727)	$(543)	$542
Net earnings				823				823
Other comprehensive (loss) income							(4)	(4)
Dividends ($3.60 per share declared)				(467)				(467)
Stock-based compensation			53					53
Other employee stock plan activities			(6)	1	56	1,139		51
Treasury stock purchased					(272)	(2,171)		(272)
Balance as of June 30, 2018	159	158,741	975	2,797	(2,658)	(30,759)	(547)	726
Cumulative effect of accounting changes(1)				36			(39)	(3)
Net earnings				820				820
Other comprehensive (loss) income							(16)	(16)
Dividends ($3.94 per share declared)				(503)				(503)
Stock-based compensation			43					43
Other employee stock plan activities			28	—	124	2,178		152
Treasury stock purchased					(660)	(4,474)		(660)
Balance as of June 30, 2019	159	158,741	1,046	3,150	(3,194)	(33,055)	(602)	559
Cumulative effect of accounting changes(2)				22				22
Net earnings				939				939
Other comprehensive (loss) income							(38)	(38)
Dividends ($4.29 per share declared)				(544)				(544)
Stock-based compensation			50					50
Other employee stock plan activities			41	—	121	2,043		162
Treasury stock purchased					(242)	(1,531)		(242)
Balance as of June 30, 2020	$159	158,741	$1,137	$3,567	$(3,315)	(32,543)	$(640)	$908

(1)

As a result of adopting ASU No. 2014-09, “Revenue from Contracts with Customers (ASC 606),” on July 1, 2018, the Company recorded a cumulative effect of initially applying the new guidance as an adjustment to the fiscal year 2019 opening balance of Retained earnings.

(2)

As a result of adopting ASU No. 2016-02, “Leases (ASC 842),” on July 1, 2019, the Company recorded a cumulative effect of initially applying the new guidance as an adjustment to the fiscal year 2020 opening balance of Retained earnings. See Note 1 for more information.

See Notes to Consolidated Financial Statements

B-30	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

CONSOLIDATED STATEMENTS OF CASH FLOWS
The Clorox Company

Years ended June 30 Dollars in millions	2020	2019	2018
Operating activities:
Net earnings	$939	$820	$823
Adjustments to reconcile net earnings to net cash provided by operations:
Depreciation and amortization	180	180	166
Stock-based compensation	50	43	53
Deferred income taxes	(2)	(20)	(23)
Other	30	(29)	44
Changes in:
Receivables, net	(27)	(32)	(24)
Inventories, net	50	(7)	(21)
Prepaid expenses and other current assets	2	(6)	4
Accounts payable and accrued liabilities	291	17	(47)
Operating lease right-of-use assets and liabilities, net	19	—	—
Income taxes payable/ prepaid	14	26	1
Net cash provided by operations	1,546	992	976

Investing activities:
Capital expenditures	(254)	(206)	(194)
Businesses acquired, net of cash acquired	—	—	(681)
Other	2	10	16
Net cash used for investing activities	(252)	(196)	(859)

Financing activities:
Notes and loans payable, net	(396)	189	(214)
Long-term debt borrowings, net of issuance costs paid	492	—	891
Long-term debt repayments	—	—	(400)
Treasury stock purchased	(248)	(661)	(271)
Cash dividends paid	(533)	(490)	(450)
Issuance of common stock for employee stock plans and other	162	147	45
Net cash used for financing activities	(523)	(815)	(399)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(5)	(2)	(3)
Net increase (decrease) in cash, cash equivalents and restricted cash	766	(21)	(285)
Cash, cash equivalents and restricted cash:
Beginning of year	113	134	419
End of year	$879	$113	$134

Supplemental cash flow information:
Interest paid	$89	$87	$75
Income taxes paid, net of refunds	241	207	245
Non-cash financing activities:
Cash dividends declared and accrued, but not paid	140	133	123

See Notes to Consolidated Financial Statements

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Appendix B

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The Clorox Company
(Dollars in millions, except share and per share data)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Basis of Presentation

The Company is principally engaged in the production, marketing and sale of consumer products through mass retailers, grocery outlets, warehouse clubs, dollar stores, home hardware centers, drug, pet and military stores, third-party and owned e-commerce channels, and distributors. The consolidated financial statements include the statements of the Company and its wholly owned and controlled subsidiaries. All significant intercompany transactions and accounts were eliminated in consolidation.

Use of Estimates

The preparation of these consolidated financial statements in conformity with generally accepted accounting principles in the United States of America (U.S. GAAP) requires management to reach opinions as to estimates and assumptions that affect reported amounts and related disclosures. Specific areas requiring the application of management’s estimates and judgments include, among others, assumptions pertaining to accruals for consumer and trade-promotion programs, stock-based compensation, retirement income plans, future cash flows associated with impairment testing of goodwill and other long-lived assets and the valuation of the venture agreement terminal obligation, the valuation of assets acquired and liabilities assumed in connection with a business combination, the credit worthiness of customers, uncertain tax positions, tax valuation allowances and legal, environmental and insurance matters. Actual results could materially differ from estimates and assumptions made.

Cash, Cash Equivalents and Restricted Cash

Cash equivalents consist of highly liquid interest-bearing accounts, time deposits held by financial institutions and money market funds with an initial maturity at purchase of 90 days or less. The fair value of cash and cash equivalents approximates the carrying amount.

The Company’s cash position includes amounts held by foreign subsidiaries and, as a result, the repatriation of certain cash balances from some of the Company’s foreign subsidiaries could result in additional withholding tax costs in certain foreign jurisdictions. However, these cash balances are generally available without legal restriction to fund local business operations. In addition, a portion of the Company’s cash balance is held in U.S. dollars by foreign subsidiaries whose functional currency is their local currency. Such U.S. dollar balances are reported on the foreign subsidiaries’ books in their functional currency, and the impact on such balances from foreign currency exchange rate differences is recorded in Other (income) expense, net.

As of June 30, 2020, 2019, 2018, and 2017, the Company had $8, $2, $3 and $2 of restricted cash, respectively, which was included in Prepaid expenses and other current assets and Other assets. The restricted cash as of June 30, 2020 was primarily related to funds held in an escrow account with limitations on usage and cash margin deposits held for exchange-traded futures contracts.

Inventories

The Company values its inventories using both the First-In, First-Out (“FIFO”) and the Last-In, First-Out (“LIFO”) methods. The FIFO inventory is stated at the lower of cost or net realizable value, which includes any costs to sell or dispose. In addition, appropriate consideration is given to obsolescence, excessive inventory levels, product deterioration and other factors in evaluating net realizable value. The LIFO inventory is stated at the lower of cost or market.

B-32	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, Plant and Equipment and Finite-Lived Intangible Assets

Property, plant and equipment and finite-lived intangible assets are stated at cost. Depreciation and amortization expense are primarily calculated by the straight-line method using the estimated useful lives or lives determined by reference to the related lease contract in the case of leasehold improvements. The table below provides estimated useful lives of property, plant and equipment by asset classification.

Estimated Useful Lives
Buildings and leasehold improvements	7 - 40 years
Land improvements	10 - 30 years
Machinery and equipment	3 - 15 years
Computer equipment	3 - 5 years
Capitalized software costs	3 - 7 years

Finite-lived intangible assets are amortized over their estimated useful lives, which range from 2 to 30 years.

Property, plant and equipment and finite-lived intangible assets are reviewed for impairment whenever events or changes in circumstances occur that indicate that the carrying amount of an asset (or asset group) may not be fully recoverable. The risk of impairment is initially assessed based on an estimate of the undiscounted cash flows at the lowest level for which identifiable cash flows exist. Impairment occurs when the carrying value of the asset exceeds the estimated future undiscounted cash flows generated by the asset. When impairment is indicated, an impairment charge is recorded for the difference between the carrying value of the asset and its estimated fair market value. Depending on the asset, estimated fair market value may be determined either by use of a discounted cash flow model or by reference to estimated selling values of assets in similar condition.

Capitalization of Software Costs

The Company capitalizes certain qualifying costs incurred in the acquisition and development of software for internal use, including the costs of the software, materials, consultants, interest and payroll and payroll-related costs for employees during the application development stage. Internal and external costs incurred during the preliminary project stage and post implementation-operation stage, mainly training and maintenance costs, are expensed as incurred. Once the application is substantially complete and ready for its intended use, qualifying costs are amortized on a straight-line basis over the software’s estimated useful life.

Impairment Review of Goodwill and Indefinite-Lived Intangible Assets

The Company tests its goodwill, trademarks with indefinite lives and other indefinite-lived intangible assets annually for impairment in the fiscal fourth quarter unless there are indications during a different interim period that these assets may have become impaired.

With respect to goodwill, the Company has the option to first assess qualitative factors, such as the maturity and stability of the reporting unit, the magnitude of the excess fair value over carrying value from the prior period’s impairment testing, other reporting unit specific operating results as well as new events and circumstances impacting the operations at the reporting unit level. Reporting units for goodwill impairment testing purposes were its individual strategic business units (SBUs). If the result of a qualitative test indicates a potential for impairment of a reporting unit, a quantitative test is performed. The quantitative test is a two-step process. In the first step, the Company compares the estimated fair value of the reporting unit to its carrying value. If the estimated fair value of any reporting unit is less than its carrying value, the Company performs a second step to determine the implied fair value of the reporting unit’s goodwill. If the carrying value of a reporting unit’s goodwill exceeds its implied fair value, an impairment charge is recorded for the difference between the carrying value and the implied fair value of the reporting unit’s goodwill. No impairments were identified as a result of the Company’s impairment review during fiscal year 2020.

To determine the fair value of a reporting unit as part of its quantitative test, the Company uses a discounted cash flow (DCF) method under the income approach, as it believes that this approach is the most reliable indicator of the fair value of its businesses and the fair value of their future earnings and cash flows. Under this approach, which requires

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THE CLOROX COMPANY - 2020 Proxy Statement	B-33

Appendix B

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

significant judgments, the Company estimates the future cash flows of each reporting unit and discounts these cash flows at a rate of return that reflects their relative risk. The cash flows used in the DCF method are consistent with those the Company uses in its internal planning, which gives consideration to actual business trends experienced, and the broader business strategy for the long term. The other key estimates and factors used in the DCF method include, but are not limited to, net sales and expense growth rates, commodity prices, foreign exchange rates, inflation and a terminal growth rate. Changes in such estimates or the application of alternative assumptions could produce different results.

For trademarks and other intangible assets with indefinite lives, the Company has the option to first assess qualitative factors, such as the maturity and stability of the trademark or other intangible asset, the magnitude of the excess fair value over carrying value from the prior year’s impairment testing, other specific operating results, as well as new events and circumstances impacting the significant inputs used to determine the fair value of the intangible asset. If the result of a qualitative test indicates that it is more likely that not that the asset is impaired, a quantitative test is performed. When a quantitative test is performed, the estimated fair value of an asset is compared to its carrying value. If the carrying value of such asset exceeds its estimated fair value, an impairment charge is recorded for the difference between the carrying value and the estimated fair value. The Company uses the income approach to estimate the fair value of its trademarks and other intangible assets with indefinite lives. This approach requires significant judgments in determining the royalty rates and the assets’ estimated cash flows, as well as the appropriate discount and foreign exchange rates applied to those cash flows to determine fair value. Changes in such estimates or the use of alternative assumptions could produce different results. No significant impairments were identified in fiscal year 2020 as a result of the Company’s impairment review during any quarters of fiscal year 2020.

Leases

Effective July 1, 2019, the Company adopted Accounting Standards Codification 842, Leases (ASC 842). Under this guidance, the Company determines whether an arrangement contains a lease at inception by determining if the contract conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration and other facts and circumstances. Right-of-use (ROU) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are calculated based on the lease liability adjusted for any lease payments paid to the lessor at or before the commencement date and initial direct costs incurred by the Company and excludes any lease incentives received from the lessor. Lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term. The lease term may include an option to extend or terminate the lease when it is reasonably certain that the Company will exercise that option as of the commencement date of the lease, and is reviewed in subsequent periods if a triggering event occurs. As the Company’s leases typically do not contain a readily determinable implicit rate, the Company determines the present value of the lease liability using its incremental borrowing rate at the lease commencement date based on the lease term and the currency of the lease on a collateralized basis. Variable lease payments are the portion of lease payments that are not fixed over the lease term. Variable lease payments are expensed as incurred, and include certain non-lease components, such as maintenance and other services provided by the lessor, and other charges included in the lease, as applicable. The Company elected to combine lease and non-lease components as a single lease component and to exclude short-term leases, defined as leases with an initial terms of 12 months or less, from its consolidated balance sheet.

Stock-based Compensation

The Company grants various nonqualified stock-based compensation awards to eligible employees, including stock options, restricted stock awards and performance shares.

For stock options, the Company estimates the fair value of each award on the date of grant using the Black-Scholes valuation model, which requires management to make estimates regarding expected option life, stock price volatility and other assumptions. Groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The Company estimates stock option forfeitures based on historical data for each employee grouping. The total number of stock options expected to vest is adjusted by actual and estimated forfeitures. Changes to the actual and estimated forfeitures will result in a cumulative adjustment in the period of change. Compensation expense is recorded by amortizing the grant date fair values on a straight-line basis over the vesting period, adjusted for estimated forfeitures.

B-34	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

For restricted stock awards, the fair value of each grant issued is estimated on the date of grant based on the current market price of the stock. Forfeitures are estimated based on historical data. The total number of restricted stock awards expected to vest is adjusted by actual and estimated forfeitures. Changes to the actual and estimated forfeitures will result in a cumulative adjustment in the period of change. Compensation expense is recorded by amortizing the grant date fair values on a straight-line basis over the vesting period, adjusted for estimated forfeitures.

The Company’s performance shares provide for the issuance of common stock to certain managerial staff and executive management if the Company achieves specified performance targets. The number of shares issued is dependent upon the achievement of specified performance targets. The performance period is three years and the payout determination is made at the end of the three-year performance period. Performance shares receive dividends earned during the vesting period upon vesting. The fair value of each grant issued is estimated on the date of grant based on the current market price of the stock. The total amount of compensation expense recognized reflects estimated forfeiture rates and management’s assessment of the probability that performance goals will be achieved. A cumulative adjustment is recognized to compensation expense in the current period to reflect any changes in the probability of achievement of performance goals.

Cash flows resulting from tax deductions in excess of the cumulative compensation cost recognized for stock-based payment arrangements (excess tax benefits) are classified as operating cash inflows.

Employee Benefits

The Company accounts for its retirement income and retirement health care plans using actuarial methods. These methods use an attribution approach that generally spreads “plan events” over the service lives or expected lifetime (for frozen plans) of plan participants. Examples of plan events are plan amendments and changes in actuarial assumptions such as the expected return on plan assets, discount rate, rate of compensation increase and certain employee-related factors, such as retirement age and mortality. The principle underlying the attribution approach is that employees render service over their employment period on a relatively “smooth” basis and, therefore, the statement of earnings effects of retirement income and retirement health care plans are recognized in the same pattern. One of the principal assumptions used in the net periodic benefit cost calculation is the expected return on plan assets. The expected return on plan assets may result in recognized expense or income that differs from the actual returns of those plan assets in any given year. Over time, however, the goal is for the expected long-term returns to approximate the actual returns and, therefore, the expectation is that the pattern of income and expense recognition should closely match the pattern of the services provided by the participants. The Company uses a market-related value method for calculating plan assets for purposes of determining the amortization of actuarial gains and losses. The differences between actual and expected returns are recognized in the net periodic benefit cost calculation over the average remaining service period or expected lifetime (for frozen plans) of the plan participants using the corridor approach. Under this approach, only actuarial gains (losses) that exceed 5% of the greater of the projected benefit obligation or the market-related value of assets are amortized to the Company’s net periodic benefit cost. In developing its expected return on plan assets, the Company considers the long-term actual returns relative to the mix of investments that comprise its plan assets and also develops estimates of future investment returns by considering external sources.

The Company recognizes an actuarial-based obligation at the onset of disability for certain benefits provided to individuals after employment, but before retirement, that include medical, dental, vision, life and other benefits.

Environmental Costs

The Company is involved in certain environmental remediation and ongoing compliance activities. Accruals for environmental matters are recorded on a site-by-site basis when it is probable that a liability has been incurred and based upon a reasonable estimate of the liability. The Company’s accruals reflect the anticipated participation of other potentially responsible parties in those instances where it is probable that such parties are legally responsible and financially capable of paying their respective shares of the relevant costs. These accruals are adjusted periodically as assessment and remediation efforts progress or as additional technical or legal information becomes available. Actual costs to be incurred at identified sites in future periods may vary from the estimates, given the inherent uncertainties in evaluating environmental exposures. The accrual for environmental matters is included in Accounts payable and accrued liabilities and Other liabilities in the Company’s consolidated balance sheets on an undiscounted basis due to uncertainty regarding the timing of future payments.

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THE CLOROX COMPANY - 2020 Proxy Statement	B-35

Appendix B

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company’s revenue is primarily generated from the sale of finished product to customers. Revenue is recognized at the point in time when performance obligations under the terms of customer contracts are satisfied, which is when ownership, risks and rewards transfer, and can be on the date of shipment or the date of receipt by the customer, depending upon the particular customer arrangement. Shipping and handling activities are accounted for as contract fulfillment costs and included within Cost of products sold. After the completion of the performance obligation, there is an unconditional right to consideration as outlined in the contract. A right is considered unconditional if nothing other than the passage of time is required before payment of that consideration is due. The Company typically collects its customer receivables within two months. All performance obligations under the terms of contracts with customers have an original duration of one year or less.

The Company has trade promotion programs, which primarily include shelf price reductions, in-store merchandising, and consumer coupons. The costs of such activities, defined as variable consideration under ASC 606, “Revenue from Contracts with Customers,” are netted against sales and recorded when the related sales take place. Accruals for trade promotion programs are established based on the Company’s best estimate of the amounts necessary to settle existing and future obligations for products sold as of the balance sheet date. Amounts accrued for trade-promotions are based on various factors such as contractual terms and sales volumes, and also incorporate estimates that include customer participation rates, the rate at which customers will achieve program performance criteria, and consumer redemption rates.

The Company provides an allowance for doubtful accounts based on its historical experience and ongoing assessment of its customers’ credit risk and aging. Receivables are presented net of an allowance for doubtful accounts of $10 and $4 as of June 30, 2020 and 2019, respectively. Receivables, net, included non-customer receivables of $20 and $17 as of June 30, 2020 and 2019, respectively.

Cost of Products Sold

Cost of products sold represents the costs directly related to the manufacture and distribution of the Company’s products and primarily includes raw materials, packaging, contract manufacturing fees, shipping and handling, warehousing, package design, depreciation, amortization, direct and indirect labor and operating costs for the Company’s manufacturing and distribution facilities, including salary, benefit costs and incentive compensation, and royalties and other charges related to the Company’s Glad Venture Agreement (See Note 8).

Costs associated with developing and designing new packaging, including design, artwork, films and labeling, are expensed as incurred and included within Cost of products sold.

Selling and Administrative Expenses

Selling and administrative expenses represent costs incurred by the Company in generating revenues and managing the business and include market research, commissions and certain administrative expenses. Administrative expenses include salary, benefits, incentive compensation, professional fees and services and other operating costs associated with the Company’s non-manufacturing, non-research and development staff, facilities and equipment, as well as software and licensing fees.

Advertising and Research and Development Costs

The Company expenses advertising and research and development costs in the period incurred.

Income Taxes

The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the anticipated future tax consequences attributable to differences between financial statement amounts and their respective tax basis. Management reviews the Company’s deferred tax assets to determine whether their value

B-36	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

can be realized based upon available evidence. A valuation allowance is established when management believes that it is more likely than not that some portion of its deferred tax assets will not be realized. Changes in valuation allowances from period to period are included in the Company’s income tax provision in the period of change. In addition to valuation allowances, the Company provides for uncertain tax positions when such tax positions do not meet certain recognition thresholds or measurement standards. Amounts for uncertain tax positions are adjusted in quarters when new information becomes available or when positions are effectively settled.

Per U.S. GAAP, foreign withholding taxes are provided on unremitted foreign earnings that are not indefinitely reinvested at the time the earnings are generated. The Company regularly reviews and assesses whether there are any changes to its indefinite reinvestment assertion and determined that none of the undistributed earnings of its foreign subsidiaries are indefinitely reinvested. As a result, the Company is providing foreign withholding taxes on the undistributed earnings of all foreign subsidiaries where applicable.

Foreign Currency Transactions and Translation

Local currencies are the functional currencies for substantially all of the Company’s foreign operations. When the transactional currency is different than the functional currency, transaction gains and losses are included as a component of Other (income) expense, net. In addition, certain assets and liabilities denominated in currencies other than a foreign subsidiary’s functional currency are reported on the subsidiary’s books in its functional currency, with the impact from exchange rate differences recorded in Other (income) expense, net. Assets and liabilities of foreign operations are translated into U.S. dollars using the exchange rates in effect at the balance sheet date, while income and expenses are translated at the respective average monthly exchange rates during the year.

Gains and losses on foreign currency translations are reported as a component of Other comprehensive (loss) income. The income tax effect of currency translation adjustments is recorded as a component of deferred taxes with an offset to Other comprehensive (loss) income where appropriate.

Effective July 1, 2018, under the requirements of U.S. GAAP, Argentina was designated as a highly inflationary economy, since it has experienced cumulative inflation of approximately 100 percent or more over a three-year period. As a result, beginning July 1, 2018, the U.S. dollar replaced the Argentine peso as the functional currency of the Company’s subsidiaries in Argentina (collectively, “Clorox Argentina”). Consequently, gains and losses from non-U.S. dollar denominated monetary assets and liabilities for Clorox Argentina are recognized in Other (income) expense, net in the consolidated statement of earnings.

Derivative Instruments

The Company’s use of derivative instruments, principally swaps, futures and forward contracts, is limited to non-trading purposes and is designed to partially manage exposure to changes in commodity prices, interest rates and foreign currencies. The Company’s contracts are hedges for transactions with notional amounts and periods consistent with the related exposures and do not constitute investments independent of these exposures.

The changes in the fair value (i.e., gains or losses) of a derivative instrument are recorded as either assets or liabilities in the consolidated balance sheets with an offset to Net earnings or Other comprehensive (loss) income depending on whether, for accounting purposes, it has been designated and qualifies as an accounting hedge and, if so, on the type of hedging relationship. The criteria used to determine if hedge accounting treatment is appropriate are: (a) formal designation and documentation of the hedging relationship, the risk management objective and hedging strategy at hedge inception; (b) eligibility of hedged items, transactions and corresponding hedging instrument; and (c) effectiveness of the hedging relationship both at inception of the hedge and on an ongoing basis in achieving the hedging objectives. For those derivative instruments designated and qualifying as hedging instruments, the Company must designate the hedging instrument either as a fair value hedge or as a cash flow hedge. The Company designates its commodity forward and future contracts for forecasted purchases of raw materials, interest rate forward contracts for forecasted interest payments, and foreign currency forward contracts for forecasted purchases of inventory as cash flow hedges. During the fiscal years ended June 30, 2020, 2019 and 2018, the Company had no hedging instruments designated as fair value hedges.

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THE CLOROX COMPANY - 2020 Proxy Statement	B-37

Appendix B

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

For derivative instruments designated and qualifying as cash flow hedges, the effective portion of gains or losses is reported as a component of Other comprehensive (loss) income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. From time to time, the Company may have contracts not designated as hedges for accounting purposes, for which it recognizes changes in the fair value in the consolidated statement of earnings in the current period. Cash flows from hedging activities are classified as operating activities in the consolidated statements of cash flows.

Recently Issued Accounting Standards

Recently Issued Accounting Standards Not Yet Adopted

In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2019-12, “Income Taxes (ASC 740): Simplifying the Accounting for Income Taxes,” which simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and clarifies and amends existing guidance to improve consistent application. The standard will be effective for the Company beginning in the first quarter of fiscal year 2022, with early adoption permitted. The amendments that are related to changes in ownership of foreign equity method investments or foreign subsidiaries are to be applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The amendments that are related to franchise taxes that are partially based on income are to be applied on either a retrospective basis for all periods presented or a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. All other amendments under this ASU are to be applied on a prospective basis. The Company is currently evaluating the impact that the adoption of this guidance will have on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles-Goodwill and Other (ASC 350): Simplifying the Test for Goodwill Impairment,” which eliminates the requirement to calculate the implied fair value of goodwill to measure a goodwill impairment charge. The new guidance is effective for the Company beginning in the first quarter of fiscal year 2021. The impact of the new standard will be dependent on the specific facts and circumstances of future individual impairments, if any.

Recently Adopted Accounting Standards

In August 2017, the FASB issued ASU No. 2017-12, “Derivatives and Hedging (ASC 815): Targeted Improvements to Accounting for Hedging Activities,” which amends the hedge accounting recognition and presentation requirements to better align an entity’s risk management activities with its financial reporting. This standard also simplifies the application of hedge accounting in certain situations. The Company adopted this new guidance in the first quarter of fiscal year 2020 and the adoption did not have a material impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (ASC 842),” which requires lessees to recognize a ROU asset and a lease liability for all leases with terms of more than 12 months. Recognition, measurement and presentation will depend on the classification of a lease as either a finance or an operating lease. ASU 2016-02 also requires expanded disclosures about leasing arrangements. In July 2018, the FASB issued ASU No. 2018-11, “Leases (ASC 842), Targeted Improvements,” which provides an optional transition method in applying the new lease standard. ASC 842 can be applied using either a modified retrospective approach at the beginning of the earliest period presented, or, as permitted by ASU 2018-11, at the beginning of the period in which it is adopted. The Company adopted the new standard in the first quarter of fiscal year 2020, on a modified retrospective basis using the optional transition method, and, accordingly, has not restated comparative periods; fiscal year 2019 balances and related disclosures supporting those comparative period balances continue to be presented under ASC 840, “Leases.” As allowed under the new standard, the Company elected to apply the package of practical expedients to not reassess prior conclusions related to contracts containing leases, lease classification and initial direct costs. Upon adoption, the Company recorded a cumulative effect adjustment to the opening balance of Retained earnings of $22 related primarily to the remaining deferred gain from the sale-leaseback of the Company’s general office building in Oakland, California. This new standard did not have a material impact on the Company’s consolidated statement of earnings or the consolidated statement of cash flows. Refer to Note 11 for more information.

B-38	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

NOTE 2. BUSINESS ACQUIRED

Nutranext Acquisition

On April 2, 2018, the Company acquired 100 percent of Nutranext, a dietary supplements company based in Sunrise, Florida. Nutranext manufactures and markets leading dietary supplement brands in the retail and e-commerce channels as well as in its direct-to-consumer business. The purchase of the business reflects the Company’s strategy to acquire leading brands in fast-growing categories with attractive gross margins.

The total consideration paid of $681, which included post-closing working capital and other adjustments, was initially funded through commercial paper borrowings and subsequently repaid using a combination of long-term debt financing and cash repatriated from foreign subsidiaries. The assets and liabilities of Nutranext were recorded at their respective estimated fair value as of the acquisition date using generally accepted accounting principles for business combinations. The excess of the purchase price over the fair value of the net identifiable assets acquired has been allocated to goodwill in the Health and Wellness reportable segment in the amount of $412. The goodwill of $412 is primarily attributable to the synergies expected to arise after the acquisition and reflects the value of further expanding the Company’s portfolio into the health and wellness arena. Of the total goodwill, $363 is deductible for tax purposes.

The purchase price allocation was finalized during the third quarter of fiscal year 2019. The following table summarizes the final purchase price allocation for the fair value of Nutranext’s assets acquired and liabilities assumed and the related deferred income taxes. The fair value of the assets acquired and liabilities assumed reflects the final insignificant measurement period adjustments related to goodwill, deferred income taxes and income taxes payable. The weighted-average estimated useful life of intangible assets subject to amortization is 15 years.

Nutranext
Goodwill (in the Health and Wellness reportable segment)(1)	$412
Trademarks	143
Customer relationships	75
Property, plant and equipment	49
Working capital, net	22
Deferred income taxes	(20)
Consideration paid	$681

(1)	Reflects segment changes effective in the fourth quarter of fiscal year 2020. See Note 18 for more information.

NOTE 3. INVENTORIES

Inventories consisted of the following as of June 30:

	2020	2019
Finished goods	$340	$411
Raw materials and packaging	140	125
Work in process	7	6
LIFO allowances	(33)	(30)
Total	$454	$512

The LIFO method was used to value approximately 31% and 34% of inventories as of June 30, 2020 and 2019, respectively. The carrying values for all other inventories are determined on the FIFO method. The effect on earnings of the liquidation of LIFO layers was insignificant for each of the fiscal years ended June 30, 2020, 2019 and 2018.

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THE CLOROX COMPANY - 2020 Proxy Statement	B-39

Appendix B

NOTE 4. PROPERTY, PLANT AND EQUIPMENT, NET

The components of property, plant and equipment, net, consisted of the following as of June 30:

	2020	2019
Machinery and equipment	$1,921	$1,867
Buildings	642	596
Capitalized software costs	368	358
Land and improvements	145	138
Construction in progress	153	131
Computer equipment	98	94
Total	3,327	3,184
Less: Accumulated depreciation and amortization	(2,224)	(2,150)
Property, plant and equipment, net	$1,103	$1,034

Depreciation and amortization expense related to property, plant and equipment, net, was $166, $165 and $156 in fiscal years 2020, 2019 and 2018, respectively, of which $5, $8 and $11 were related to amortization of capitalized software, respectively. Machinery and equipment above also includes capital leases of $21 and corresponding accumulated depreciation of $12 as of June 30, 2019 under Accounting Standards Codification 840, Leases (ASC 840).

Non-cash capital expenditures were $7, $2 and $2 for fiscal years, 2020, 2019 and 2018, respectively. There were no significant asset retirement obligations recorded and included in Buildings above for both fiscal years 2020 and 2019.

NOTE 5. GOODWILL, TRADEMARKS AND OTHER INTANGIBLE ASSETS

The changes in the carrying amount of goodwill by reportable segment for the fiscal years ended June 30, 2020 and 2019 were as follows:

	Goodwill
	Health and Wellness(1)	Household(1)	Lifestyle(1)	International	Total
Balance as of June 30, 2018	$856	$85	$244	$417	$1,602
Acquisition	1	—	—	—	1
Effect of foreign currency translation	—	—	—	(12)	(12)
Balance as of June 30, 2019	$857	$85	$244	$405	$1,591
Acquisition	—	—	—	—	—
Effect of foreign currency translation	—	—	—	(14)	(14)
Balance as of June 30, 2020	$857	$85	$244	$391	$1,577

(1)	Reflects segment changes effective in the fourth quarter of fiscal year 2020. See Note 18 for more information.

The changes in the carrying amount of trademarks and other intangible assets for the fiscal years ended June 30 were as follows:

	As of June 30, 2020			As of June 30, 2019
	Gross carrying amount	Accumulated amortization	Net carrying amount	Gross carrying amount	Accumulated amortization	Net carrying amount
Trademarks with indefinite lives	$766	$—	$766	$777	$—	$777
Trademarks with finite lives	47	28	19	40	26	14
Other intangible assets with finite lives	424	315	109	430	309	121
Total	$1,237	$343	$894	$1,247	$335	$912

B-40	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

NOTE 5. GOODWILL, TRADEMARKS AND OTHER INTANGIBLE ASSETS (Continued)

Amortization expense relating to the Company’s intangible assets was $14, $15 and $10 for the years ended June 30, 2020, 2019 and 2018, respectively. Estimated amortization expense for these intangible assets is $13, $12, $12, $11 and $10 for fiscal years 2021, 2022, 2023, 2024 and 2025, respectively.

NOTE 6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following as of June 30:

	2020	2019
Accounts payable	$575	$507
Compensation and employee benefit costs	288	158
Trade and sales promotion costs	164	115
Dividends	146	139
Other	156	116
Total	$1,329	$1,035

NOTE 7. DEBT

Short-term borrowings

Notes and loans payable are borrowings that mature in less than one year, primarily consisting of U.S. commercial paper issued by the Company and borrowings under the Company’s revolving credit agreements. Notes and loans payable were $0 and $396 as of June 30, 2020 and 2019, respectively.

The weighted average interest rates incurred on average outstanding notes and loans payable during the fiscal years ended June 30, 2020, 2019 and 2018, including fees associated with the Company’s revolving credit agreements, were 2.49%, 2.98% and 2.10%, respectively. The weighted average effective interest rates on notes and loans payable as of June 30, 2019 was 2.65%.

Long-term borrowings

Long-term debt, carried at face value net of unamortized discounts, premiums and debt issuance costs, included the following as of June 30:

	2020	2019
Senior unsecured notes and debentures:
3.80%, $300 due November 2021	$299	$299
3.05%, $600 due September 2022	599	598
3.50%, $500 due December 2024	498	498
3.10%, $400 due October 2027	397	397
3.90%, $500 due May 2028	496	495
1.80%, $500 due May 2030	491	—
Total	2,780	2,287
Less: Current maturities of long-term debt	—	—
Long-term debt	$2,780	$2,287

In May 2020, the Company issued $500 of senior notes with an annual fixed interest rate of 1.80% and a maturity date of May 15, 2030 and used the proceeds to repay borrowings under the revolving Credit Agreement and for general corporate purposes. Interest on the notes is payable semi-annually in May and November. The notes carry an effective interest rate of 1.96%, which includes the impact of amortizing debt issuance costs and the gain on the related interest rate forward contracts over the life of the notes (See Note 9). The notes rank equally with all of the Company’s existing senior indebtedness.

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THE CLOROX COMPANY - 2020 Proxy Statement	B-41

Appendix B

NOTE 7. DEBT (Continued)

In May 2018, the Company issued $500 of senior notes with an annual fixed interest rate of 3.90% and a maturity date of May 15, 2028 and used the proceeds to repay a portion of the outstanding commercial paper, including amounts raised in connection with the Nutranext acquisition. Interest on the notes is payable semi-annually in May and November. The notes carry an effective interest rate of 4.02%, which includes the impact of amortizing debt issuance costs and the loss on the related interest rate forward contracts over the life of the notes (See Note 9). The notes rank equally with all of the Company’s existing senior indebtedness.

In September 2017, the Company issued $400 of senior notes with an annual fixed interest rate of 3.10% and a maturity date of October 1, 2027 and used the proceeds to repay $400 of senior notes with an annual fixed interest rate of 5.95% that became due in October 2017. The notes carry an effective interest rate of 3.13%, which includes the impact of amortizing debt issuance costs and the gain on the related interest rate forward contracts over the life of the notes (See Note 9). The notes rank equally with all of the Company’s existing senior indebtedness.

The weighted average interest rates incurred on average outstanding long-term debt during the fiscal years ended June 30, 2020, 2019 and 2018, were 3.75%, 3.81% and 3.94%, respectively. The weighted average effective interest rates on long-term debt balances as of both June 30, 2020 and 2019 were 3.48% and 3.81%, respectively.

Long-term debt maturities as of June 30, 2020, were $0, $300, $600, $0, $500, and $1,400 in fiscal years 2021, 2022, 2023, 2024, 2025, and thereafter, respectively.

Credit arrangements

On November 15, 2019, the Company entered into a new $1,200 revolving credit agreement (the Credit Agreement) that matures in November 2024. The Credit Agreement replaced a prior $1,100 revolving credit agreement (the Prior Credit Agreement) in place since February 2017. The Company did not incur any termination fees or penalties in connection with entering the new agreement, which was considered a debt modification. The Company was in compliance with all restrictive covenants and limitations in the Credit Agreement as of June 30, 2020, and anticipates being in compliance with all restrictive covenants for the foreseeable future. The Company continues to monitor the financial markets and assess its ability to fully draw on its Credit Agreement, and currently expects that it will continue to have access to borrowing under the Credit Agreement. As of the fiscal years ended June 30, 2020 and 2019, there were no borrowings due under the Credit Agreement or the Prior Credit Agreement.

The Company’s borrowing capacity under the revolving credit agreements and other financing arrangements as of June 30 was as follows:

	2020	2019
Revolving credit facility	$1,200	$1,100
Foreign and other credit lines	38	39
Total	$1,238	$1,139

Of the $38 of foreign and other credit lines as of June 30, 2020, $3 was outstanding and the remainder of $35 was available for borrowing. Of the $39 of foreign and other credit lines as of June 30, 2019, $4 was outstanding and the remainder of $35 was available for borrowing.

NOTE 8. OTHER LIABILITIES

Other liabilities consisted of the following as of June 30:

	2020	2019
Venture Agreement terminal obligation, net	$400	$370
Employee benefit obligations	294	280
Taxes	23	34
Other	50	96
Total	$767	$780

B-42	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

NOTE 8. OTHER LIABILITIES (Continued)

Venture Agreement

The Company has an agreement with The Procter & Gamble Company (P&G) for the Company’s Glad bags and wraps business. In connection with this agreement, P&G provides research and development (R&D) support to the Glad business. As of June 30, 2020 and 2019, P&G had a 20% interest in the venture. The Company pays a royalty to P&G for its interest in the profits, losses and cash flows, as contractually defined, of the Glad business, which is included in Cost of products sold. In December 2017, the Company and P&G extended the term of the agreement and the related R&D support provided by P&G. The term will now expire in January 2026, unless the parties agree, on or prior to January 31, 2025, to further extend the term of the agreement for another seven years or agree to take some other relevant action. The agreement can be terminated under certain circumstances, including at P&G’s option upon a change in control of the Company or, at either party’s option, upon the sale of the Glad business by the Company.

Upon termination of the agreement, the Company is required to purchase P&G’s 20% interest for cash at fair value as established by predetermined valuation procedures. As of June 30, 2020, the estimated fair value of P&G’s interest was $610, of which $400 has been recognized and is reflected in Other liabilities as noted in the table above. The difference between the estimated fair value and the amount recognized, and any future changes in the fair value of P&G’s interest, is charged to Cost of products sold in accordance with the effective interest method over the remaining life of the agreement. Following termination, the Glad business will retain the exclusive core intellectual property licenses contributed by P&G on a royalty-free basis for the licensed products marketed.

Deferred Gain on Sale-leaseback Transaction

In December 2012, the Company completed a sale-leaseback transaction under which it sold its general office building in Oakland, California to an unrelated third party for net proceeds of $108 and entered into a 15-year operating lease agreement with renewal options with the buyer for a portion of the building. The Company deferred recognition of the portion of the total gain on the sale that was equivalent to the present value of the lease payments and began to amortize such amount to earnings ratably over the lease term. As of June 30, 2019, the long-term portion of the deferred gain of $22 was included in Other, as noted in the table above. The Company reclassified the remaining deferred gain from the sale-leaseback of the general office building to Retained earnings upon adoption of the new lease guidance under ASC 842 effective July 1, 2019. Refer to Note 1 for more information.

NOTE 9. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS

Financial Risk Management and Derivative Instruments

The Company is exposed to certain commodity, foreign currency and interest rate risks related to its ongoing business operations and uses derivative instruments to mitigate its exposure to these risks.

Commodity Price Risk Management

The Company may use commodity exchange-traded futures and over-the-counter swap contracts, which are generally no longer than 2 years, to fix the price of a portion of its forecasted raw material requirements. Commodity purchase contracts are measured at fair value using market quotations obtained from the Chicago Board of Trade commodity futures exchange and commodity derivative dealers.

As of June 30, 2020, the notional amount of commodity derivatives was $27, of which $14 related to soybean oil futures used for the Food products business and $13 related to jet fuel swaps used for the Grilling business. As of June 30, 2019, the notional amount of commodity derivatives was $24, of which $13 related to soybean oil futures and $11 related to jet fuel swaps.

Foreign Currency Risk Management

The Company may also enter into certain over-the-counter derivative contracts to manage a portion of the Company’s forecasted foreign currency exposure associated with the purchase of inventory. These foreign currency contracts generally have durations of no longer than 2 years. The foreign exchange contracts are measured at fair value using information quoted by foreign exchange dealers.

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Appendix B

NOTE 9. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

The notional amounts of outstanding foreign currency forward contracts used by the Company’s subsidiaries to hedge forecasted purchases of inventory were $70 and $61, respectively, as of June 30, 2020 and 2019.

Interest Rate Risk Management

The Company may enter into over-the-counter interest rate forward contracts to fix a portion of the benchmark interest rate prior to the anticipated issuance of fixed rate debt or to manage the Company’s level of fixed and floating rate debt. These interest rate forward contracts generally have durations of less than 3 years. The interest rate contracts are measured at fair value using information quoted by U.S. government bond dealers.

During the fourth quarter of fiscal year 2020, the Company entered into forward starting interest rate swap contracts with a maturity date of September 2022 and notional amounts totaling $225. The contracts were designated as cash flow hedges to manage the exposure to interest rate volatility associated with future interest payments on a forecasted debt issuance. The unrealized mark-to-market gains or losses on these hedging contracts will be recorded in Other comprehensive (loss) income until termination at which point the realized gains or losses will be reclassified from Accumulated other comprehensive net (loss) income and amortized into Interest expense on the consolidated statement of earnings over the term of the forecasted debt. There were no outstanding forward starting interest rate swaps as of June 30, 2019.

During fiscal year 2020, the Company entered into, and subsequently terminated, interest rate forward contracts related to the May 2020 issuance of $500 in senior notes (See Note 7). These contracts resulted in an insignificant gain recorded in Other comprehensive (loss) income, which is being amortized into Interest expense on the consolidated statement of earnings over the 10-year term of the notes.

During fiscal year 2018, the Company entered into, and subsequently terminated, interest rate forward contracts related to the September 2017 issuance of $400 in senior notes and the May 2018 issuance of $500 in senior notes (See Note 7). These contracts resulted in insignificant gains and losses included within Other comprehensive (loss) income, which are being amortized into Interest expense on the consolidated statement of earnings over the 10-year term of each of the notes.

Commodity, Foreign Exchange and Interest Rate Derivatives

The Company designates its commodity forward and futures contracts for forecasted purchases of raw materials, foreign currency forward contracts for forecasted purchases of inventory, and interest rate forward contracts for forecasted interest payments as cash flow hedges.

The effects of derivative instruments designated as hedging instruments on Other comprehensive (loss) income and Net earnings were as follows during the fiscal years ended June 30:

	Gains (losses) recognized in Other comprehensive (loss) income
	2020	2019	2018
Commodity purchase derivative contracts	$(7)	$(5)	$4
Foreign exchange derivative contracts	—	—	2
Interest rate derivative contracts	2	—	2
Total	$(5)	$(5)	$8

B-44	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

NOTE 9. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

	Location of Gains (losses) reclassified from Accumulated other comprehensive net (loss) income into Net earnings	Gains (losses) reclassified from Accumulated other comprehensive net (loss) income and recognized in Net earnings
		2020	2019	2018
Commodity purchase derivative contracts	Cost of products sold	$(4)	$(2)	$1
Foreign exchange derivative contracts	Cost of products sold	—	2	(1)
Interest rate derivative contracts	Interest expense	(6)	(6)	(6)
Total		$(10)	$(6)	$(6)

The estimated amount of the existing net gain (loss) in Accumulated other comprehensive net (loss) income as of June 30, 2020 that is expected to be reclassified into Net earnings within the next twelve months is $(11).

Counterparty Risk Management and Derivative Contract Requirements

The Company utilizes a variety of financial institutions as counterparties for over-the-counter derivative instruments. The Company enters into agreements governing the use of over-the-counter derivative instruments and sets internal limits on the aggregate over-the-counter derivative instrument positions held with each counterparty. Certain terms of these agreements require the Company or the counterparty to post collateral when the fair value of the derivative instruments exceeds contractually defined counterparty liability position limits. Of the over-the-counter derivative instruments in liability positions held as of June 30, 2020 and 2019, $3 and $1, respectively, contained such terms. As of both June 30, 2020 and 2019, neither the Company nor any counterparty was required to post any collateral as no counterparty liability position limits were exceeded.

Certain terms of the agreements governing the Company’s over-the-counter derivative instruments require the credit ratings, as assigned by Standard & Poor’s and Moody’s to the Company and its counterparties, to remain at a level equal to or better than the minimum of an investment grade credit rating. If the Company’s credit ratings were to fall below investment grade, the counterparties to the derivative instruments could request full collateralization on derivative instruments in net liability positions. As of both June 30, 2020 and 2019, the Company and each of its counterparties had been assigned investment grade ratings by both Standard & Poor’s and Moody’s.

Certain of the Company’s exchange-traded futures contracts used for commodity price risk management include requirements for the Company to post collateral in the form of a cash margin account held by the Company’s broker for trades conducted on that exchange. As of June 30, 2020 and 2019, the Company maintained cash margin balances related to exchange-traded futures contracts of $2 and $1, respectively, which are classified as Prepaid expenses and other current assets on the consolidated balance sheets.

Trust Assets

The Company holds interests in mutual funds and cash equivalents as part of trust assets related to its nonqualified deferred compensation plans. The participants in the nonqualified deferred compensation plans, who are the Company’s current and former employees, may select among certain mutual funds in which their compensation deferrals are invested in accordance with the terms of the plan and within the confines of the trusts, which hold the marketable securities. The trusts represent variable interest entities for which the Company is considered the primary beneficiary, and, therefore, trust assets are consolidated and included in Other assets in the consolidated balance sheets. The interests in mutual funds are measured at fair value using quoted market prices. The Company has designated these marketable securities as trading investments.

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THE CLOROX COMPANY - 2020 Proxy Statement	B-45

Appendix B

NOTE 9. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

As of June 30, 2020, the value of the trust assets related to the Company’s nonqualified deferred compensation plans increased by $4 as compared to June 30, 2019.

Fair Value of Financial Instruments

Financial assets and liabilities measured at fair value on a recurring basis in the consolidated balance sheets are required to be classified and disclosed in one of the following three categories of the fair value hierarchy:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3: Unobservable inputs reflecting the reporting entity’s own assumptions.

As of June 30, 2020 and 2019, the Company’s financial assets and liabilities that were measured at fair value on a recurring basis during the period included derivative financial instruments, which were classified as either Level 1 or Level 2, and trust assets to fund the Company’s nonqualified deferred compensation plans, which were classified as Level 1.

All of the Company’s derivative instruments qualify for hedge accounting. The following table provides information about the balance sheet classification and the fair values of the Company’s derivative instruments:

			2020		2019
	Balance sheet classification	Fair value hierarchy level	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Assets
Interest rate forward contracts	Other assets	2	1	1	—	—
			$1	$1	$—	$—
Liabilities
Commodity purchase futures contracts	Accounts payable and accrued liabilities	1	1	1	1	1
Commodity purchase swaps contracts	Accounts payable and accrued liabilities	2	3	3	1	1
Foreign exchange forward contracts	Accounts payable and accrued liabilities	2	$1	1	—	—
			$5	$5	$2	$2

B-46	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

NOTE 9. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

The following table provides information about the balance sheet classification and the fair values of the Company’s other assets and liabilities for which disclosure of fair value is required:

			2020		2019
	Balance sheet classification	Fair value hierarchy level	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Assets
Investments, including money market funds	Cash and cash equivalents(a)	1	$584	$584	$26	$26
Time deposits	Cash and cash equivalents(a)	2	165	165	7	7
Trust assets for nonqualified deferred compensation plans	Other assets	1	100	100	96	96
			$849	$849	$129	$129
Liabilities
Notes and loans payable	Notes and loans payable(b)	2	$—	$—	$396	$396
Current maturities of long-term debt and long-term debt	Current maturities of long-term debt and Long-term debt(c)
		2	2,780	3,051	2,287	2,402
			$2,780	$3,051	$2,683	$2,798

(a)	Cash and cash equivalents are composed of time deposits and other interest-bearing investments, including money market funds with original maturity dates of 90 days or less. Cash and cash equivalents are recorded at cost, which approximates fair value.
(b)	Notes and loans payable is composed of outstanding U.S. commercial paper balances and/or amounts drawn on the Company’s credit agreements, all of which are recorded at cost, which approximates fair value.
(c)	Current maturities of long-term debt and Long-term debt are recorded at cost. The fair value of Long-term debt, including current maturities, was determined using secondary market prices quoted by corporate bond dealers, and is classified as Level 2.

NOTE 10. OTHER CONTINGENCIES, GUARANTEES AND COMMITMENTS

Contingencies

The Company is involved in certain environmental matters, including response actions at various locations. The Company had recorded liabilities totaling $28 and $27 as of June 30, 2020 and 2019, respectively, for its share of aggregate future remediation costs related to these matters.

One matter, which accounted for $14 of the recorded liability as of both June 30, 2020 and 2019, relates to environmental costs associated with one of the Company’s former operations at a site located in Alameda County, California. In November 2016, at the request of regulators and with the assistance of environmental consultants, the Company submitted a Feasibility Study that evaluated various options for managing the site and included estimates of the related costs. As a result, the Company recorded in Other (income) expense, net an undiscounted liability for costs estimated to be incurred over a 30-year period, based on the option recommended in the Feasibility Study. However, as a result of ongoing discussions with regulators, in June 2017, the Company increased its recorded liability to $14, which reflects anticipated costs to implement additional remediation measures at the site. While the Company believes its latest estimate is reasonable, regulators could require the Company to implement one of the other options evaluated in the Feasibility Study, with estimated undiscounted costs of up to $28 over an estimated 30-year period, or require the Company to take other actions and incur costs not included in the study.

Another matter in Dickinson County, Michigan, at the site of one of the Company’s former operations for which the Company is jointly and severally liable, accounted for $10 and $11 of the recorded liability as of June 30, 2020 and 2019, respectively. This amount reflects the Company’s agreement to be liable for 24.3% of the aggregate remediation and associated costs for this matter pursuant to a cost-sharing arrangement with a third party. If the third party is unable to pay its share of the response and remediation obligations, the Company may be responsible for such obligations. With the assistance of environmental consultants, the Company maintains an undiscounted liability representing its current best estimate of its share of the capital expenditures, maintenance and other costs that may be incurred over an

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Appendix B

NOTE 10. OTHER CONTINGENCIES, GUARANTEES AND COMMITMENTS (Continued)

estimated 30-year remediation period. Although it is reasonably possible that the Company’s exposure may exceed the amount recorded for the Dickinson County matter, any amount of such additional exposures, or range of exposures, is not estimable at this time. The Company’s estimated losses related to these matters are sensitive to a variety of uncertain factors, including the efficacy of any remediation efforts, changes in any remediation requirements, and the future availability of alternative clean-up technologies.

The Company is subject to various legal proceedings, claims and other loss contingencies, including, without limitation, loss contingencies relating to contractual arrangements, product liability, patents and trademarks, advertising, labor and employment, environmental, health and safety and other matters. With respect to these proceedings, claims and other loss contingencies, while considerable uncertainty exists, in the opinion of management at this time, the ultimate disposition of these matters, to the extent not previously provided for, will not have a material adverse effect, either individually or in the aggregate, on the Company’s consolidated financial statements taken as a whole.

Guarantees

In conjunction with divestitures and other transactions, the Company may provide typical indemnifications (e.g., indemnifications for representations and warranties and retention of previously existing environmental, tax and employee liabilities) that have terms that vary in duration and in the potential amount of the total obligation and, in many circumstances, are not explicitly defined. The Company has not made, nor does it believe that it is probable that it will make, any material payments relating to its indemnifications, and believes that any reasonably possible payments would not have a material adverse effect, either individually or in the aggregate, on the Company’s consolidated financial statements taken as a whole.

The Company had not recorded any material liabilities on the aforementioned guarantees as of June 30, 2020 and 2019.

The Company was a party to a letter of credit of $10 as of June 30, 2020 and $9 as of June 30, 2019, primarily related to one of its insurance carriers, of which $0 had been drawn upon.

Commitments

The Company is a party to certain purchase obligations, which are defined as purchase agreements that are enforceable and legally binding and that contain specified or determinable significant terms, including quantity, price and the approximate timing of the transaction. For purchase obligations subject to variable price and/or quantity provisions, an estimate of the price and/or quantity must be made. Examples of the Company’s purchase obligations include contracts to purchase raw materials, commitments to contract manufacturers, commitments for information technology and related services, advertising contracts, capital expenditure agreements, software acquisition and license commitments and service contracts. The Company enters into purchase obligations based on expectations of future business needs. Many of these purchase obligations are flexible to allow for changes in the Company’s business and related requirements. As of June 30, 2020, the Company’s purchase obligations by purchase date were as follows:

Year	Purchase Obligations
2021	$149
2022	78
2023	27
2024	19
2025	6
Thereafter	20
Total	$299

B-48	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

NOTE 11. LEASES

The Company leases various property, plant and equipment, including office, warehousing, manufacturing and research and development facilities and equipment. These leases have remaining lease terms of up to 11 years, inclusive of renewal or termination options that the Company is reasonably certain to exercise. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Supplemental balance sheet information related to the Company’s leases was as follows:

	Balance sheet classification	As of 6/30/2020
Operating leases
Right-of-use assets	Operating lease right-of-use assets	$291
Current lease liabilities	Current operating lease liabilities	64
Non-current lease liabilities	Long-term operating lease liabilities	278
Total operating lease liabilities		$342
Finance leases
Right-of-use assets	Other assets	$14
Current lease liabilities	Accounts payable and accrued liabilities	2
Non-current lease liabilities	Other liabilities	12
Total finance lease liabilities		$14

Components of lease cost were as follows:

Twelve Months Ended 6/30/2020
Operating lease cost	73
Finance lease cost:
Amortization of right-of-use assets	4
Interest on lease liabilities	—
Total finance lease cost	4
Variable lease cost	39
Short term lease cost	1

Supplemental cash flow information and non-cash activity related to the Company’s leases were as follows:

Twelve Months Ended 6/30/2020
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases, net	$54
Operating cash flows from finance leases	—
Financing cash flows from finance leases	2
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$38
Finance leases	8

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Appendix B

NOTE 11. LEASES (Continued)

Weighted-average remaining lease term and discount rate for the Company’s leases were as follows:

As of 6/30/2020
Weighted-average remaining lease term:
Operating leases	7 years
Finance leases	7 years
Weighted-average discount rate:
Operating leases	2.49%
Finance leases	3.20%

Maturities of lease liabilities by fiscal year for the Company’s leases as of June 30, 2020 were as follows:

Year	Operating leases	Finance leases
2021	$70	3
2022	56	2
2023	49	2
2024	42	2
2025	36	2
Thereafter	122	5
Total lease payments	$375	$16
Less: Imputed interest	(33)	(2)
Total lease liabilities	$342	$14

The future minimum annual lease payments required under the Company’s existing non-cancelable operating and capital lease agreements as of June 30, 2019 prior to the adoption of ASC 842, were as follows:

Year	Operating leases	Capital leases
2020	$71	$2
2021	65	2
2022	50	1
2023	42	1
2024	37	1
Thereafter	124	2
Total lease payments	$389	$9

Rent expense under operating leases under ASC 840 amounted to $72 and $86 for the years ended June 30, 2019 and 2018, respectively.

B-50	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

NOTE 12. STOCKHOLDERS’ EQUITY

As of June 30, 2020, the Company had two stock repurchase programs: an open-market purchase program with an authorized aggregate purchase amount of up to $2,000, which has no expiration date, was authorized by the Board of Directors in May 2018, and a program to offset the anticipated impact of dilution related to stock-based awards (the Evergreen Program), which has no authorization limit on the dollar amount and no expiration date.

Stock repurchases under the two stock repurchase programs were as follows during the fiscal years ended June 30:

	2020		2019		2018
	Amount	Shares (in thousands)	Amount	Shares (in thousands)	Amount	Shares (in thousands)
Open-market purchase program	$85	577	$328	2,266	$95	749
Evergreen Program	157	954	332	2,208	177	1,422
Total stock repurchases	$242	1,531	$660	4,474	$272	2,171

Dividends per share paid during the fiscal years ended June 30 were as follows:

	2020	2019	2018
Dividends per share paid	$4.24	$3.84	$3.48

Accumulated Other Comprehensive Net (Loss) Income

Changes in Accumulated other comprehensive net (loss) income by component were as follows for the fiscal years ended June 30:

	Foreign currency translation adjustments	Net unrealized gains (losses) on derivatives	Pension and postretirement benefit adjustments	Accumulated other comprehensive net (loss) income
Balance June 30, 2017	$(356)	$(37)	$(150)	$(543)
Other comprehensive (loss) income before
reclassifications	(20)	8	11	(1)
Amounts reclassified from Accumulated other
comprehensive net (loss) income	—	6	8	14
Income tax benefit (expense)	(8)	(2)	(7)	(17)
Net current period other comprehensive (loss) income	(28)	12	12	(4)
Balance June 30, 2018	(384)	(25)	(138)	(547)
Other comprehensive (loss) income before
reclassifications	(20)	(5)	—	(25)
Amounts reclassified from Accumulated other
comprehensive net (loss) income	—	6	6	12
Income tax benefit (expense)	(2)	1	(2)	(3)
Net current period other comprehensive (loss) income	(22)	2	4	(16)
Cumulative effect of accounting changes (1)	(8)	—	(31)	(39)
Balance June 30, 2019	(414)	(23)	(165)	(602)
Other comprehensive (loss) income before
reclassifications	(35)	(5)	(16)	(56)
Amounts reclassified from Accumulated other
comprehensive net (loss) income	—	10	7	17
Income tax benefit (expense)	(1)	—	2	1
Net current period other comprehensive (loss) income	(36)	5	(7)	(38)
Balance June 30, 2020	$(450)	$(18)	$(172)	$(640)

(1)	The opening balance of Accumulated other comprehensive net (loss) income was adjusted as a result of adopting ASU No. 2018-02, “Income Statement-Reporting Comprehensive Income (ASC 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income,” on April 1, 2019.

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Appendix B

NOTE 12. STOCKHOLDERS’ EQUITY (CONTINUED)

Included in foreign currency adjustments are re-measurement losses on long-term intercompany loans where settlement is not planned or anticipated in the foreseeable future. For the fiscal years ended June 30, 2020, 2019 and 2018, Other comprehensive losses on these loans totaled $5, $3 and $9, respectively, and there were no amounts reclassified from Accumulated other comprehensive net (loss) income for the periods presented.

NOTE 13. NET EARNINGS PER SHARE (EPS)

The following is the reconciliation of the weighted average number of shares outstanding (in thousands) used to calculate basic net EPS to those used to calculate diluted net EPS for the fiscal years ended June 30:

	2020	2019	2018
Basic	125,828	127,734	129,293
Dilutive effect of stock options and other	1,843	2,058	2,288
Diluted	127,671	129,792	131,581
Antidilutive stock options and other	—	800	1,192

NOTE 14. STOCK-BASED COMPENSATION PLANS

In November 2012, the Company’s stockholders voted to approve the amended and restated 2005 Stock Incentive Plan (the Plan). The Plan permits the Company to grant various nonqualified stock-based compensation awards, including stock options, restricted stock, performance shares, deferred stock units, stock appreciation rights and other stock-based awards. The primary amendment reflected in the Plan was an increase of approximately 3 million common shares that may be issued for stock-based compensation purposes. As of June 30, 2020, the Company was authorized to grant up to approximately 7 million common shares, plus additional shares equal to shares that are potentially deliverable under an award that expire or are canceled, forfeited or settled without the delivery of shares, under the Plan. As of June 30, 2020, approximately 7 million common shares remained available for grant.

Compensation cost and the related income tax benefit recognized for stock-based compensation plans were classified as indicated below for the fiscal years ended June 30:

	2020	2019	2018
Cost of products sold	$5	$5	$7
Selling and administrative expenses	41	35	42
Research and development costs	4	3	4
Total compensation costs	$50	$43	$53
Related income tax benefit	$12	$10	$16

Cash received during fiscal years 2020, 2019 and 2018 from stock options exercised under all stock-based payment arrangements was $176, $166 and $70, respectively. The Company issues shares for stock-based compensation plans from treasury stock. The Company may repurchase stock under its Evergreen Program to offset the estimated impact of dilution related to stock-based awards (See Note 12).

Details regarding the valuation and accounting for stock options, restricted stock awards, performance shares and deferred stock units for non-employee directors follow.

B-52	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

NOTE 14. STOCK-BASED COMPENSATION PLANS (CONTINUED)

Stock Options

The fair value of each stock option award granted during fiscal years 2020, 2019 and 2018 was estimated on the date of grant using the Black-Scholes valuation model and assumptions noted in the following table:

	2020	2019	2018
Expected life	5.4 years	5.4 years	5.5 years
Weighted-average expected life	5.4 years	5.4 years	5.5 years
Expected volatility	18.7%	17.3% to 20.2%	15.7% to 18.7%
Weighted-average volatility	18.7%	17.4%	15.7%
Risk-free interest rate	1.7%	2.5% to 3.0%	1.3% to 2.6%
Weighted-average risk-free interest rate	1.7%	2.9%	1.8%
Dividend yield	2.8%	2.5% to 2.6%	2.4% to 3.0%
Weighted-average dividend yield	2.8%	2.6%	2.5%

The expected life of the stock options is based on historical exercise patterns. The expected volatility is based on implied volatility from publicly traded options on the Company’s stock at the date of grant, historical implied volatility of the Company’s publicly traded options and other factors. The risk-free interest rate is based on the implied yield on a U.S. Treasury zero-coupon issue with a remaining term equal to the expected term of the option. The dividend yield is based on the projected annual dividend payment per share, divided by the stock price at the date of grant.

Details of the Company’s stock option activities are summarized below:

	Number of Shares (In thousands)	Weighted- Average Exercise Price per Share	Average Remaining Contractual Life	Aggregate Intrinsic Value
Options outstanding as of June 30, 2019	5,744	$112	6 years	$235
Granted	1,031	156
Exercised	(1,828)	97
Canceled	(86)	145
Options outstanding as of June 30, 2020	4,861	$127	6 years	$451
Options vested as of June 30, 2020	2,680	$110	5 years	$294

The weighted-average fair value per share of each option granted during fiscal years 2020, 2019 and 2018, estimated at the grant date using the Black-Scholes option pricing model, was $20.03, $22.38 and $15.33, respectively. The total intrinsic value of options exercised in fiscal years 2020, 2019 and 2018 was $145, $125 and $51, respectively.

Stock option awards outstanding as of June 30, 2020, have been granted at prices that are equal to the market value of the stock on the date of grant. Stock option grants generally vest over 4 years and expire no later than 10 years after the grant date. The Company recognizes compensation expense on a straight-line basis over the vesting period. As of June 30, 2020, there was $12 of total unrecognized compensation cost related to non-vested options, which is expected to be recognized over a remaining weighted-average vesting period of 1 year, subject to forfeiture changes.

Restricted Stock Awards

The fair value of restricted stock awards is estimated on the date of grant based on the market price of the stock and is amortized to compensation expense on a straight-line basis over the related vesting periods, which are generally 3 to 4 years. The total number of restricted stock awards expected to vest is adjusted by actual and estimated forfeitures. Restricted stock awards receive dividend distributions earned during the vesting period upon vesting.

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Appendix B

NOTE 14. STOCK-BASED COMPENSATION PLANS (CONTINUED)

As of June 30, 2020, there was $28 of total unrecognized compensation cost related to non-vested restricted stock awards, which is expected to be recognized over a remaining weighted-average vesting period of 1 year. The total fair value of the shares that vested in each of the fiscal years 2020, 2019 and 2018 was $9, $5 and $1, respectively. The weighted-average grant-date fair value of awards granted was $156.25, $152.12 and $135.29 per share for fiscal years 2020, 2019 and 2018, respectively.

A summary of the status of the Company’s restricted stock awards is presented below:

	Number of Shares (In thousands)	Weighted-Average Grant Date Fair Value per Share
Restricted stock awards as of June 30, 2019	241	$144
Granted	142	156
Vested	(65)	143
Forfeited	(24)	147
Restricted stock awards as of June 30, 2020	294	$150

Performance Shares

As of June 30, 2020, there was $15 in unrecognized compensation cost related to non-vested performance shares that is expected to be recognized over a remaining weighted-average performance period of 1 year. The weighted-average grant-date fair value of awards granted was $155.54, $151.95 and $135.47 per share for fiscal years 2020, 2019 and 2018, respectively.

A summary of the status of the Company’s performance share awards is presented below:

	Number of Shares (In thousands)	Weighted-Average Grant Date Fair Value per Share
Performance share awards as of June 30, 2019	537	$120
Granted	119	$156
Distributed	(223)	$121
Forfeited	(19)	$144
Performance share awards as of June 30, 2020	414	$128
Performance shares vested and deferred as of June 30, 2020	136	$85

The non-vested performance shares outstanding as of June 30, 2020 and 2019 were 278,000 and 387,000, respectively, and the weighted average grant date fair value was $148.59 and $133.10 per share, respectively. During fiscal year 2020, 209,000 shares vested. Deferred shares continue to earn dividends, which are also deferred. The total fair value of shares vested was $26, $37 and $35 during fiscal years 2020, 2019 and 2018, respectively. Upon vesting, the recipients of the grants receive the distribution as shares or, if previously elected by eligible recipients, as deferred stock.

Deferred Stock Units for Nonemployee Directors

Nonemployee directors receive annual grants of deferred stock units under the Company’s director compensation program and can elect to receive all or a portion of their annual retainers and fees in the form of deferred stock units. The deferred stock units receive dividend distributions, which are reinvested as deferred stock units, and are recognized at their fair value on the date of grant. Each deferred stock unit represents the right to receive one share of the Company’s common stock following the completion of a director’s service.

During fiscal year 2020, the Company granted 14,000 deferred stock units, reinvested dividends of 5,000 units and distributed 29,000 shares, which had a weighted-average fair value on the grant date of $157.22, $165.71 and $81.41 per share, respectively. As of June 30, 2020, 190,000 units were outstanding, which had a weighted-average fair value on the grant date of $95.42 per share.

B-54	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

NOTE 15. OTHER (INCOME) EXPENSE, NET

The major components of Other (income) expense, net, for the fiscal years ended June 30 were:

	2020	2019	2018
Income from equity investees	$(20)	$(15)	$(12)
Amortization of trademarks and other intangible assets	13	17	11
Net periodic benefit cost(1)	10	14	—
Foreign exchange transaction (gains) losses, net	7	7	3
Asset impairment charges	2	—	1
Interest income	(2)	(3)	(6)
Indemnity settlement from past acquisition	(15)	—	—
Other	(5)	(17)	—
Total	$(10)	$3	$(3)

(1)	As a result of adopting ASU No. 2017-07, “Compensation-Retirement Benefits (ASC 715),” beginning in fiscal year 2019, net periodic benefit cost is recorded in Other (income) expense, net and in Cost of products sold, Selling and administrative expenses and Research and development costs prior to fiscal year 2019.

NOTE 16. INCOME TAXES

The provision for income taxes, by tax jurisdiction, consisted of the following for the fiscal years ended June 30:

	2020	2019	2018
Current
Federal	$171	$166	$177
State	32	24	34
Foreign	45	34	43
Total current	248	224	254
Deferred
Federal	13	(22)	(24)
State	(5)	(1)	3
Foreign	(10)	3	(2)
Total deferred	(2)	(20)	(23)
Total	$246	$204	$231

The components of Earnings before income taxes, by tax jurisdiction, consisted of the following for the fiscal years ended June 30:

	2020	2019	2018
United States	$1,041	$912	$963
Foreign	144	112	91
Total	$1,185	$1,024	$1,054

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Appendix B

NOTE 16. INCOME TAXES (Continued)

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate on operations follows for the fiscal years ended June 30:

	2020	2019	2018
Statutory federal tax rate	21.0%	21.0%	28.1%
State taxes (net of federal tax benefits)	1.7	1.7	2.4
Tax differential on foreign earnings	0.9	1.0	1.2
Federal domestic manufacturing deduction	—	—	(1.8)
Federal excess tax benefits	(2.4)	(2.3)	(1.7)
Reversals of deferred taxes related to foreign unremitted earnings	—	—	(2.6)
Remeasurement of deferred taxes	—	0.1	(3.1)
Other differences	(0.4)	(1.7)	(0.7)
Effective tax rate	20.8%	19.8%	21.8%

The Tax Act was signed into law by the President of the United States on December 22, 2017. The Tax Act made significant changes to U.S. tax law, and included a reduction of U.S. corporation statutory income tax rates from 35% to 21%, effective January 1, 2018. Under the Tax Act, the Company was subject to an average federal statutory tax rate of 28.1% for its fiscal year ended June 30, 2018. The Company’s federal statutory tax rate was 21.0% beginning in July 2018 for the fiscal year ended June 30, 2019. The Tax Act also included, among other things, a one-time transition tax on accumulated foreign earnings and the adoption of a modified territorial approach to the taxation of future foreign earnings.

During the second quarter of fiscal year 2018, the Company made reasonable estimates of the impacts of the Tax Act and initially recorded total benefits of $81 as provisional, as defined in Staff Accounting Bulletin No. 118, as follows:

Adjustments
One-time net deferred tax liability reduction	$60
One-time transition tax	(7)
Net total one-time tax benefit	53
Beneficial year-to-date current taxable income impact	28
Total tax benefits	$81

As of December 31, 2018, the Company completed its accounting for all of the enactment-date income tax effects of the Tax Act. Cumulative measurement adjustments through the second quarter of fiscal year 2019 were insignificant.

Per U.S. GAAP, foreign withholding taxes are provided on unremitted foreign earnings that are not indefinitely reinvested at the time the earnings are generated. The Company regularly reviews and assesses whether there are any changes to its indefinite reinvestment assertion. Through the second quarter of fiscal year 2018, the Company had determined that the undistributed earnings of a number of its foreign subsidiaries were indefinitely reinvested. When the Tax Act was passed into law in December 2017, it significantly reduced the cost of U.S. repatriation. In the third quarter of fiscal year 2018, the Company concluded an analysis wherein it determined that none of the undistributed earnings of its foreign subsidiaries were indefinitely reinvested. As a result, the Company is providing foreign withholding taxes on the undistributed earnings of all foreign subsidiaries where applicable. These withholding taxes had no significant impact on the Company’s consolidated results.

B-56	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

NOTE 16. INCOME TAXES (Continued)

The components of net deferred tax assets (liabilities) as of June 30 are shown below:

	2020	2019
Deferred tax assets
Compensation and benefit programs	$119	$100
Net operating loss and tax credit carryforwards	84	87
Operating and finance lease liabilities	75	—
Accruals and reserves	38	41
Basis difference related to the Venture Agreement	19	19
Inventory costs	16	22
Other	18	21
Subtotal	369	290
Valuation allowance	(38)	(44)
Total deferred tax assets	331	246
Deferred tax liabilities
Fixed and intangible assets	(256)	(236)
Lease right-of-use assets	(68)	—
Low-income housing partnerships	(9)	(13)
Other	(24)	(18)
Total deferred tax liabilities	(357)	(267)
Net deferred tax assets (liabilities)	$(26)	$(21)

The Company reviews its deferred tax assets for recoverability on a quarterly basis. A valuation allowance is established when the Company believes that it is more likely than not that some portion of its deferred tax assets will not be realized. Valuation allowances have been provided to reduce deferred tax assets to amounts considered recoverable. Details of the valuation allowance were as follows as of June 30:

	2020	2019	2018
Valuation allowance at beginning of year	$(44)	$(43)	$(40)
Net decrease/(increase) for other foreign deferred tax assets	1	—	—
Net decrease/(increase) for foreign net operating loss carryforwards and tax credits	5	(1)	(3)
Valuation allowance at end of year	$(38)	$(44)	$(43)

As of June 30, 2020, the Company had foreign tax credit carryforwards of $32 for U.S. income tax purposes with expiration dates between fiscal years 2024 and 2030. Tax credit carryforwards in U.S. jurisdictions of $1 have expiration dates between fiscal year 2020 and 2029. Tax credit carryforwards in U.S. jurisdictions of $2 can be carried forward indefinitely. Tax credit carryforwards in foreign jurisdictions of $26 can be carried forward indefinitely. Tax benefits from foreign net operating loss carryforwards of $16 have expiration dates between fiscal years 2021 and 2036. Tax benefits from foreign net operating loss carryforwards of $7 can be carried forward indefinitely.

The Company files income tax returns in the U.S. federal and various state, local and foreign jurisdictions. The federal statute of limitations has expired for all tax years through June 30, 2015. Various income tax returns in state and foreign jurisdictions are currently in the process of examination.

The Company recognizes interest and penalties related to uncertain tax positions as a component of income tax expense. As of June 30, 2020 and 2019, the total balance of accrued interest and penalties related to uncertain tax positions was $2 and $4, respectively. Interest and penalties related to uncertain tax positions included in income tax expense resulted in a net benefit of $2 in fiscal year 2020, a net benefit of $1 in fiscal year 2019, and a net expense of $1 in fiscal year 2018.

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THE CLOROX COMPANY - 2020 Proxy Statement	B-57

Appendix B

NOTE 16. INCOME TAXES (Continued)

The following is a reconciliation of the beginning and ending amounts of the Company’s gross unrecognized tax benefits:

	2020	2019	2018
Unrecognized tax benefits at beginning of year	$31	$47	$40
Gross increases - tax positions in prior periods	1	2	2
Gross decreases - tax positions in prior periods	(11)	(20)	(1)
Gross increases - current period tax positions	4	6	8
Gross decreases - current period tax positions	—	—	—
Lapse of applicable statute of limitations	(1)	(3)	(2)
Settlements	(2)	(1)	—
Unrecognized tax benefits at end of year	$22	$31	$47

Included in the balance of unrecognized tax benefits as of June 30, 2020, 2019 and 2018, were potential benefits of $17, $23 and $33, respectively, which if recognized, would affect the effective tax rate. Unrecognized tax benefits are not expected to significantly increase or decrease within the next 12 months.

During the year ended June 30, 2019, new facts and circumstances warranted the recognition of previously unrecognized federal, state, and foreign income tax benefits from prior years. The benefits that were recognized in the prior year were not material for any one jurisdiction or any one tax position.

NOTE 17. EMPLOYEE BENEFIT PLANS

Retirement Income Plans

The Company has various retirement income plans for eligible domestic and international employees. As of June 30, 2020 and 2019, the domestic retirement income plans were frozen for most participants, and the benefits of the domestic retirement income plans were generally based on either employee years of service and compensation or a stated dollar amount per year of service.

The Company contributed $13, $63 and $21 to its domestic retirement income plans during fiscal years 2020, 2019 and 2018, respectively. The Company’s funding policy is to contribute amounts sufficient to meet benefit payments and minimum funding requirements as set forth in employee benefit tax laws plus additional amounts as the Company may determine to be appropriate.

Retirement Health Care Plans

The Company provides certain health care benefits for employees who meet age, participation and length of service requirements at retirement. The plans pay stated percentages of covered expenses after annual deductibles have been met or stated reimbursements up to a specified dollar subsidy amount. Benefits paid take into consideration payments by Medicare for the domestic plan. The plans are funded as claims are paid, and the Company has the right to modify or terminate certain plans.

B-58	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

NOTE 17. EMPLOYEE BENEFIT PLANS (Continued)

Benefit Obligation and Funded Status

Summarized information for the Company’s retirement income and retirement health care plans as of and for the fiscal years ended June 30 is as follows:

	Retirement Income		Retirement Health Care
	2020	2019	2020	2019
Change in benefit obligations:
Benefit obligation as of beginning of year	$604	$593	$34	$38
Service cost	1	1	—	—
Interest cost	20	23	1	2
Actuarial loss (gain)	43	26	4	(3)
Plan amendments	—	—	—	—
Translation and other adjustments	(1)	—	—	—
Benefits paid	(39)	(39)	(3)	(3)
Benefit obligation as of end of year	628	604	36	34
Change in plan assets:
Fair value of assets as of beginning of year	485	420	—	—
Actual return on plan assets	48	41	—	—
Employer contributions	13	63	3	3
Benefits paid	(39)	(39)	(3)	(3)
Translation and other adjustments	—	—	—	—
Fair value of plan assets as of end of year	507	485	—	—
Accrued benefit cost, net funded status	$(121)	$(119)	$(36)	$(34)
Amount recognized in the balance sheets consists of:
Pension benefit assets	$52	$48	$—	$—
Current accrued benefit liability	(11)	(12)	(2)	(2)
Non-current accrued benefit liability	(162)	(155)	(34)	(32)
Accrued benefit cost, net	$(121)	$(119)	$(36)	$(34)

For the retirement income plans, the benefit obligation is the projected benefit obligation. For the retirement health care plan, the benefit obligation is the accumulated benefit obligation (ABO).

The ABO for all retirement income plans was $626, $603 and $592 as of June 30, 2020, 2019 and 2018, respectively.

Retirement income plans with ABO in excess of plan assets as of June 30 were as follows:

	ABO Exceeds the Fair Value of Plan Assets
	2020	2019
Projected benefit obligation	$172	$167
Accumulated benefit obligation	170	166
Fair value of plan assets	—	—

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THE CLOROX COMPANY - 2020 Proxy Statement	B-59

Appendix B

NOTE 17. EMPLOYEE BENEFIT PLANS (Continued)

Net Periodic Benefit Cost

The net cost of the retirement income and health care plans for the fiscal years ended June 30 included the following components:

	Retirement Income			Retirement Health Care
	2020	2019	2018	2020	2019	2018
Service cost	$1	$1	$1	$—	$—	$—
Interest cost	20	23	23	1	2	2
Expected return on plan assets	(19)	(18)	(19)	—	—	—
Amortization of unrecognized items	10	9	10	(3)	(3)	(3)
Total	$12	$15	$15	$(2)	$(1)	$(1)

As a result of adopting ASU No. 2017-07, “Compensation-Retirement Benefits (ASC 715),” effective July 1, 2018, net periodic benefit cost is reflected in Other (income) expense, net, for fiscal year 2019 and thereafter, and in Cost of products sold, Selling and administrative expenses and Research and development costs prior to fiscal year 2019.

Items not yet recognized as a component of postretirement expense as of June 30, 2020, consisted of:

	Retirement Income	Retirement Health Care
Net actuarial loss (gain)	$240	$(13)
Prior service benefit	—	(1)
Net deferred income tax (assets) liabilities	(58)	4
Accumulated other comprehensive loss (income)	$182	$(10)

Net actuarial loss (gain) recorded in Accumulated other comprehensive net (loss) income for the fiscal year ended June 30, 2020, included the following:

	Retirement Income	Retirement Health Care
Net actuarial loss (gain) as of beginning of year	$236	$(18)
Amortization during the year	(10)	3
Loss (gain) during the year	14	2
Net actuarial loss (gain) as of end of year	$240	$(13)

The Company uses the straight-line amortization method for unrecognized prior service costs and benefits. In fiscal year 2021, the Company expects to recognize, on a pre-tax basis, $10 of the net actuarial loss as a component of net periodic benefit cost for the retirement income plans. In addition, in fiscal year 2021, the Company expects to recognize, on a pre-tax basis, $2 of the net actuarial gain as a component of net periodic benefit cost for the retirement health care plans.

B-60	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

NOTE 17. EMPLOYEE BENEFIT PLANS (Continued)

Assumptions

Weighted-average assumptions used to estimate the actuarial present value of benefit obligations were as follows as of June 30:

	Retirement Income		Retirement Health Care
	2020	2019	2020	2019
Discount rate	2.45%	3.41%	2.51%	3.35%
Rate of compensation increase	2.92%	2.86%	n/a	n/a

Weighted-average assumptions used to estimate the retirement income and retirement health care costs were as follows as of June 30:

	Retirement Income
	2020	2019	2018
Discount rate	3.41%	4.10%	3.70%
Rate of compensation increase	2.86%	2.87%	2.83%
Expected return on plan assets	3.95%	4.33%	4.43%

	Retirement Health Care
	2020	2019	2018
Discount rate	3.35%	4.01%	3.66%

The expected long-term rate of return assumption is based on an analysis of historical experience of the portfolio and the summation of prospective returns for each asset class in proportion to the fund’s current asset allocation.

Expected Benefit Payments

Expected benefit payments for the Company’s retirement income and retirement health care plans as of June 30, 2020, were as follows:

	Retirement Income	Retirement Health Care
2021	$38	$2
2022	53	2
2023	36	2
2024	37	2
2025	36	2
Fiscal years 2026 through 2030	179	10

Expected benefit payments are based on the same assumptions used to measure the benefit obligations and include estimated future employee service.

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THE CLOROX COMPANY - 2020 Proxy Statement	B-61

Appendix B

NOTE 17. EMPLOYEE BENEFIT PLANS (Continued)

Plan Assets

The target allocations and weighted average asset allocations by asset category of the investment portfolio for the Company’s domestic retirement income plans as of June 30 were:

	% Target Allocation		% of Plan Assets
	2020	2019	2020	2019
U.S. equity	5%	9%	5%	9%
International equity	5%	8%	5%	8%
Fixed income	90%	83%	90%	83%
Other	—%	—%	—%	—%
Total	100%	100%	100%	100%

The target asset allocation is determined based on the optimal balance between risk and return and, at times, may be adjusted to achieve the plan’s overall investment objective to generate sufficient resources to pay current and projected plan obligations over the life of the domestic retirement income plan.

The following table sets forth by level within the fair value hierarchy, the retirement income plans’ assets carried at fair value as of June 30:

	2020
	Level 1	Level 2	Total
Cash equivalents	$3	$—	$3
Total assets in the fair value hierarchy	$3	$—	$3
Common collective trusts measured at net asset value
Bond funds			$444
International equity funds			36
Domestic equity funds			23
Real estate fund			1
Total common collective trusts measured at net asset value			504
Total assets at fair value			$507

	2019
	Level 1	Level 2	Total
Cash equivalents	$2	$—	$2
Total assets in the fair value hierarchy	$2	$—	$2
Common collective trusts measured at net asset value
Bond funds			$393
International equity funds			50
Domestic equity funds			39
Real estate fund			1
Total common collective trusts measured at net asset value			483
Total assets at fair value			$485

The carrying value of cash equivalents approximated their aggregate fair value as of June 30, 2020 and 2019.

Common collective trust funds are not publicly traded and were valued at a net asset value unit price determined by the portfolio’s sponsor based on the fair value of underlying assets held by the common collective trust fund on June 30, 2020 and 2019.

B-62	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

NOTE 17. EMPLOYEE BENEFIT PLANS (Continued)

The common collective trusts are invested in various trusts that attempt to achieve their investment objectives by investing primarily in other collective investment funds that have characteristics consistent with each trust’s overall investment objective and strategy.

Defined Contribution Plans

The Company has various defined contribution plans for eligible domestic and international employees. The aggregate cost of the domestic defined contribution plans was $54, $49 and $47 in fiscal years 2020, 2019 and 2018, respectively. The aggregate cost of the international defined contribution plans was $4, $4 and $3 for the fiscal years ended June 30, 2020, 2019 and 2018, respectively.

NOTE 18. SEGMENT REPORTING

The Company operates through SBUs which are also the Company’s operating segments. These SBUs are then aggregated into four reportable segments. In the fourth quarter of fiscal year 2020, the Company realigned its reportable segments following operational and systems integration. The Digestive Health and Dietary Supplements SBUs, previously included in the Household and Lifestyle reportable segments, respectively, were combined into a new Vitamins, Minerals and Supplements SBU, and the Home Care and Laundry SBUs, previously included in the Cleaning reportable segment, were combined to create the Cleaning SBU. These newly established SBUs, along with the Professional Products SBU, now make up the new Health and Wellness reportable segment due to their shared economic and qualitative characteristics. All periods presented have been recast to reflect this change. The four reportable segments consist of the following:

●	Health and Wellness consists of cleaning products, professional products, and vitamins, minerals and supplement products mainly marketed and sold in the U.S. Products within this segment include cleaning products such as laundry additives, including bleach products under the Clorox® brand and Clorox 2® stain fighter and color booster; home care products, primarily under the Clorox®, Clorox® Scentiva®, Formula 409®, Liquid-Plumr®, Pine-Sol® and Tilex® brands; professional cleaning and disinfecting products under the CloroxPro™, Clorox Healthcare®, and Clorox® Total 360® brands and professional food service products under the Hidden Valley® brand; and vitamins, minerals and supplement products under the RenewLife®, Rainbow Light®, Natural Vitality®, NeoCell® and Stop Aging Now® brands.

●	Household consists of grilling products; bags and wraps; and cat litter products marketed and sold in the U.S. Products within this segment include grilling products under the Kingsford® and Kingsford® Match Light® brands; bags and wraps under the Glad® brand; and cat litter products under the Fresh Step®, Scoop Away® and Ever Clean® brands.

●	Lifestyle consists of food products, water-filtration systems and filters, and natural personal care products marketed and sold in the U.S. Products within this segment include dressings and sauces, primarily under the Hidden Valley® brand; water-filtration systems and filters under the Brita® brand; and natural personal care products under the Burt’s Bees® brand.

●	International consists of products sold outside the U.S. Products within this segment include laundry additives; home care products; water-filtration systems and filters; digestive health products; grilling products; cat litter products; food products; bags and wraps; natural personal care products; and professional cleaning and disinfecting products primarily under the Clorox®, Ayudin®, Clorinda®, Poett®, Pine-Sol®, Glad®, Brita®, RenewLife®, Ever Clean® and Burt’s Bees® brands.

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THE CLOROX COMPANY - 2020 Proxy Statement	B-63

Appendix B

NOTE 18. SEGMENT REPORTING (Continued)

Certain non-allocated administrative costs, interest income, interest expense and various other non-operating income and expenses are reflected in Corporate. Corporate assets include cash and cash equivalents, prepaid expenses and other current assets, property and equipment, operating lease right-of-use assets, other long-term assets and deferred taxes.

	Fiscal Year	Health and Wellness	Household	Lifestyle	International	Corporate	Total Company
Net sales	2020	$2,749	$1,795	$1,154	$1,023	$—	$6,721
	2019	2,422	1,774	1,048	970	—	6,214
	2018	2,223	1,849	1,024	1,028	—	6,124
Earnings (losses) before income taxes	2020	766	347	320	116	(364)	1,185
	2019	570	337	264	96	(243)	1,024
	2018	550	384	253	84	(217)	1,054
Income from equity investees included in Other (income) expense, net	2020	—	—	—	20	—	20
	2019	—	—	—	15	—	15
	2018	—	—	—	12	—	12
Total assets	2020	2,145	810	956	1,010	1,292	6,213
	2019	1,958	806	943	1,027	382	5,116
Capital expenditures	2020	72	94	46	20	22	254
	2019	63	80	26	26	11	206
	2018	61	72	22	33	6	194
Depreciation and amortization	2020	64	65	22	22	7	180
	2019	66	64	20	25	5	180
	2018	54	62	21	24	5	166
Significant non-cash charges included in earnings (losses) before income taxes:
Stock-based compensation	2020	13	9	6	1	21	50
	2019	15	11	7	1	9	43
	2018	14	11	7	1	20	53

All intersegment sales are eliminated and are not included in the Company’s reportable segments’ net sales.

Net sales to the Company’s largest customer, Walmart Stores, Inc. and its affiliates, were 25%, 25% and 26% of consolidated net sales for each of the fiscal years ended June 30, 2020, 2019 and 2018, respectively, and occurred across all of the Company’s reportable segments. No other customers accounted for 10% or more of the Company’s consolidated net sales in any of these fiscal years.

B-64	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

NOTE 18. SEGMENT REPORTING (Continued)

The following table provides Net sales as a percentage of the Company’s consolidated net sales, disaggregated by SBU under the new reporting structure, for the fiscal years ended June 30:

	2020	2019	2018
Cleaning	30%	28%	28%
Professional Products	7%	6%	6%
Vitamins, Minerals and Supplements	4%	5%	3%
Health and Wellness	41%	39%	37%
Bags and Wraps	12%	13%	14%
Cat Litter	7%	7%	7%
Grilling	8%	8%	9%
Household	27%	28%	30%
Food Products	9%	9%	9%
Natural Personal Care	4%	5%	4%
Water Filtration	4%	3%	3%
Lifestyle	17%	17%	16%
International	15%	16%	17%
Total	100%	100%	100%

During fiscal year 2020, the Company’s Charcoal SBU within the Household reportable segment was renamed the Grilling SBU to reflect a broader strategic view of the category. There has been no change to the composition of the Grilling SBU or the Household reportable segment; therefore, no prior periods were restated.

The Company’s products are marketed and sold globally. The following table provides the Company’s global product lines, which were sold in the U.S. (including the Professional Products SBU) and International, that accounted for 10% or more of consolidated net sales for the fiscal years ended June 30:

	2020	2019	2018
Cleaning products	43%	40%	41%
Bags and wraps	15%	16%	18%
Food products	10%	10%	10%
Grilling products	8%	9%	10%

Net sales and property, plant and equipment, net, by geographic area for and as of the fiscal years ended June 30 were as follows:

	Fiscal Year	United States	Foreign	Total Company
Net sales	2020	$5,725	$996	$6,721
	2019	5,281	933	6,214
	2018	5,135	989	6,124
Property, plant and equipment, net	2020	1,005	98	1,103
	2019	929	105	1,034

NOTE 19. RELATED PARTY TRANSACTIONS

The Company holds various equity investments with ownership percentages of up to 50% in a number of consumer products businesses, most of which operate outside the United States. The equity investments, presented in Other assets and accounted for under the equity method, were $62 and $57 as of the fiscal years ended June 30, 2020 and 2019, respectively. The Company has no ongoing capital commitments, loan requirements, guarantees or any other types of arrangements under the terms of its agreements that would require any future cash contributions or disbursements arising out of an equity investment.

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Appendix B

NOTE 19. RELATED PARTY TRANSACTIONS (Continued)

Transactions with the Company’s equity investees typically represent payments for contract manufacturing and purchases of raw materials. Payments to related parties, including equity investees, for such transactions during the fiscal years ended June 30, 2020, 2019 and 2018 were $55, $56 and $55, respectively. Receipts from and ending accounts receivable and payable balances related to the Company’s related parties were not significant during or as of the end of each of the fiscal years presented.

NOTE 20. SUBSEQUENT EVENT

On July 9, 2020, the Company increased its investment in each of the two entities comprising its joint venture in the Kingdom of Saudi Arabia for a total purchase price of approximately $100. The joint venture offers customers in the Gulf region a range of cleaning and disinfecting products. The Company has previously accounted for its 30 percent investment of $27 and $25 as of June 30, 2020 and 2019, respectively, under the equity method of accounting. Subsequent to the closing of this transaction, the Company’s total ownership interest in each of the entities increased to 51 percent. The Company will consolidate this joint venture into the Company's consolidated financial statements from the date of acquisition and reflect the operations and expected goodwill and intangible assets within the International reportable segment. The equity and income attributable to the other joint venture owners will be recorded and presented as noncontrolling interests. As a result of this transaction, the carrying value of the Company’s previously held equity investment will be remeasured to fair value, which is expected to result in a significant non-recurring, non-cash gain to be recorded in Other (income) expense, net.

The Company is currently in the process of finalizing the accounting for the increased investment and expects to record the transaction in the first quarter of fiscal year 2021, including the remeasurement of the previously held equity investment as well as the allocations of the purchase consideration to the assets acquired and liabilities assumed, the preexisting license arrangements between the Company and the joint venture, and valuations of the noncontrolling interests in the joint venture. Pro forma results reflecting this transaction will not be presented because it is not significant to the Company's consolidated financial results.

NOTE 21. UNAUDITED QUARTERLY DATA

	Quarters Ended
Dollars in millions, except per share data	September 30	December 31	March 31	June 30	Full Year
Fiscal year ended June 30, 2020
Net sales	$1,506	$1,449	$1,783	$1,983	$6,721
Cost of products sold	$843	$810	$951	$1,054	$3,658
Net earnings	$203	$185	$241	$310	$939
Net earnings per share:
Basic net earnings per share	$1.61	$1.48	$1.92	$2.45	$7.46
Diluted net earnings per share	$1.59	$1.46	$1.89	$2.41	$7.36
Dividends declared per share	$1.06	$1.06	$1.06	$1.11	$4.29

Fiscal year ended June 30, 2019
Net sales	$1,563	$1,473	$1,551	$1,627	$6,214
Cost of products sold	$885	$830	$878	$893	$3,486
Net earnings	$210	$182	$187	$241	$820
Net earnings per share:
Basic net earnings per share	$1.65	$1.42	$1.46	$1.91	$6.42
Diluted net earnings per share	$1.62	$1.40	$1.44	$1.88	$6.32
Dividends declared per share	$0.96	$0.96	$0.96	$1.06	$3.94

B-66	THE CLOROX COMPANY - 2020 Proxy Statement

Appendix B

FIVE-YEAR FINANCIAL SUMMARY
The Clorox Company

	Years ended June 30
Dollars in millions, except per share data	2020	2019	2018	2017	2016
OPERATIONS
Net sales	$6,721	$6,214	$6,124	$5,973	$5,761
Gross profit	3,063	$2,728	$2,675	$2,671	$2,598
Earnings from continuing operations	$939	$820	$823	$703	$648
(Losses) earnings from discontinued operations, net of tax	—	—	—	(2)	—
Net earnings	$939	$820	$823	$701	$648
COMMON STOCK
Earnings per share
Continuing operations
Basic	$7.46	$6.42	$6.37	$5.45	$5.01
Diluted	7.36	6.32	6.26	5.35	4.92
Dividends declared per share	4.29	3.94	3.60	3.24	3.11

	As of June 30
Dollars in millions	2020	2019	2018	2017	2016
OTHER DATA
Total assets(1) (2)	$6,213	$5,116	$5,060	$4,573	$4,510
Long-term debt(1)	2,780	2,287	2,284	1,391	1,789

(1)	Amounts for the fiscal years ended June 30, 2016 have been retrospectively adjusted to conform to the presentation of debt issuance costs required by ASU No. 2015-03, “Interest - Imputation of Interest (ASC 835-30): Simplifying the Presentation of Debt Issuance Costs.”
(2)	As a result of adopting ASU No. 2016-02, “Leases (ASC 842),” the Company has included operating right-of-use assets within Total assets as of June 30, 2020. See Note 1 for more information.

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Appendix B

THE CLOROX COMPANY
RECONCILIATION OF ECONOMIC PROFIT (UNAUDITED)(1)

Dollars in millions	FY20	FY19	FY18
Earnings before income taxes	$1,185	$1,024	$1,054
Add back:
Non-cash U.S. GAAP restructuring and intangible asset impairment charges	2	2	2
Interest expense	99	97	85
Earnings before income taxes, non-cash U.S. GAAP restructuring and intangible asset impairment charges, and interest expense	1,286	1,123	$1,141
Less:
Income taxes on earnings before income taxes, non-cash U.S. GAAP restructuring and intangible asset impairment charges and interest expense(2)	267	222	249
Adjusted after tax profit	1,019	901	892
Average capital employed(3)	3,478	3,231	2,977
Less: Capital charge(4)	313	291	268
Economic profit(1) (Adjusted after tax profit less capital charge)	$706	$610	$624

(1)	Economic profit (EP) is defined by the Company as earnings before income taxes, excluding non-cash U.S. GAAP restructuring and intangible asset impairment charges, and interest expense; less income taxes (calculated utilizing the Company’s effective tax rate), and less a capital charge (calculated as average capital employed multiplied by a cost of capital rate). EP is a key financial metric that the Company’s management uses to evaluate business performance and allocate resources, and is a component in determining employee incentive compensation. The Company’s management believes EP provides additional perspective to investors about financial returns generated by the business and represents profit generated over and above the cost of capital used by the business to generate that profit.
(2)	The tax rate applied is the effective tax rate on earnings, which was 20.8%, 19.8% and 21.8% in fiscal years 2020, 2019 and 2018, respectively.
(3)	Total capital employed represents total assets less non-interest bearing liabilities. Adjusted capital employed represents total capital employed adjusted to add back current year after tax noncash U.S. GAAP restructuring and intangible asset impairment charges. Average capital employed is the average of adjusted capital employed for the current year and total capital employed for the prior year, based on year-end balances. See below for details of the average capital employed calculation.
(4)	Capital charge represents average capital employed multiplied by a cost of capital, which was 9% for all fiscal years presented. The calculation of capital charge includes the impact of rounding numbers.

Dollars in millions	FY20	FY19	FY18
Total assets	$6,213	$5,116	$5,060
Less:
Accounts payable and accrued liabilities(5)	1,327	1,033	1,000
Current operating lease liabilities	64	—	—
Income taxes payable	25	9	—
Long-term operating lease liabilities	278	—	—
Other liabilities(5)	755	774	778
Deferred income taxes	62	50	72
Non-interest bearing liabilities	2,511	1,866	1,850
Total capital employed	3,702	3,250	3,210
Add back:
After tax non-cash U.S. GAAP restructuring and intangible asset impairment charges	2	1	1
Adjusted capital employed	$3,704	$3,251	$3,211
Average capital employed	$3,478	$3,231	$2,977

(5)	Accounts payable and accrued liabilities and Other liabilities are adjusted to exclude interest-bearing liabilities.

B-68	THE CLOROX COMPANY - 2020 Proxy Statement

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Online
Before the meeting: Go to www.envisionreports.com/CLX or scan the QR code — login details are located in the shaded bar below.

During the meeting: Go to www.meetingcenter.io/246179169 - login details are located in the shaded bar below. The password for the meeting is CLX 2020.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Annual Meeting Proxy Card
▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	The Board of Directors recommends a vote FOR the election of each of the following director nominees:
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Amy Banse	☐	☐	☐	06 - A.D. David Mackay	☐	☐	☐	11 - Pamela Thomas-Graham	☐	☐	☐
02 - Richard H. Carmona	☐	☐	☐	07 - Paul Parker	☐	☐	☐	12 - Russell Weiner	☐	☐	☐
03 - Benno Dorer	☐	☐	☐	08 - Linda Rendle	☐	☐	☐	13 - Christopher J. Williams	☐	☐	☐
04 - Spencer C. Fleischer	☐	☐	☐	09 - Matthew J. Shattock	☐	☐	☐
05 - Esther Lee	☐	☐	☐	10 - Kathryn Tesija	☐	☐	☐

B	The Board of Directors recommends a vote FOR Proposal 2.
	For	Against	Abstain
2. Advisory Vote to Approve Executive Compensation.	☐	☐	☐

D	The Board of Directors recommends a vote FOR Proposal 4.
	For	Against	Abstain
4. Approval of the Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Provision.	☐	☐	☐

C	The Board of Directors recommends a vote FOR Proposal 3.
	For	Against	Abstain
3. Ratification of the Selection of Ernst & Young LLP as the Clorox Company’s Independent Registered Public Accounting Firm.	☐	☐	☐

Shareholders also will consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement.

03BJ9C

The 2020 Annual Meeting of Shareholders of The Clorox Company will be held on
Wednesday, November 18, 2020 at 9:00 A.M. PST, virtually via the internet at www.meetingcenter.io/246179169.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — CLX2020.

The Notice of Annual Meeting, Proxy Statement and 2020 Integrated Annual Report — Executive Summary are available at www.envisionreports.com/CLX.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CLX

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The Clorox Company

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CLOROX COMPANY

ANNUAL MEETING OF SHAREHOLDERS — NOVEMBER 18, 2020

The stockholder(s) whose signature(s) appear(s) on the reverse side hereby appoint(s) Linda Rendle, Kevin Jacobsen and Laura Stein, and each of them individually, as proxies, each with full power of substitution, to vote as designated on the reverse side of this ballot, all of the shares of common stock of The Clorox Company that the stockholder(s) whose signature(s) appear(s) on the reverse side would be entitled to vote, if personally present, at the Annual Meeting of Shareholders to be held at 9:00 a.m., Pacific time on Wednesday, November 18, 2020 and any adjournment or postponement thereof. A majority of said proxies, including any substitutes, or if only one of them be present, then that one, may exercise all of the powers of said proxies hereunder.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). WHEN PROPERLY EXECUTED AND IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.

If any other matters properly come before the meeting, or any adjournment or postponement thereof, the persons named in this proxy will vote in their discretion.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Items to be voted appear on reverse side)
E	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
F	Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.